SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               January 15, 2003
         ------------------------------------------------------------
               Date of Report (Date of earliest event reported)



                               Primary PDC, Inc.
         ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Delaware                       1-4085                 04-1734655
     ---------------------            ----------------       ------------------
(State or other jurisdiction of       (Commission File        (I.R.S. Employer
incorporation or organization)             Number)           Identification No.)



                1265 Main Street, Waltham, Massachusetts  02415
               ---------------------------------------------------
              (Address of principal executive offices)  (Zip Code)



                                 781-386-2000
               ---------------------------------------------------
             (Registrant's telephone number, including area code)



                             POLAROID CORPORATION
               ---------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

As previously reported to the Commission, on October 12, 2001, Polaroid Corporation and its U.S. subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Code"). The filings were made in the United States Bankruptcy Court for the District of Delaware (the "Court") in Wilmington, Delaware.

On January 15, 2003, Primary PDC, Inc., formerly known as Polaroid Corporation (the "Company"), and its U.S. subsidiaries filed with the Court a Disclosure Statement with Respect to Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation) and its Debtor Subsidiaries and the Official Committee of Unsecured Creditors, a copy of which is attached hereto as Exhibit 99.1.


Item 7(c).  Exhibits

Exhibit 99.1 Disclosure Statement with Respect to Amended Joint Plan of Reorganization of Primary PDC, Inc. (f/k/a Polaroid Corporation) and its Debtor Subsidiaries and the Official Committee of Unsecured Creditors

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PRIMARY PDC, INC.
                                                (Registrant)


                                             By:  /s/ Kevin Pond
                                                 ----------------------
                                                 Kevin Pond
                                                 President

Dated: January 21, 2003

                                                                   EXHIBIT 99.1


                   IN THE UNITED STATES BANKRUPTCY COURT

                        FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - - - - - - - -x
                                         :
In re:                                   : Chapter 11
                                         :
POLAROID CORPORATION,                    : Case No. 01-10864 (PJW)
         et al.,                         :
                                         : Jointly Administered
                           Debtors.      :
                                         :
                                         :
- - - - - - - - - - - - - - - - - - - -- x


                  NOTICE OF FILING OF DISCLOSURE STATEMENT
                   WITH RESPECT TO AMENDED JOINT PLAN OF
                    REORGANIZATION OF PRIMARY PDC, INC.
                    (f/k/a POLAROID CORPORATION) AND ITS
                    DEBTOR SUBSIDIARIES AND THE OFFICIAL
                      COMMITTEE OF UNSECURED CREDITORS


          PLEASE TAKE NOTICE that on January 15, 2003, the above-captioned debtors and debtors-in-possession (the "Debtors") filed the Disclosure

Statement with Respect to Amended Joint Plan of Reorganization of Primary

PDC, Inc. (f/k/a Polaroid Corporation) and its Debtor Subsidiaries and the

Official Committee of Unsecured Creditors.

Dated:   Wilmington, Delaware
         January 15, 2003





                                      /s/ Mark L. Desgrosseilliers
                                      ---------------------------------------
                                      Gregg M. Galardi (I.D. No. 2991)
                                      Eric M. Davis (I.D. No. 3621)
                                      Mark L. Desgrosseilliers (I.D. No. 4083)
                                      SKADDEN, ARPS, SLATE, MEAGHER
                                               & FLOM LLP
                                      One Rodney Square
                                      P.O. Box 636
                                      Wilmington, Delaware 19899
                                      (302) 651-3000


                                               - and -


                                      Eric W. Kaup
                                      SKADDEN, ARPS, SLATE, MEAGHER
                                          & FLOM (ILLINOIS)
                                      333 West Wacker Drive
                                      Chicago, Illinois  60606-1285
                                      (312) 407-0700

                                      Attorneys for Debtors and
                                      Debtors-in-Possession

                    IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

--------------------------------------------------x
                                                  :
                                                  :
In re:                                            :     Chapter 11
                                                  :
POLAROID CORPORATION, et al.,                     :     Case No. 01-10864 (PJW)
                           Debtors.               :
                                                  :     Jointly Administered
                                                  :
--------------------------------------------------x

          DISCLOSURE STATEMENT WITH RESPECT TO AMENDED JOINT PLAN OF
       REORGANIZATION OF PRIMARY PDC, INC. (f/k/a POLAROID CORPORATION)
          AND ITS DEBTOR SUBSIDIARIES AND THE OFFICIAL COMMITTEE OF
                             UNSECURED CREDITORS

Gregg M. Galardi (I.D. No. 2991)                      Brendan L. Shannon (I.D. No. 3136)
Eric M. Davis (I.D. No. 3621)                         Robert S. Brady (I.D. No. 2847)
Mark L. Desgrosseilliers (I.D. No. 4083)              Joseph A. Malfitano (I.D. No. 4020)
SKADDEN, ARPS, SLATE, MEAGHER                         YOUNG CONAWAY STARGATT
  & FLOM LLP                                            & TAYLOR, LLP
One Rodney Square                                     The Brandywine Building
P.O. Box 636                                          1000 West Street, 17th Floor
Wilmington, Delaware  19899-0636                      Wilmington, Delaware 19801
(302) 651-3000                                        (302)571-6600

         -and-                                                 -and-

Eric W. Kaup                                          Fred S. Hodara
SKADDEN, ARPS, SLATE, MEAGHER                         Philip C. Dublin
    & FLOM (ILLINOIS)                                 Nava Hazan
333 West Wacker Drive                                 AKIN GUMP STRAUSS HAUER
Chicago, Illinois  60606-1285                             & FELD LLP
(312) 407-0700                                        590 Madison Avenue
                                                      New York, New York 10022
                                                      (212) 872-1000
ATTORNEYS FOR DEBTORS AND                              ATTORNEYS FOR THE OFFICIAL
DEBTORS IN POSSESSION                                 COMMITTEE OF UNSECURED CREDITORS

Dated:        Wilmington, Delaware
              January 15, 2003

                                  DISCLAIMER

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT RELATES TO THE AMENDED JOINT PLAN OF REORGANIZATION (THE "PLAN") OF PRIMARY PDC, INC. (F/K/A/ POLAROID CORPORATION) AND ITS DEBTOR SUBSIDIARIES AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO MAKE A JUDGMENT WITH RESPECT TO, AND DETERMINE HOW TO VOTE ON, THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

         ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS THAT ARE ENTITLED TO VOTE ON THE PLAN ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUMMARIES OF THE PLAN AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, THE EXHIBITS ANNEXED TO THE PLAN, AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND RULE 3106(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER RULES GOVERNING DISCLOSURE OUTSIDE THE CONTEXT OF CHAPTER 11 OF THE BANKRUPTCY CODE. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THE DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZATION OR PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS.


                              EXECUTIVE SUMMARY

         Primary PDC, Inc. (f/k/a Polaroid Corporation) ("Polaroid") and certain of its subsidiaries and affiliates, debtors and debtors-in-possession (collectively, the "Debtors"), each filed petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. sections 101-1330 (as amended, the "Bankruptcy Code"), on October 12, 2001. On January 15, 2003, the Proponents filed the Plan which sets forth how Claims against and Interests in the Debtors will be treated. This Disclosure Statement describes the Debtors' history, significant events occurring in the Debtors' Chapter 11 Cases, a summary and analysis of the Plan, and certain related matters. This Executive Summary is intended solely as a summary of the distribution provisions of the Plan and is qualified in its entirety by the terms and provisions of the Plan. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY. Capitalized terms used in this Disclosure Statement and not otherwise defined herein have the meanings ascribed to them in the Plan.

A.       Summary of the Plan

         Under the Plan, on the Effective Date or as soon as is practicable thereafter, the members of the board of directors of each of the Subsidiary Debtors shall be deemed to have resigned and each of the Subsidiary Debtors shall be merged with and into Polaroid. After the Effective Date and in accord with the laws of the State of Delaware, Polaroid shall continue to exist as Reorganized Polaroid for the limited purpose of distributing the assets of the Debtors' estates to the various creditors of the Debtors. The Designated Representative of the Plan Administrator (discussed below) shall serve as the sole officer and sole director of Reorganized Polaroid. The Plan contemplates that as soon as is practicable after the Plan Administrator exhausts the assets of the Debtors' Estates by making the final distribution of Cash and Stock under the Plan and the Plan Administration Agreement, the Plan Administrator shall effectuate the dissolution of Reorganized Polaroid in accordance with the laws of Delaware and shall cause its Designated Representative to resign as the sole officer and director of Reorganized Polaroid.

         The Plan contemplates entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, (i) all Intercompany Claims by, between and among the Debtors shall be eliminated, (ii) all assets and liabilities of the Subsidiary Debtors shall be merged or treated as if they were merged with the assets and liabilities of Polaroid, (iii) any obligation of a Debtor and all guarantees thereof by one or more of the other Debtors shall be deemed to be one obligation of Polaroid, (iv) the Subsidiary Interests shall be cancelled, and (v) each Claim filed or to be filed against any Debtor shall be deemed filed only against Polaroid and shall be deemed a single Claim against and a single obligation of Polaroid. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect.

B.       Summary of Treatment of Claims and Interests Under the Plan

         As contemplated under the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified under the Plan. Under the Plan, Allowed Administrative Claims are to be paid in full on the Effective Date. See Article IV.D.1. for a summary of treatment proposed under the Plan for Administrative Claims and Priority Tax Claims.

         The table below summarizes the classification and treatment of the prepetition Claims and Interests under the Plan. For certain classes of Claims, estimated percentage recoveries are also set forth. Estimated recoveries have been estimated based upon a review by the Debtors' management of the books and records of the Debtors. For certain classes of Claims, the actual amounts of Allowed Claims could materially exceed or could be materially less than the estimated amounts shown in the table that follows. The Proponents do not anticipate having reviewed and analyzed all proofs of claim filed in these cases by the Confirmation Date. Estimated Claim amounts for each Class set forth below are based upon the Debtors' review of their books and records, and includes estimates of a number of Claims that are contingent, disputed and/or liquidated. Accordingly, for these reasons, no representations can be or are made with respect to whether the estimated percentage recoveries shown in the table below will actually be realized by the Holders of Allowed Claims in any particular Class.


Class Description                              Treatment under the Plan

Class 1 - Non-Tax Priority Claims              Class 1 consists of all Claims, other than
                                               Administrative Claims or Priority Tax Claims, that
                                               are entitled to priority in payment pursuant to
                                               section 507(a) of the Bankruptcy Code.

                                               On, or as soon as reasonably practicable after (i)
                                               the Distribution Date if such Non-Tax Priority Claim
                                               is an Allowed Non-Tax Priority Claim as of the
                                               Effective Date or (ii) the first Quarterly
                                               Distribution Date after the date such Non-Tax
                                               Priority Claim becomes an Allowed Non-Tax Priority
                                               Claim, each Holder of an Allowed Non-Tax Priority
                                               Claim shall receive in full satisfaction, settlement
                                               and release of and in exchange for such Allowed
                                               Non-Tax Priority Claim (A) Cash equal to the amount
                                               of such Allowed Non-Tax Priority Claim or (B) such
                                               other treatment as to which the Proponents or
                                               Reorganized Polaroid and the Holder of such Allowed
                                               Non-Tax Priority Claim have agreed upon in writing.
                                               Class 1 Claims are Unimpaired and therefore not
                                               entitled to vote on the Plan. Estimated percentage
                                               recovery: 100%.

Class 2 - Other Secured Claims                 Class 2 consists of Claims (other than Administrative
                                               Claims, Priority Tax Claims, or Non-Tax Priority
                                               Claims) that are secured by a lien on property in
                                               which a Debtor's Estate has an interest or that is
                                               subject to setoff under section 553 of the Bankruptcy
                                               Code, to the extent of the value of the Claim
                                               Holder's interest in the applicable Estate's interest
                                               in such property or to the extent of the amount
                                               subject to setoff, as applicable, as determined
                                               pursuant to section 506(a) of the Bankruptcy Code or,
                                               in the case of the setoff, pursuant to section 553 of
                                               the Bankruptcy Code.

Estimated Allowed Amount:                      On, or as soon as reasonably practicable after (i)
Approx.  $0                                    the Distribution Date if such Other Secured Claim is
                                               an Allowed Other Secured Claim as of the Effective
                                               Date, or (ii) the first Quarterly Distribution Date
                                               after the date such Other Secured Claim becomes an
                                               Allowed Other Secured Claim, each Holder of an
                                               Allowed Other Secured Claim shall receive in full
                                               satisfaction, settlement and release of and in
                                               exchange for such Allowed Other Secured Claim (A)
                                               Cash equal to the amount of such Allowed Other
                                               Secured Claim or (B) such other treatment as to which
                                               the Proponents or Reorganized Polaroid and the Holder
                                               of such Allowed Other Secured Claim have agreed upon
                                               in writing. Class 2 Claims are Unimpaired and
                                               therefore are not entitled to vote on the Plan.
                                               Estimated Percentage Recovery: 100%.

Class 3 - General Unsecured Claims             Class 3 consists of Claims that are not
                                               Administrative Claims, Priority Tax Claims, Non-Tax
                                               Priority Claims, Secured Claims, Other Secured
                                               Claims, Convenience Claims or Intercompany Claims.

Estimated Allowed Amount:                      On, or as soon as reasonably practicable after (i)
Approx. $1 billion - $1.3 billion              the Distribution Date if such General Unsecured Claim is
                                               an Allowed General Unsecured Claim as of the Effective
                                               Date or (ii) the first Quarterly Distribution Date after
                                               the date a Class 3 Claim becomes an Allowed Class 3 Claim, each Holder of an Allowed Class 3 Claim shall receive its
                                               Pro Rata share of the Initial Class 3 Distribution Amount.
                                               On each ensuing Quarterly Distribution Date, each Holder
                                               of an Allowed Class 3 Claim shall receive its Pro Rata
                                               share of the Quarterly Class 3 Distribution Amount.

                                               A Holder of an Allowed Class 3 General Unsecured
                                               Claim may also elect to make a Lump Sum Election as
                                               described in Section IV.D.3. herein and will be
                                               deemed to have made the Lump Sum Election unless such
                                               Holder appropriately marks its Ballot to the
                                               contrary.

                                               Class 3 Claims are Impaired and therefore are
                                               entitled to vote on the Plan. Estimated Percentage
                                               Recovery: 1.5% -3.5%.

Class 4 - Convenience Claims                   Class 4 consists of any Claim that would otherwise be
                                               classified as a Class 3 General Unsecured Claim, but
                                               is Allowed in an amount equal to or less than
                                               $25,000.00. On, or as soon as reasonably practicable
                                               after (a) the Distribution Date if such Convenience
                                               Claim is an Allowed Convenience Claim as of the
                                               Effective Date or (b) the first Quarterly
                                               Distribution Date after the date such Convenience
                                               Claim becomes an Allowed Convenience Claim, the
                                               Holder of an Allowed Convenience Claim shall receive
                                               its Pro Rata share of Cash in exchange for any Stock
                                               that would other wise have been distributed on
                                               account of such Allowed Convenience Claim.

                                               Class 4 Claims are Impaired and, therefore, are
                                               entitled to vote on the Plan. Estimated Percentage
                                               Recovery 1.5%-3.5%.

Class 5 - Intercompany Claims                  Class 5 consists of (a) any account reflecting
                                               intercompany book entries by one Debtor with respect
                                               to any other Debtor or (b) any Claim that is not
                                               reflected in such book entries and is held by a
                                               Debtor against any other Debtor.

                                               In connection with, and as a result of, the
                                               substantive consolidation of the Debtors' Estates and
                                               Chapter 11 Cases, on the Confirmation Date or such
                                               other date as may be set by an order of the
                                               Bankruptcy Court, but subject to the occurrence of
                                               the Effective Date, all Intercompany Claims shall be
                                               eliminated and the Holders of Class 5 Claims shall
                                               not be entitled to, and shall not, receive or retain
                                               any property or interest in property on account of
                                               such Claims. Class 5 Claims are Impaired and will
                                               receive no distribution under the Plan and are
                                               therefore deemed to reject the Plan and are not
                                               entitled to vote on the Plan. Estimated Percentage
                                               Recovery: 0%.

Class 6 - Polaroid Interests and
and Subordinated Claims                        Class 6 consists of collectively, the Old Common Stock,
                                               the Old Stock Options and all Subsidiary Interests,
                                               together with any other options, warrants, conversion
                                               rights, rights of first refusal or other rights,
                                               contractual or otherwise, to acquire or receive any Old
                                               Common Stock, Subsidiary Interests or other ownership
                                               interests in Polaroid, and any contracts, subscriptions,
                                               commitments or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares,
                                               securities or other ownership interests in Polaroid and
                                               Subordinated Claims.

                                               On the Effective Date, the Old Common Stock and the
                                               Polaroid Interests shall be canceled and the Holders
                                               of Polaroid Interests and Subordinated Claims shall
                                               not be entitled to, and shall not, receive or retain
                                               any property or interest in property on account of
                                               such Polaroid Interests and Subordinated Claims.
                                               Class 6 Interests are Impaired and will receive no
                                               distribution under the Plan and are therefore deemed
                                               to reject the Plan and are not entitled to vote on
                                               the Plan. Estimated Percentage Recovery: 0%.

         ALTHOUGH THE PROPONENTS BELIEVE THAT THE ESTIMATED PERCENTAGE RECOVERIES ARE REASONABLE AND WITHIN THE RANGE OF ASSUMED RECOVERY, THERE IS NO ASSURANCE THAT THE ACTUAL AMOUNTS OF ALLOWED CLAIMS IN EACH CLASS WILL NOT MATERIALLY EXCEED THE ESTIMATED AGGREGATE AMOUNTS SHOWN IN THE TABLE ABOVE. The actual recoveries under the Plan by the Debtors' creditors will be dependent upon a variety of factors including, but not limited to, whether, and in what amount, contingent claims against the Debtors become non-contingent and fixed and whether, and to what extent, Disputed Claims are resolved in favor of the Debtors rather than the claimants. Accordingly, no representation can be or is being made with respect to whether each Estimated Percentage Recovery shown in the table above will be realized by the Holder of an Allowed Claim or and Allowed Interest in any particular Class.

                                                     TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

I.       INTRODUCTION.............................................................................................1
         A.       Definitions.....................................................................................1
         B.       Notice to Holders of Claims and Interests.......................................................1
         C.       Solicitation Package............................................................................2
         D.       General Voting Procedures, Ballots, and Voting Deadline.........................................2
         E.       Confirmation Hearing and Deadline for Objections to Confirmation................................3

II.      HISTORY OF THE DEBTORS AND COMMENCEMENT OF THE CHAPTER 11 CASES..........................................5
         A.       Description of the Company's Business Operations................................................5
         B.       Capital Structure of the Debtors................................................................5
         C.       Corporate Structure of the Company..............................................................6
                  1.   Board of Directors.........................................................................6
                  2.   Senior Officers............................................................................6

III.     THE CHAPTER 11 CASES.....................................................................................7
         A.       First Day Orders................................................................................7
         B.       Post-Petition Financing.........................................................................8
         C.       Appointment of Creditors' Committee and Retiree Committee.......................................8
         D.       Significant Events During the Chapter 11 Cases..................................................8
                  1.   Asset Sales................................................................................8
                  2.   Adequate Protection Payment................................................................8
                  3.   Retiree Settlement.........................................................................9
         E.       Sale of Substantially All of the Debtors' Assets................................................9
         F.       Summary of Claims Process and Bar Date.........................................................10
                  1.   Schedules of Statements and Financial Affairs.............................................10
                  2.   Claims Bar Date and Proofs of Claim.......................................................10
                  3.   Claims Objections and Claims Reconciliation...............................................10

IV.      SUMMARY OF THE PLAN.....................................................................................11
         A.       Overall Structure of the Plan..................................................................12
         B.       Substantive Consolidation......................................................................13
         C.       Rule 9019 Settlement and Compromise of Alleged Causes of Action with
                  Respect to Note Claims.........................................................................13
         D.       Classification and Treatment of Claims and Interests...........................................13
                  1.   Unclassified Classes of Claims............................................................14
                  2.   Unimpaired Classes of Claims..............................................................16
                  3.   Impaired Classes of Claims................................................................16
                  4.   Impaired Class of Interests...............................................................18
         E.       Distributions Under the Plan...................................................................19
                  1.   Distributions for Claims Allowed as of the Effective Date.................................19
                  2.   Interest on Claims........................................................................21
                  3.   Distributions by Reorganized Polaroid.....................................................21
                  4.   Allocation of Plan Distributions Between Principal and Interest...........................21
                  5.   Means of Cash Payment.....................................................................21
                  6.   Withholding and Reporting Requirements....................................................21
                  7.   Setoffs...................................................................................21
                  8.   Procedures for Resolving Disputed, Contingent and Unliquidated Claims.....................22
         F.       Means for Implementation of the Plan...........................................................23
                  1.   Merger of Subsidiary Debtors into Polaroid................................................23
                  2.   Continued Corporate Existence; Dissolution of Reorganized Polaroid........................24
                  3.   Certificate of Incorporation and By-laws..................................................24
                  4.   Ownership of New Common Stock; Directors and Officers; Effectuating Documents;
                       Further Transactions......................................................................24
                  5.   Cancellation of Securities, Instruments and Agreements
                       Evidencing Claims and Interests...........................................................25
                  6.   No Revesting of Assets....................................................................25
                  7.   Preservation of Rights of Action; Settlement of Litigation Claims.........................25
                  8.   Creditors' Committee and Plan Committee...................................................26
                  9.   Sources of Cash for Plan Distributions....................................................27
                  10.  Sources of Stock for Plan Distributions...................................................27
                  11.  Applicability of Bankruptcy Code Sections 1145 and 1125(e)................................27
                  12.  Release of Liens..........................................................................28
                  13.  Exemption from Certain Transfer Taxes.....................................................28
                  14.  Estate Costs..............................................................................28
                  15.  Payment of Estate Costs...................................................................28
         G.       The Plan Administrator.........................................................................30
                  1.   Appointment...............................................................................30
                  2.   Rights, Powers and Duties of Reorganized Polaroid and the Plan Administrator..............30
                  3.   Compensation of the Plan Administrator....................................................31
                  4.   Indemnification...........................................................................31
                  5.   Insurance.................................................................................32
                  6.   Authority to Object to Claims and Interests and to Settle Disputed Claims.................32
         H.       Other Matters..................................................................................33
                  1.   Treatment of Executory Contracts and Unexpired Leases.....................................33
                  2.   Bar Dates for Certain Claims..............................................................35
                  3.   Tax Reporting and Compliance..............................................................36
                  4.   Payment of Statutory Fees.................................................................36
         I.       Retention of Jurisdiction......................................................................37
         J.       Confirmation and Consummation of the Plan......................................................39
                  1. Confirmation Date...........................................................................39
                  2. Waiver of Conditions........................................................................39
                  3. Consequences of Non-Occurrence of Effective Date............................................39
         K.       EFFECT OF PLAN CONFIRMATION....................................................................40
                  1.   Binding Effect............................................................................40
                  2.   Releases..................................................................................40
                  3.   Discharge of Claims and Termination of Interests..........................................42
                  4.   Exculpation and Limitation of Liability...................................................42
                  5.   Injunction................................................................................42
                  6.   Term of Bankruptcy Injunction or Stays....................................................43

V. RISK FACTORS TO BE CONSIDERED.................................................................................43

VI.      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN.....................................................43
         A.       Tax Consequences to Holders of Claims..........................................................44
         B.       Information Reporting and Backup Withholding...................................................45
         C.       Importance of Obtaining Professional Tax Assistance............................................45

VII.     CONFIRMATION OF THE PLAN................................................................................45
         A.       Acceptance of the Plan.........................................................................46
         B.       Feasibility....................................................................................46
         C.       Best Interests Test............................................................................46
         D.       Application of the "Best Interests" Test to the Liquidation Analysis and the Valuation.........47
         E.       Alternatives to Confirmation and Consummation of the Plan......................................48

VIII.    VOTING REQUIREMENTS.....................................................................................48
         A.       Parties in Interest Entitled to Vote...........................................................48
         B.       Impaired Classes of Claims or Interests Under the Plan.........................................49

IX.      SECURITIES LAW ISSUES...................................................................................49
         A.       Section 1145 of the Bankruptcy Code............................................................49
         B.       Registration...................................................................................49

X.       RECOMMENDATION AND CONCLUSION...........................................................................52


                                  APPENDIX

APPENDIX A     AMENDED JOINT PLAN OF REORGANIZATION OF PRIMARY PDC, INC.
               (F/K/A POLAROID CORPORATION) AND ITS DEBTOR SUBSIDIARIES AND
               THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                               I. INTRODUCTION

          The Proponents submit this Disclosure Statement for use in the solicitation of votes on the Plan, a copy of which is attached as Appendix A hereto.

          This Disclosure Statement sets forth certain information regarding the Debtors' pre-petition history and significant events that have occurred during the Debtors' Chapter 11 cases. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that Holders of Claims and Interests must follow for their votes to be counted.

          FOR A DESCRIPTION OF THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, PLEASE SEE ARTICLE IV - "SUMMARY OF THE PLAN."

          THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE PLAN, EVENTS IN THE DEBTORS' CHAPTER 11 CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE PROPONENTS BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE PROPONENTS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

          NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE DEBTORS' LIQUIDATION OR PLAN AS TO HOLDERS OF CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS REGARDING TAX OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

A.     Definitions

          Unless otherwise defined, capitalized terms used in this Disclosure Statement have the meanings ascribed to them in the Plan.

B.     Notice to Holders of Claims and Interests

          This Disclosure Statement is being transmitted to certain Holders of Claims for the purpose of soliciting votes on the Plan. The primary purpose of this Disclosure Statement is to provide adequate information to enable the Holder of a Claim against the Debtors to make a reasonably informed decision with respect to the Plan prior to exercising its right to vote to accept or to reject the Plan.

          On February __, 2003, the Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable the Holders of Claims against the Debtors entitled to vote on the Plan to make an informed judgment about the Plan. THE COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT CONSTITUTES NEITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, NOR AN ENDORSEMENT OF THE PLAN BY THE COURT.

          WHEN AND IF CONFIRMED BY THE COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, WHETHER OR NOT THEY ARE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN. THUS, YOU ARE ENCOURAGED TO READ THE PLAN AND THIS DISCLOSURE STATEMENT CAREFULLY. IN PARTICULAR, HOLDERS OF IMPAIRED CLAIMS WHO ARE ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS TO THE PLAN CAREFULLY AND IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR TO REJECT THE PLAN. This Disclosure Statement contains important information about the Plan, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases.

          THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made until distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors other than the information contained herein.

C.      Solicitation Package

          Accompanying this Disclosure Statement are copies of (i) the Plan (Appendix A hereto); (ii) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time and place of the hearing to consider confirmation of the Plan and related matters, and the time for filing objections to confirmation of the Plan (the "Confirmation Hearing Notice"); and (iii) if you are entitled to vote, one or more Ballots (and return envelopes) to be used by you in voting to accept or to reject the Plan. If you did not receive a Ballot in your package and believe that you should have, please contact the Voting Agent named below at the address or telephone number set forth in the next subsection.

D.     General Voting Procedures, Ballots, and Voting Deadline

          After carefully reviewing the Plan, this Disclosure Statement, and (if you are entitled to vote) the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by checking the appropriate box on the enclosed Ballot. Please complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided so that it is RECEIVED by the Voting Deadline (as defined below).

          Each Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement. If you believe you received the wrong Ballot, please contact the voting agent named below at the address or telephone number set forth in the next subsection.

          IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ACCOMPANYING THE BALLOT AND RECEIVED NO LATER THAN _________ __, 2003 AT 4:00 P.M. PREVAILING EASTERN TIME (THE "VOTING DEADLINE") BY DONLIN RECANO & CO., INC., 419 PARK AVENUE, NEW YORK, NY 10016 (THE "VOTING AGENT"). BALLOTS RECEIVED AFTER SUCH TIME WILL NOT BE COUNTED.

          If you have any questions about the procedure for voting your Claim or with respect to the packet of materials that you have received, please contact the Voting Agent at the following address and phone number:

                           Donlin Recano & Co., Inc.
                           419 Park Avenue
                           New York, New York 10016
                           (212) 481-1411

          If you wish to obtain, at your own expense unless otherwise specifically required by Bankruptcy Rule 3017(d), an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Voting Agent.

E.     Confirmation Hearing and Deadline for Objections to Confirmation

          Pursuant to Bankruptcy Code section 1128 and Bankruptcy Rule 3017(c) the Court has scheduled a hearing on confirmation of the Plan (the "Confirmation Hearing") to commence on ______ __, 2003 at __:00 a.m., prevailing Eastern Time, before the Honorable Peter J. Walsh, Chief United States Bankruptcy Court Judge in the United States Bankruptcy Court for the District of Delaware, Sixth Floor, 824 Market Street, Wilmington, Delaware 19801. The Court has directed that objections, if any, to confirmation of the Plan must be filed with the clerk of the Bankruptcy Court and served so that they are RECEIVED on or before ________ __, 2003, at __:00 p.m. prevailing Eastern Time by:

                           Counsel to the Debtors:

                           SKADDEN, ARPS, SLATE, MEAGHER
                             & FLOM LLP
                           One Rodney Square
                           P.O. Box 636
                           Wilmington, Delaware 19899-0636
                           Attn:    Gregg M. Galardi, Esq.
                                    Eric M. Davis, Esq.

                                    -and-

                           SKADDEN, ARPS, SLATE, MEAGHER
                             & FLOM (Illinois)
                           333 West Wacker Drive
                           Suite 2100
                           Chicago, Illinois 60657
                           Attn:    Eric W. Kaup, Esq.

                           Counsel to the Agent for the Secured Lenders:

                           DAVIS POLK & WARDWELL
                           450 Lexington Avenue
                           New York, New York 10017
                           Attn: Marshall Huebner, Esq.

                                    -and-

                           MORRIS NICHOLS ARSHT & TUNNELL
                           1201 North Market Street
                           P.O. Box 1347
                           Wilmington, Delaware 19899-1347
                           Attn: William Sudell, Esq.

                           Counsel to the Creditors' Committee:

                          AKIN GUMP STRAUSS HAUER & FELD LLP
                           590 Madison Avenue
                           New York, New York 10022
                           Attn:    Fred S. Hodara, Esq.

                                    -and-

                           YOUNG CONAWAY STARGATT & TAYLOR LLP
                           The Brandywine Building
                           1000 West Street, 17th Floor
                           Wilmington, Delaware 19899
                           Attn:    Brendan Shannon, Esq.

                           United States Trustee:

                           OFFICE OF THE UNITED STATES TRUSTEE
                           844 North King Street
                           Wilmington, Delaware 19801
                           Attn:  Mark Kenney, Esq.

                           Counsel to Polaroid Corporation
                           f/k/a OEP Imaging Corporation:

                           DECHERT
                           30 Rockefeller Plaza
                           New York, NY 10112
                           Attn: Joel H. Levitin, Esq.

          The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for the announcement of the adjournment at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

              II. HISTORY OF THE DEBTORS AND COMMENCEMENT OF THE
                               CHAPTER 11 CASES

A.     Description of the Company's Business Operations

          As of the Petition Date, the Debtors and their non-debtor subsidiaries and affiliates were the leading instant imaging company in the world and the only manufacturer of traditional silver-halide, or chemical-based, instant cameras and film in the United States. Polaroid's principal products were instant film, instant and digital cameras, digital peripherals and secure identification systems with software and system solutions. In addition, the Debtors designed, developed, manufactured and/or marketed hardware accessories for the instant imaging market, conventional 35mm cameras and film.

B.     Capital Structure of the Debtors

          As of the Petition Date, there were approximately 47,036,000 issued and outstanding shares of common stock of Polaroid.

          As of the Petition Date, Polaroid was a party to an Amended and Restated Credit Agreement dated as of December 11, 1998 (as amended, the "Pre-Petition Credit Agreement") with the lenders signatory thereto and Morgan Guaranty Trust Company of New York (the "Pre-Petition Agent"), as administrative and collateral agent, and BankBoston, N.A. as Co-Agent. The obligations under the Pre-Petition Credit Agreement were guaranteed by certain subsidiaries of Polaroid Corporation, all of which are debtors in these Chapter 11 Cases.

          As of the Petition Date, the Debtors owed approximately $333,000,000 in respect of revolving loans made and letters of credit issued under the Pre-Petition Credit Agreement plus interest thereon and fees and expenses incurred in connection therewith. Under the Pre-Petition Credit Agreement, Polaroid granted a security interest to the Secured Lenders in substantially all of Polaroid's domestic personal property, accounts receivable and real estate. As described below, the claims of the Secured Lenders under the Pre-Petition Credit Agreement have been deemed satisfied and paid in full.

          Under that certain Indenture dated January 9, 1997, Polaroid issued $150 million in principal amount of 6 3/4 % Notes due January 15, 2002 (the "2002 Notes") and $150 million in principal amount of 7 1/4 % Notes due January 15, 2007 (the "2007 Notes"). Under that certain First Supplemental Indenture dated as of February 17, 1999, Polaroid issued $275 million of 11 1/2 % Notes due February 15, 2006 (the "2006 Notes" and, together, with the 2002 Notes and the 2007 Notes, the "Notes"). Within ninety (90) days of the Petition Date, Polaroid granted to the Holders of the Notes a security interest in certain real property owned by Polaroid.

C.     Corporate Structure of the Company

          1.   Board of Directors

          The current Board of Directors of Polaroid is composed of:

      John W. Loose                   Chairman, Polaroid Corporation

      Stephen Bernazzani              Senior Engineer, Polaroid Corporation

      Stephen P. Kaufman              Chairman, Arrow Electronics

      Albin F. Moschner               President and Chief Executive Officer,
                                      OnePoint Services, LLC

      Alfred Poe                      Chief Executive Officer and President,
                                      Testamints, Inc. and Superior Nutrition
                                      Corporation

      Dr. Ralph Z. Sorenson           Managing General Partner, Sorenson
                                      Limited Partnership and Professor
                                      Emeritus, University of Colorado

      Carole F. St. Mark              President, Growth Management, LLC

      Bernee D.L. Strom               President and Chief Executive Officer,
                                      The Strom Group

      Alfred M. Zeien                 Retired Chairman and Chief Executive
                                      Officer, The Gillette Company

      Gary DiCamillo                  President and Chief Executive Officer of
                                      TAC Worldwide Companies

          2.   Senior Officers

          The current officers of Polaroid are:

      Kevin Pond                      President and Secretary

      Benjamin Byrd                   Executive Vice President and Treasurer


                          III. THE CHAPTER 11 CASES

          On October 12, 2001 (the "Petition Date"), each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. At that point, all actions and proceedings against the Debtors and all acts to obtain property from the Debtors were stayed under Bankruptcy Code section
362. The Debtors have continued to operate their businesses and manage their properties as debtors-in-possession pursuant to Bankruptcy Code sections 1107(a) and 1108. The Court has jointly administered the Debtors' bankruptcy cases for procedural purposes only.

A.     First Day Orders

          On the first day of the Chapter 11 Cases, the Debtors filed several motions seeking certain relief by virtue of so-called "first day orders." The first day orders facilitated the transition between the Debtors' prepetition and postpetition business operations by approving certain regular business practices that may not be specifically authorized under the Bankruptcy Code or as to which the Bankruptcy Code requires prior court approval.

          The first day orders in the Chapter 11 Cases authorized, among other things:

          o the employment and compensation of professionals utilized by the Debtors in the ordinary course of business;

          o the retention of bankruptcy-related professionals and establishment of payment procedures for such professionals;

          o the continued maintenance of the Debtors' bank accounts, continued use of existing business forms and continued use of the Debtors' existing cash management system;

          o payments to employees of accrued prepetition wages, salaries and benefits;

          o    continued utility service during the pendency of the Chapter 11
               Cases;

          o    payment of prepetition sales, use and other taxes;

          o    payment of certain prepetition shipping charges;

          o    postpetition financing and use of cash collateral;

          o    payment of prepetition claims of critical trade vendors;

          o confirmation that the Debtors' undisputed obligations arising from postpetition delivery of goods will have administrative expense priority status, administrative expense treatment for certain Holders of valid reclamation claims, and authority to pay certain expenses in the ordinary course of business; and

          o    joint administration of each of the Debtors' bankruptcy cases.

B.      Post-Petition Financing

          On October 12, 2001, the Debtors entered into the DIP Credit Agreement, which provided the Debtors with up to $50 million in postpetition financing. The Debtors, however, never borrowed under the DIP Credit Agreement. On or about July 30, 2002, the Debtors terminated the DIP Credit Agreement.

C.      Appointment of Creditors' Committee and Retiree Committee

          On October 23, 2001, the Office of the United States Trustee appointed an Official Committee of Unsecured Creditors (the "Creditors' Committee") in these cases. On January 15, 2002, the United States Trustee appointed an official retirees committee (the "Retiree Committee"). No trustee or examiner has been appointed in any of these cases.

D.      Significant Events During the Chapter 11 Cases

          1. Asset Sales

          On October 15, 2001, the Court approved certain bidding procedures in connection with the Debtors' sale of its large-format government identification business. After an auction commencing on November 30, 2001, Digimarc Corporation submitted the highest and best bid for substantially all of the assets of Polaroid's subsidiary, Polaroid I.D. Systems, Inc. At a hearing on December 3, 2002, the Court approved the sale of substantially all of the assets of Polaroid I.D. Systems, Inc. to Digimarc Corporation for approximately $56.5 million. Pursuant to the Bankruptcy Court's order approving post-petition financing and use of cash collateral, the proceeds of the sale (net of certain expenses) were paid over to the Secured Lenders.

          In March, 2002, the Debtors completed a sale of a software business run by Polaroid Digital Solutions, Inc., a subsidiary of Polaroid, to Appareo Software, Inc. for approximately $4.75 million. These proceeds (net of certain expenses) were likewise paid to the Secured Lenders on account of their security interest in the assets sold.

          The Debtors also completed other, non-ordinary course sales, including the disposition of Polaroid's interest in a limited liability company, the sale of certain transducer inventory and the sale of certain intellectual property associated with the Debtors' biotemetrics business. The proceeds of these sales (net of certain expenses) were also paid to the Secured Lenders on account of their security interest in the assets sold.

          2. Adequate Protection Payment

          On May 6, 2002, the Court approved that certain Stipulation and Settlement, Inter Alia, Providing Supplemental Adequate Protection To Pre-Petition Lenders (the "Adequate Protection Stipulation"). Pursuant to the Adequate Protection Stipulation, the Debtors made a one-time adequate protection payment of $20 million to the Secured Lenders. In addition, commencing on May 30, 2002, under the Adequate Protection Stipulation, the Debtors were required to make additional adequate protection payments of $1.5 million to the Secured Lenders on the 30th day of each month following. Pursuant to the terms of the Sale Order (defined below), however, the Adequate Protection Stipulation was modified to relieve the Debtors of their obligation to make monthly adequate protection payments from June 30, 2002 forward.

          3. Retiree Settlement

          On March 15, 2002, the Retiree Committee filed a motion seeking (i) reinstatement of the Polaroid Retiree Health Plan and (ii) authorization for the Retiree Committee to serve as the authorized representative pursuant to section 1114(d) of the Bankruptcy Code or, in the alternative, (x) an increase in the previously agreed cap on fees and expenses of the Retiree Committee and
(y) expansion of the scope of the Retiree Committee's authorized investigation (the "Retiree Motion"). On August 29, 2002, the Court approved a settlement (the "Retiree Settlement") of the Retiree Motion, which settlement provided for the payment of $650,000 to the professionals retained by the Retiree Committee and the payment of $100,000 on account of the self-insured retention and/or deductible under certain fiduciary insurance of the Debtors. Under the Retiree Settlement, the Retiree Committee and its constituents released the Debtors and other parties-in-interest from certain claims, including claims arising out of the modification or termination of any of the Debtors' retiree benefits. Under the Retiree Settlement, the Retiree Committee may bring certain other claims, provided, that, the Retiree Committee shall enforce any judgment only against the Debtors' fiduciary insurance policies.

E.      Sale of Substantially All of the Debtors' Assets

          On April 18, 2002, the Debtors entered into an asset purchase agreement (the "Agreement") with OEP Imaging Corporation ("OEP"). Pursuant to the Agreement, OEP agreed to purchase substantially all of the Debtors' assets for $264.0 million in cash. OEP also agreed to assume certain liabilities of the Debtors and assume certain executory contracts and unexpired leases.

          In order to implement the Agreement, on April 18, 2002, the Debtors filed a Motion for Order (I) Approving (A) Asset Purchase Agreement for Sale Of Substantially all of the Assets of the Debtors, (B) Bidding Procedures in Connection with the Sale and (C) Termination Fee in Connection Therewith, (II) Authorizing Sale of Assets Free and Clear of Liens, Encumbrances, and Interests, (III) Determining that Such Sale is Exempt from Any Stamp, Transfer, Recording, or Similar Tax, (IV) Authorizing the Rejection or Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (V) Granting Related Relief (the "Sale Motion"). Through the Sale Motion, the Debtors sought to sell substantially all of their assets to OEP or another bidder submitting a higher or better bid acceptable to the Debtors. On May 6, 2002, the Court approved the Sale Motion and in so doing, approved certain bidding procedures (the "Bidding Procedures"). The Agreement was subject to higher and better offers and pursuant to the Bidding Procedures, any such higher and better offers were to be submitted to the Debtors in the form of bids, which bids were due on June 25, 2002. The Debtors received another bid and accordingly conducted an auction which commenced on June 26, 2002.

          At the auction, a bid submitted by OEP was accepted as the highest and best offer for substantially all of the Debtors' assets. At a hearing held on June 28, 2002, the Court approved the sale of substantially all of the Debtors' assets to OEP and on July 3, 2002, the Court signed an order (the "Sale Order") approving that certain Second Amended and Restated Asset Purchase Agreement by and among OEP and Polaroid and the Polaroid Subsidiaries Identified therein, dated as of July 3, 2002 (the "Amended and Restated Agreement"). Pursuant to the Sale Order, the Debtors were authorized to pay $50 million to the Secured Lenders on account of their secured claims prior to the closing of the proposed transactions.

          On July 31, 2002, the Debtors closed the transactions contemplated under the Amended and Restated Agreement. Under the Asset Purchase Agreement, on the closing date, the Debtors received approximately $197 million and the Stock (valued at approximately $32.3 million, in the aggregate, at closing, which amount is based on the equity value implied by the sale) and the Purchaser assumed certain liabilities of the Debtors in exchange for the transfer of substantially all of the Debtors' assets. Pursuant to the terms of the Sale Order, on the date that the Amended and Restated Agreement was closed, the Debtors paid $178 to the Secured Lenders in satisfaction of any and all claims arising out of the Pre-Petition Credit Agreement. On account of that payment and the other payments to the Secured Lenders throughout the Chapter 11 Cases, all claims of the Secured Lenders under the Pre-Petition Credit Agreement have been deemed paid in full and no further payment to the Pre-Petition Lenders under the Pre-Petition Credit Agreement is required of the Debtors.

F.      Summary of Claims Process and Bar Date

          1. Schedules of Statements and Financial Affairs

          The Debtors filed their Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively, the "Schedules and Statements") with the Bankruptcy Court on December 17, 2001. Among other things, the Schedules and Statements set forth the Claims of known creditors against the Debtors as of the Petition Date, based upon the Debtors' books and records. The Schedules and Statements were filed on a consolidated basis.

          2. Claims Bar Date and Proofs of Claim

          On March 22, 2002, the Court established the deadline for filing proofs of claim, including proofs of claim by governmental units, against the Debtors (the "Bar Date") as May 31, 2002.

          3. Claims Objections and Claims Reconciliation

          As per the terms of the Sale Order, prior to the consummation of the Plan, (x) the Creditors' Committee shall be primarily responsible for the reconciliation and allowance of General Unsecured Claims, provided that the Creditors' Committee shall consult in good faith with the Debtors and the Purchaser with respect to such reconciliation and allowance, and (y) the Debtors shall be primarily responsible for the reconciliation, allowance and payment of Administrative Claims, priority Claims and Other Secured Claims, provided however, that the Debtors shall consult in good faith with the Creditors' Committee, the Purchaser and the Pre-Petition Agent with respect to the reconciliation and allowance of Administrative Claims and priority Claims.

          The Proponents have begun reviewing, analyzing, objecting to and resolving Claims on an ongoing basis as part of the Claims reconciliation process, and anticipate that additional omnibus and individual Claims objections will be filed in the near future, including in advance of the deadline for Holders of Claims to return Ballots accepting or rejecting the Plan, and that the effect of certain objections could be to prohibit certain Claim Holders from voting absent the Bankruptcy Court's temporary allowance of such Claims for voting purposes.

          As a result of the Claims reconciliation process, the Proponents will reconcile the amount and classification of outstanding Claims and assert and prosecute objections to Claims. In addition, the Proponents will, among other things, identify Claims or categories of Claims for future resolution and identify existing or potential claims disputes.

          Through these various activities, the Proponents will develop estimates of Allowed Claims and Interests in each Class established under the Plan. The Proponents will prepare these estimates based primarily on the following: (a) the expected outcome of Claim reconciliations and Claim objections, (b) projections based on anticipated future Claim reconciliations and Claim objections, (c) comparison of asserted Claims against the Debtors' books and records, (d) the Debtors' experience in reconciling Claims prior to and following the commencement of the Chapter 11 Cases, (e) the historical experience of the Proponents' professionals in other chapter 11 cases, (f) an analysis of the litigation risks associated with Disputed Claims, and (g) other legal and factual analyses unique to particular types of Claims.

          After consummation of the Plan, the Plan Administrator shall be primarily responsible for the Claims reconciliation process with respect to the allowance and payment of all Claims, provided that, the Plan Administrator shall consult, in good faith, with the Purchaser and Pre-Petition Agent (except that the Plan Administrator need not consult with the Pre-Petition Agent with respect to General Unsecured Claims, Convenience Claims or Other Secured Claims) with respect to such reconciliation, allowance and payment.

          Notwithstanding the ongoing Claims reconciliation process, the actual ultimate aggregate amount of Allowed Claims may differ significantly from the estimates set forth in Article II, "Overview of the Plan". Accordingly, the amount of the Pro Rata distribution that will ultimately be received by any particular Holder of an Allowed Claim may be adversely affected by the outcome of the Claims resolution process.

                           IV. SUMMARY OF THE PLAN

          THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS APPENDIX A.

          THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

          THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, ON THE EFFECTIVE DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS AND THEIR ESTATES, REORGANIZED POLAROID, THE PLAN ADMINISTRATION AGREEMENT AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN, THE PLAN ADMINISTRATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN, THE PLAN ADMINISTRATION AGREEMENT AND SUCH OTHER OPERATIVE DOCUMENT ARE CONTROLLING.

A.     Overall Structure of the Plan

          The Plan contemplates and proposes the substantive consolidation of the Debtors' Estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set be an order of the Bankruptcy Court, but subject to the Effective Date, (i) all Intercompany Claims by, between and among the Debtors will be eliminated, (ii) all assets and liabilities of the Subsidiary Debtors will be merged or treated as if they were merged with the assets and liabilities of Polaroid, (iii) any obligation of a Debtor and all guarantees of one or more of the other Debtors will be deemed to be one obligation of Polaroid, (iv) the Subsidiary Interests will be cancelled, and
(v) each Claim filed or to be filed against any Debtor will be deemed filed only against Polaroid and will be deemed a singly Claim against and a simple obligation of Polaroid.

          Polaroid will continue to exist as Reorganized Polaroid after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws are amended under the Plan, for the limited purpose of distributing all of the assets of the Debtors' Estates. The Plan Administrator will exercise all of the rights, powers and duties necessary to carry out the obligations under the Plan. As soon as practicable after the Plan Administrator exhausts the assets of the Debtors' Estates by making the final distribution of Cash and Stock under the Plan and the Plan Administration Agreement, the Plan Administrator will effectuate the dissolution of Reorganized Polaroid in accordance with applicable law and will cause its Designated Representative to resign as the sole director and officer of Reorganized Polaroid.

B.     Substantive Consolidation

          The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of the Plan. On the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, (i) all Intercompany Claims by, between and among the Debtors shall be eliminated,
(ii) all assets and liabilities of the Subsidiary Debtors shall be merged or treated as if they were merged with the assets and liabilities of Polaroid,
(iii) any obligation of a Debtor and all guarantees thereof by one or more of the other Debtors shall be deemed to be one obligation of Polaroid, (iv) the Subsidiary Interests shall be cancelled, and (v) each Claim filed or to be filed against any Debtor shall be deemed filed only against Polaroid and shall be deemed a single Claim against and a single obligation of Polaroid. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect.

C. Rule 9019 Settlement and Compromise of Alleged Causes of Action with Respect to Note Claims.

          The Debtors and the Creditors' Committee have raised certain issues regarding the validity of the security interests granted by the Debtors to the Holders of the Notes within ninety (90) days of the Petition Date. Specifically, the Debtors and the Creditors' Committee have asserted that such security interests are avoidable under the Bankruptcy Code as preferential transfers and/or fraudulent conveyances. The Indenture Trustee has agreed not to dispute these assertions in order to reach the compromise and settlement described in the Plan. Accordingly, the provisions of the Plan shall constitute a good faith compromise and settlement of the potential avoidance actions or other disputes that could have been brought by the Debtors, any Holder of a General Unsecured Claim or any other party in interest, against the Indenture Trustee or any Holder of a Note Claim in respect of any security interest granted to the Holders of the Notes (the "Note Avoidance Actions") whether or not such Note Avoidance Actions have been actually commenced as of the Effective Date. In addition, the Plan shall be approved by the Bankruptcy Court as a settlement of all Note Avoidance Actions and disputes between the Holders of General Unsecured Claims, the Debtors and the Holders of Note Claims with respect thereto. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to applicable state and federal laws, given and made after due notice and opportunity for hearing, and shall bar any other causes of action related to the Note Avoidance Actions or any claims or causes of action against any party including without limitation, the Holders of the Notes and the Indenture Trustee, in respect of the granting of the security interests or the avoidance thereof by any Holder of a General Unsecured Claim, the Debtors or any other party in interest. Accordingly, pursuant to the Plan, the Note Claims shall be deemed unsecured Claims and the Holders of Note Claims will be treated as Holders of General Unsecured Claims.

D.     Classification and Treatment of Claims and Interests

          Bankruptcy Code section 1122 requires that a plan of reorganization classify the claims of a debtor's creditors and the interests of its equity Holders. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity Holder in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class.

          The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each claim or interest of a particular class unless the Holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. The Proponents believe that they have complied with such standard. If the Court finds otherwise, however, it could deny confirmation of the Plan if the Holders of Claims and Interests affected do not consent to the treatment afforded them under the Plan.

          The Proponents believe that they have classified all Claims and Interests in compliance with the requirements of Bankruptcy Code section 1122. If a Holder of a Claim challenges such classification of Claim and the Court finds that a different classification is required for the Plan to be confirmed, the Proponents, to the extent permitted by the Court, intend to make such modifications to the classifications of Claims under the Plan to provide for whatever classification might be required by the Court for confirmation. UNLESS SUCH MODIFICATION OF CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM OR INTEREST PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN'S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

          Procedures for the distribution of Cash and Stock pursuant to the Plan, including matters that are expected to affect the timing of the receipt of distributions by Holders of Claims in certain Classes and that could affect the amount of distributions ultimately received by such Holders, are described in Article IV.D - "SUMMARY OF THE PLAN - Distributions Under the Plan."

          In accordance with Bankruptcy Code section 1123(a)(1),
Administrative Claims (including Professional Fee Claims) and Priority Tax Claims have not been classified.

          1. Unclassified Classes of Claims

             (i) Administrative Claims

              An Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases Allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); (b) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 328, 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Debtors' Estates under section 1930, chapter 123 of title 28, United States Code; (d) Reclamation Claims to the extent not already paid; and
(e) Claims under the DIP Credit Agreement.

              Subject to the requirements of Article XII of the Plan, on, or as soon as reasonably practicable after (i) the Distribution Date if such Administrative Claim is an Allowed Administrative Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date such Administrative Claim becomes an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Administrative Claim (A) Cash equal to the unpaid portion of such Allowed Administrative Claim or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto; provided further, however, that, unless otherwise approved by order of the Court, no payment in excess of $50,000 shall be made on account of an Allowed Administrative Claim without the prior written consent of the Purchaser and Pre-Petition Agent, which consent shall not be unreasonably withheld.

             (ii) Priority Tax Claims

              Priority Tax Claims means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

              Each Holder of an Allowed Priority Tax Claim, at the sole option of the Proponents or Reorganized Polaroid, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim,
(A) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety
(90) day United States Treasuries on the Effective Date or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to the Plan, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors or their Estates, Reorganized Polaroid, the Plan Administrator or their property; provided further, however, that, unless otherwise approved by order of the Court, no payment in excess of $50,000 shall be made on account of an Allowed Priority Tax Claim without the prior written consent of the Purchaser and Pre-Petition Agent, which consent shall not be unreasonably withheld.

          2. Unimpaired Classes of Claims

             (i) Class 1: Non-Tax Priority Claims

              A Non-Tax Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to Bankruptcy Code section 507(a).

              The Plan provides that Non-Tax Priority Claims, if any, are unimpaired. On, or as soon as reasonably practicable after (i) the Distribution Date if such Non-Tax Priority Claim is an Allowed Non-Tax Priority Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date such Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, each Holder of an Allowed Non-Tax Priority Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Non-Tax Priority Claim, (A) Cash equal to the amount of such Allowed Non-Tax Priority Claim or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Non-Tax Priority Claim have agreed upon in writing; provided, however, that unless otherwise approved by an order of the Court, no payment in excess of $50,000 shall be made on account of a Non-Tax Priority Claim or Administrative Claim without the written consent of the Purchaser and Pre-Petition Agent, which consent shall not be unreasonably withheld.

             (ii) Class 2 Other Secured Claims

              An Other Secured Claim means a Claim (other than an Administrative Claim, Priority Tax Claim or Non-Tax Priority Claim) that is secured by a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

              Other Secured Claims will receive one of the following two treatments: (i) on the Effective Date, the legal, equitable and contractual rights of Holders of Allowed Other Secured Claims will be Reinstated, subject to the provisions of Article VI of the Plan or (ii) on, or as soon as reasonably practicable after (i) the Distribution Date if such Other Secured Claim is an Allowed Other Secured Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date such Other Secured Claim becomes an Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim will receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, (A) Cash equal to the amount of such Allowed Other Secured Claim or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Other Secured Claim have agreed upon in writing.

          3. Impaired Classes of Claims

             (i) Class 3: General Unsecured Claims

              A General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Secured Claim, Other Secured Claim, Convenience Claim or Intercompany Claim.

              Subject to the occurrence of the Effective Date, on, or as soon as reasonably practicable after (i) the Distribution Date if such General Unsecured Claim is an Allowed General Unsecured Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date a Class 3 Claim becomes an Allowed Class 3 Claim, each Holder of an Allowed Class 3 Claim shall receive its Pro Rata share of the Initial Class 3 Distribution Amount. On each ensuing Quarterly Distribution Date, each Holder of an Allowed Class 3 Claim shall receive its Pro Rata share of the Quarterly Class 3 Distribution Amount.

              Subject to the occurrence of the Effective Date and allowance of its Claim, each Holder of an Allowed Class 3 Claim may elect, on such Holder's ballot for voting on the Plan, to receive a cash payment of approximately $110 for each Unit of Stock that such Holder would otherwise have been entitled to receive in respect of its Allowed Class 3 Claim if such Holder had elected to receive Stock. The Lump Sum Election shall apply to such Holder's entire Allowed Class 3 Claim. The Lump Sum Election would substitute a cash distribution for a distribution of Stock. To the extent any Holder fails to elect to receive Cash or Stock on such Holder's ballot, the Holder will be deemed to have selected the Lump Sum Election. To the extent a Holder does not return its Ballot, such Holder will be deemed to have selected the Lump Sum Election.

              The Lump Sum Election price for the Stock is neither intended to provide nor necessarily will provide Holders of Allowed Class 3 Claims with the equivalent of the value of the Units of Stock such Holders otherwise would have received. Indeed, the Lump Sum Election price is based on an equity value for the Purchaser that is more than the value ascribed to the Purchaser's equity by the financial advisors to the Creditors' Committee as of the closing of the sale of the Debtors' assets to the Purchaser. The increase in value is based, in part, on the Funding Source's agreement to fund the Lump Sum Election at a price that takes into account the accreted value of the Purchaser Preferred Stock. Accordingly, the Lump Sum Election is included in the Plan to provide Holders of Allowed Class 3 Claims with an opportunity to immediately liquidate their entitlement to their Pro Rata share of Stock into cash for a fixed price and without a brokerage commission. Further, the election would eliminate any risks associated with the ability to trade the Stock in the future, particularly for small or odd lot share holdings.

              Payments to satisfy the Lump Sum Election shall be funded by One Equity Partners, LLC, or its designee (in either case, and solely in this capacity, the "Funding Source") in an amount to permit each holder of an Allowed Class 3 Claim to receive the Lump Sum Election in lieu of a distribution of such holder's Pro Rata share of Stock. The Stock allocable to any Allowed Class 3 Claim subject to the Lump Sum Election shall be delivered to the Funding Source in exchange for its funding the applicable payments to those Holders of Allowed Class 3 Claims who have made the Lump Sum Election. If the Holder of a Disputed Class 3 Claim makes, or is deemed to have made, the Lump Sum Election, then the lump sum payment allocable to such Claim shall be held in escrow by the Debtors and/or Reorganized Polaroid, as applicable, pending resolution of such Claim and paid once and to the extent such Claim becomes an Allowed Class 3 Claim, with any interest earned on such escrow to be paid to Reorganized Polaroid to the extent the Disputed Claim becomes an Allowed Class 3 Claim and to the Funding Source to the extent the Disputed Claim is disallowed.

             (ii) Class 4: Convenience Claims

              A Convenience Claim means any Claim that would otherwise be classified as a Class 3 General Unsecured Claim, but is Allowed in an amount equal to or less than $25,000.00.

              Subject to the occurrence of the Effective Date, on, or as soon as reasonably practicable after (a) the Distribution Date if such Convenience Claim is an Allowed Convenience Claim as of the Effective Date or (b) the first Quarterly Distribution Date after the date such Convenience Claim becomes an Allowed Convenience Claim, the Holder of an Allowed Convenience Claim shall receive its Pro Rata share of Cash in exchange for any Stock that would have otherwise been distributed on account of such Allowed Convenience Claim.

              The Stock that would have otherwise been distributed to Holders of Convenience Claims will be transferred to the Funding Source in exchange for the agreement of the Funding Source to provide the Cash to be distributed on account of such Convenience Claims.

             (iii) Class 5: Intercompany Claims

              An Intercompany Claim means (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor or
(b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.

              Under the Plan, in connection with, and as a result of, the substantive consolidation of Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Intercompany Claims will be eliminated and the Holders of Class 5 Intercompany Claims will be not be entitled to, and will not, receive or retain any property or interest on account of such Claims.

          4. Impaired Class of Interests

              (i) Class 6: Polaroid Interests and Subordinated Claims

              Polaroid Interests means, collectively, the Old Common Stock, Old Stock Options and Subsidiary Interests, together with any other options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire or receive any Old Common Stock, Subsidiary Interests or other ownership interests in Polaroid or the Subsidiary Debtors, and any contracts, subscriptions, commitments or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares, securities or other ownership interests in Polaroid or the Subsidiary Debtors. Subordinated Claims means any Claim subordinated pursuant to sections 502(b) or (c) of the Bankruptcy Code.

              Under the Plan, in connection with, and as a result of, the substantive consolidation of Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Polaroid Interests and Subordinated Claims will be eliminated and the Holders of Class 6 Polaroid Interests and Subordinated Claims will be not be entitled to, and will not, receive or retain any property or interest on account of such Interests or Claims.

E.     Distributions Under the Plan

          The Plan Administrator shall make all distributions required under the Plan on account of Claims against the Debtors. The Plan Administrator shall receive, pursuant to the Plan Administration Agreement and without further Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. The Plan Administrator shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by theBankruptcy Court. Notwithstanding the foregoing, all distributions with respect to the Note Claims shall be made through the Indenture Trustee. As a condition to receiving any distribution under the Plan, each Holder of a Note Claim must surrender such Note to the Indenture Trustee. Any Holder of a Note Claim that fails to (a) surrender such instruments or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Indenture Trustee before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under the Plan.

          Cash payments made pursuant to the Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

          1. Distributions for Claims Allowed as of the Effective Date

          Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date will be made on the Distribution Date or on the first Quarterly Distribution Date after a Claim becomes an Allowed Claim. Any distribution to be made on the Effective Date pursuant to the Plan will be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day will be made on the next succeeding Business Day. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of the Plan Administration Agreement and Articles III, VI and VIII of the Plan.

          (a) Fractional Dollars/Shares of Stock; De Minimus Distributions

              Notwithstanding any other provision of the Plan or the Plan Administration Agreement, (a) neither the Plan Administrator nor Reorganized Polaroid will be required to make distributions or payments of fractions of dollars or in fractions of shares of Stock, and whenever any payment of a fraction of a dollar or a fraction of a share of Stock under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar or whole share (up or down), with half dollars or half shares of Stock being rounded down, and (b) the Plan Administrator will have no obligation to make a distribution on account of an Allowed Claim from any Reserve or account (i) to any Holder of an Allowed Claim if the aggregate amount of all distributions authorized to be made from all such Reserves or accounts on the Quarterly Distribution Date in question is less than $250,000 or less than fifty Units of Stock or (ii) to a specific Holder of an Allowed Claim if the amount to be distributed to that Holder on the particular Distribution Date or Quarterly Distribution Date (1) does not constitute a final distribution to such Holder and (2) is less than $50.00 or less than 1 Unit of Stock.

          (b) Delivery of Distributions

              (i) Delivery of Distributions in General

              Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Schedules or at the time of the distribution, unless the Debtors or Reorganized Polaroid has been notified in writing of a change of address.

              (ii) Undeliverable and Unclaimed Distributions

              (1) Holding and Investment of Undeliverable and Unclaimed Distributions. If the distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions will be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then-current address. Undeliverable and unclaimed distributions will be segregated and, with respect to Cash, deposited in a segregated, interest-bearing account, designated as an "unclaimed distribution reserve" (the "Unclaimed Distribution Reserve"), for the benefit of all such similarly situated Persons until such time as a distribution becomes deliverable or is claimed.

              (2) After Distributions Become Deliverable. On each Quarterly Distribution Date, Reorganized Polaroid will make all distributions that have become deliverable or have been claimed since the Distribution Date or the immediately preceding Quarterly Distribution Date, as the case may be, together with any interest actually earned thereon.

              (3) Failure to Claim Undeliverable Distributions. Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within one year after the Effective Date will be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors and the Estates, Reorganized Polaroid, the Plan Administrator or their property. In such cases, any Cash and/or Stock in the Unclaimed Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distributions will become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, and shall be distributed in accordance with the terms of the Plan Administration Agreement. Nothing contained in the Plan or the Plan Administration Agreement will require any Disbursing Agent, including, but not limited to, the Plan Administrator or Reorganized Polaroid, to attempt to locate any Holder of an Allowed Claim.

          2. Interest on Claims.

             Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

          3. Distributions by Reorganized Polaroid.

             Reorganized Polaroid shall make all distributions of Cash and/or Stock required to be distributed under the applicable provisions of the Plan and the Plan Administration Agreement. Reorganized Polaroid and the Plan Administrator may employ or contract with other entities to assist in or make the distributions required by the Plan and the Plan Administration Agreement.

          4. Allocation of Plan Distributions Between Principal and Interest.

             To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the claim, to the portion of such Claim representing accrued but unpaid interest.

          5. Means of Cash Payment.

             Payments of Cash made pursuant to the Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of Reorganized Polaroid, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by Reorganized Polaroid. If so requested in a writing received by Reorganized Polaroid no later than five (5) Business Days after the Confirmation Date, Cash payments of $500,000.00 or more to be made pursuant to the Plan shall be made by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of Reorganized Polaroid, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

          6. Withholding and Reporting Requirements.

             In connection with the Plan and all distributions thereunder, Reorganized Polaroid shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

          7. Setoffs

             Reorganized Polaroid may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Polaroid may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Reorganized Polaroid of any such claim that the Debtors or Reorganized Polaroid may have against such Holder.

          8. Procedures for Resolving Disputed, Contingent and Unliquidated
Claims

          (a) Objection Deadline; Prosecution of Objections.

              No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtors, Reorganized Polaroid, the Plan Administrator, the Creditors' Committee or the Plan Committee, as the case may be, will file objections to Claims with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims to which objections are made. Nothing contained in the Plan, however, will limit Reorganized Polaroid's right to object to Claims, if any, filed or amended after the Claims Objection Deadline. Subject to the limitations set forth in the Plan Administration Agreement and the Plan, and the oversight of the Plan Committee, Reorganized Polaroid and the Plan Administrator will be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature and/or amount thereof.

          (b) No Distributions Pending Allowance

              Notwithstanding any other provision of the Plan, no payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

          (c) Accounts; Escrows; Reserves

              Reorganized Polaroid and the Plan Administrator shall, subject to and in accordance with the provisions of the Plan Administration Agreement,
(a) establish one or more general accounts into which will be deposited all funds not required to be deposited into any other account, Reserve or escrow and (b) create, fund and withdraw funds from, as appropriate, the Operating Reserve, Administrative Claims Reserve, Disputed Claims Reserve and Unclaimed Distributions Reserve. Reorganized Polaroid may sell non-Cash assets, if any, in accordance with the provisions of the Plan and the Plan Administration Agreement. The net proceeds of any such sales will be deposited in an account or Reserve pursuant to the terms of the Plan Administration Agreement.

              (i) Disputed Claims Reserve.

                  On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, Reorganized Polaroid will create and fund the Disputed Claims Reserve with an amount of the Estates' Cash and Stock, as applicable, equal to one hundred percent (100%) of distributions to which Holders of Disputed Unsecured Claims would be entitled under the Plan as of such date if such Disputed Unsecured Claims were Allowed Claims in their Disputed Claims Amount, provided, however, that the Creditors' Committee, Plan Administrator, Debtors or Reorganized Polaroid, as applicable, may, at any time, File Motion(s) pursuant to section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Cash and/or Stock, as applicable, which shall be deposited in the Disputed Claims Reserve in respect of any Disputed Claims, with notice and an opportunity to be heard to the affected Holders of such Disputed Claims.

              (ii) Administrative Claims Reserve.

                   On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, Reorganized Polaroid will create and fund the Administrative Claims Reserve with an amount of the Estates' Cash equal to the aggregate Disputed Claim Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Non-Tax Priority Claims and Disputed Other Secured Claims, based on its sole discretion.

          (d) Distributions After Allowance.

              Reorganized Polaroid shall make payments and distributions from the appropriate Reserves to the Holder of any Disputed Claim that has become an Allowed Claim, on the first Quarterly Distribution Date following the date that such Disputed Claim becomes an Allowed Claim. Such distributions shall be made in accordance with the Plan and the Plan Administration Agreement. With respect to Disputed General Unsecured Claims or Disputed Convenience Claims, such distribution shall be based upon the cumulative distributions that would have been made to such Holder under the Plan if the Disputed General Unsecured Claim or Disputed Convenience Claim had been Allowed on the Effective Date (with any post-Effective Date interest thereon earned by the Disbursing Agent) and shall not be limited by the Disputed Claim Amounts previously reserved with respect to such Disputed General Unsecured Claim or Disputed Convenience Claim to the extent that additional amounts are available therefor from the Disputed Claims Reserve, but only to the extent that such additional amounts have not yet been distributed to Holders of Allowed General Unsecured Claims or Allowed Convenience Claims, as applicable. Notwithstanding the foregoing, however, Reorganized Polaroid may make payments and distributions from the appropriate Reserves to the Holder of any Disputed Claim that has become an Allowed Claim, prior to the first Quarterly Distribution Date following the date that such Disputed Claim becomes an Allowed Claim, provided, that Reorganized Polaroid receives written consent to do so from the Purchaser and Pre-Petition Agent (except that the consent of the Pre-Petition Agent shall not be necessary with respect to Disputed General Unsecured Claims, Disputed Other Secured Claims or Disputed Convenience Claims).

F.     Means for Implementation of the Plan

          1. Merger of Subsidiary Debtors into Polaroid

             On the Effective Date or as soon thereafter as practicable,
(a) the members of the board of directors of each of the Subsidiary Debtors will be deemed to have resigned, (b) each of the Subsidiary Debtors shall be merged with and into Polaroid and (c) the Chapter 11 Cases of the Subsidiary Debtors shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Subsidiary Debtor shall be brought or otherwise commenced in Polaroid's Chapter 11 Case.

          2. Continued Corporate Existence; Dissolution of Reorganized Polaroid

             Polaroid will continue to exist as Reorganized Polaroid after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws are amended under the Plan, for the limited purpose of distributing all of the assets of the Debtors' Estates. As soon as practicable after the Plan Administrator exhausts the assets of the Debtors' Estates by making the final distribution of Cash and/or Stock under the Plan and the Plan Administration Agreement, the Plan
Administrator will (a) effectuate the dissolution of Reorganized Polaroid in accordance with the laws of the State of Delaware and (b) cause its Designated Representative to resign as the sole officer and sole director of Reorganized Polaroid.

          3. Certificate of Incorporation and By-laws

             The certificate of incorporation and by-laws of Polaroid will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code. The certificate of incorporation of Reorganized Polaroid will be amended to, among other things: (a) authorize one share of New
Common Stock, $0.01 par value per share, (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities, and (c) limit the activities of Reorganized Polaroid to matters related to the implementation of the Plan. The Amended Certificate of Incorporation and By-Laws will be filed with the Bankruptcy Court on or before the date of the Confirmation Hearing.

          4. Ownership of New Common Stock; Directors and Officers; Effectuating Documents; Further Transactions

             On the Effective Date, Reorganized Polaroid shall issue the New Common Stock to the Plan Administrator. The Plan Administrator has agreed that it will not sell, transfer, or otherwise dispose of the New Common Stock absent the prior written consent of the Plan Committee or the Bankruptcy Court. The Plan Administrator shall only sell, transfer, or otherwise dispose of the New Common Stock and vote the New Common Stock on any matter requiring a vote of shareholders under the Delaware Corporation Law in accordance with the written directions of the Plan Committee or the Bankruptcy Court. From and after the Effective Date, the Designated Representative of the Plan Administrator will serve as the sole officer and sole director of Reorganized Polaroid. The Plan Administrator, acting by or through the Designated Representative, will be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

          5. Cancellation of Securities, Instruments and Agreements Evidencing Claims and Interests

             Except as otherwise provided in the Plan and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests will be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests will be discharged. The Holders of or parties to such cancelled notes, share certificates and other agreements and instruments will have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan. On the Effective Date, the 1997 Indenture shall be cancelled and have no further force and effect, except, that the cancellation of the 1997 Indenture (i) shall not impair the rights under the Plan of the Holders of Note Claims and the Indenture Trustee governed by such 1997 Indenture; and (ii) shall not impair the rights of the Indenture Trustee under such 1997 Indenture vis-a-vis Holders of Note Claims, including any lien and priority rights of the Indenture Trustee.

          6. No Revesting of Assets

             The property of the Debtors' Estates will not be vested in the Debtors on or following the Confirmation Date or the Effective Date but will remain property of the Estate(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of the Plan until distributed to Holders of Allowed Claims in accordance with the provisions of the Plan, Plan Administration Agreement and Confirmation Order. From and after the Effective Date, all such property will be distributed in accordance with the provisions of the Plan, the Plan Administration Agreement and the Confirmation Order.

          7. Preservation of Rights of Action; Settlement of Litigation Claims

          (a) Preservation of Rights of Action.

              Except as otherwise provided in the Asset Purchase Agreement, the Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates will retain the Litigation Claims. The Plan Administrator on behalf of Reorganized Polaroid, as the successor in interest to the Debtors, may, in consultation with the Plan Committee, enforce, sue on, settle or compromise
(or decline to do any of the foregoing) any or all of the Litigation
Claims. The failure of the Debtors to list a claim, right of action, suit or proceeding on Exhibit [_] to the Plan Supplement will not constitute a waiver or release by the Debtors or their Estates of such claim, right of action, suit or proceeding.

          (b) Settlement of Litigation Claims.

              At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors with the consent of the Plan Committee may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

          8. Creditors' Committee and Plan Committee

          (a) Dissolution of Creditors' Committee.

              The Creditors' Committee will continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee will be dissolved and its members will be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants and other agents shall terminate. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date will be paid in accordance with the terms and conditions of the Fee Order.

          (b) Creation of Plan Committee; Procedures.

              On the Effective Date, the Plan Committee will be formed and constituted. The Plan Committee will consist of at least two, but not more than three members, who will be selected by the Creditors' Committee and whose identities will be disclosed to the Bankruptcy Court at the Confirmation Hearing. In the event that no one is willing to serve on the Plan Committee or there shall have been no Plan Committee members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, ignore any reference in the Plan, the Plan Administration Agreement or the Confirmation Order to a Plan Committee, and all references to the Plan Committee's ongoing duties and rights in the Plan, the Plan Administration Agreement and the Confirmation Order will be null and void.

          (c) Function and Duration; Compensation and Expenses.

              The Plan Committee (i) will be responsible for (A) instructing and supervising Reorganized Polaroid and the Plan Administrator with respect to their responsibilities under the Plan and the Plan
Administration Agreement, (B) reviewing the prosecution of adversary and other proceedings, if any, including proposed settlements thereof, (C) reviewing objections to and proposed settlements of Disputed Claims, (D) performing such other duties that may be necessary and proper to assist the Plan Administrator and its retained professionals, and (ii) will remain in existence until such time as the final distributions under the Plan have been made. The members of the Plan Committee will serve without compensation for their performance of services as members of the Plan Committee, except that they shall be entitled to reimbursement of reasonable expenses by Reorganized Polaroid.

          (d) Liability; Indemnification.

              Neither the Plan Committee, nor any of its members or designees, nor any duly designated agent or representative of the Plan Committee, or their respective employees, will be liable for the act or omission of any other member, designee, agent or representative of the Plan Committee, nor will any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence. Reorganized Polaroid will indemnify and hold harmless the Plan Committee and its members and designees, and any duly designated agent or representative thereof (in their capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions. To the extent Reorganized Polaroid indemnifies and holds harmless the Plan Committee and its members and designees, or any duly designated agent or representative thereof (in their capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Committee, if any, in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

          9. Sources of Cash for Plan Distributions.

             Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for Reorganized Polaroid and the Plan Administrator to make payments pursuant to the Plan shall be obtained from the Debtors' cash balances, the liquidation of the Debtors' remaining non-Cash assets, if any, and, solely in connection with the Lump Sum Election, the Funding Source. Cash payments to be made pursuant to the Plan shall be made by Reorganized Polaroid (or any successor thereto) or, if the Disbursing Agent is an entity other than Reorganized Polaroid, the Disbursing Agent.

          10. Sources of Stock for Plan Distributions.

              Except as otherwise provided in the Plan or the Confirmation Order, all Stock necessary for Reorganized Polaroid and the Plan Administrator to make distributions pursuant to the Plan shall be obtained from the Debtors' Reserves. Stock distributions to be made pursuant to the Plan shall be made by Reorganized Polaroid (or any successor thereto) or, if the Disbursing Agent is an entity other than Reorganized Polaroid, the Disbursing Agent.

          11. Applicability of Bankruptcy Code Sections 1145 and 1125(e).

          (a) The Purchaser shall be deemed to be a "successor" to the Debtors for the limited purpose of the provisions of section 1145 of the Bankruptcy Code with respect to the Stock, but not for any other purpose or in any other context, and the distribution of Stock under the terms of the Plan to the Holders of Allowed Class 3 General Unsecured Claims shall constitute the offer or sale under a plan of the Debtors of a security of a successor to the Debtors under such plan in exchange for a claim against, an interest in, or a claim for an administrative expense in the Chapter 11 Cases, such that pursuant to section 1145(a)(1) of the Bankruptcy Code, the issuance of the Stock, to the extent the Stock constitutes "securities" under applicable law, shall be exempt from requirements of section 5 of the Securities Act of 1933, as amended, and any other federal, state, or local laws requiring registration for offer or sale of securities (collectively, the "Securities Laws").

          (b) Solely for the limited purpose of the provisions of section 1125(e) of the Bankruptcy Code, the Purchaser and the Funding Source shall be deemed to have participated, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan, of a newly organized successor to the Debtors under the Plan, and therefore, pursuant to section 1125(e) of the Bankruptcy Code, are not liable for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

          12. Release of Liens.

              Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument or other agreement created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estates shall be released.

          13. Exemption from Certain Transfer Taxes.

              Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to Reorganized Polaroid pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

          14. Estate Costs.

              The Debtors and/or their successor(s), including the Plan Administrator, shall incur estate costs in a reasonable and cost-effective manner, provided, however, that the retention of the Creditors' Committee's current professionals is deemed reasonable and cost-effective.

          15. Payment of Estate Costs

              As set forth in the Asset Purchase Agreement, if, after June 2, 2002 and until the distribution of all of the Stock, the aggregate amount of the Estate Costs (as defined in the Asset Purchase Agreement) paid by the estate exceeds $27,000,000 (and Reorganized Polaroid does not have any cash available to pay additional Estate Costs), then, for any Estate Costs in excess of $27,000,000 that become due and payable, Purchaser will pay to Reorganized Polaroid an amount equal to such excess up to $4,000,000 in cash, upon receipt by Purchaser of reasonably satisfactory documentation evidencing Reorganized Polaroid's obligation to pay such Estate Costs. If, after June 2, 2002 and until the distribution of all of the Stock, the aggregate amount of the Estate Costs paid exceeds $31,000,000 (and Reorganized Polaroid does not have any cash available to pay additional Estate Costs), then, for any Estate Costs in excess of $31,000,000 that become due and payable, the Pre-Petition Agent, on behalf of the Pre-Petition Lenders, will pay to Reorganized Polaroid an amount equal to such excess up to $3,000,000 in cash (the "Bank Reimbursement"), upon receipt by the Pre-Petition Agent of reasonably satisfactory documentation evidencing Reorganized Polaroid's obligation to pay such Estate Costs. If, after June 2, 2002 and until the distribution of all Stock, the aggregate amount of the Estate Costs paid exceeds $34,000,000 (and Reorganized
Polaroid does not have any cash available to pay additional Estate Costs), then, for any Estate Costs in excess of $34,000,000 that become due and payable, Purchaser will pay to Reorganized Polaroid an amount equal to such excess up to $3,000,000 in cash (the "Second Tier Reimbursement"), upon receipt by Purchaser of reasonably satisfactory documentation evidencing Reorganized Polaroid's obligation to pay such Estate Costs.

          As set forth in the Asset Purchase Agreement, if, after June 2, 2002 and until the distribution of all of the Stock, the aggregate amount of the Estate Costs paid or required to be paid exceeds $37,000,000 (and Reorganized Polaroid does not have any cash available to pay additional Estate Costs), then, for any Estate Costs in excess of $37,000,000 that become due and payable, and for the sole purpose of generating cash to fund all or a portion of such excess, up to a maximum excess of $4,500,000, Reorganized Polaroid will have the right, but not the obligation, to sell to Purchaser up to such number of shares of the Stock as shall equal four percent (4%) of the Issued Stock (as that term is defined in the Asset Purchase Agreement) for a maximum aggregate purchase price of $4,500,000, as follows: Reorganized Polaroid will have the right, but not the obligation, to sell such number of shares of the Stock to Purchaser at a price equal to: (i) for the first two percent (2%) of the Issued Stock, $1,250,000 for each one percent (1%) of the Issued Stock (or a pro-rata price based thereon); and (ii) for the next two percent (2%) of the Issued Stock, $1,000,000 for each one percent (1%) of the Issued Stock (or a pro-rata price based thereon). All sales of stock by Reorganized Polaroid to Purchaser pursuant to this arrangement must include the same percentage of each class of stock included in the Stock. Except in the case of a distribution by Reorganized Polaroid to the Holders of Allowed Claims in the Chapter 11 Cases, if Reorganized Polaroid wishes to sell or otherwise transfer shares of the Stock to a third party pursuant to a bona fide written offer therefor, then Reorganized Polaroid will give Purchaser written notice thereof, which notice shall (x) include a copy of such bona fide written offer and a description of any other material terms of the offer not contained in such offer, including the identity of the transferee, the price or other consideration for which the shares of the Stock are proposed to be sold or transferred, and the number of shares of the Stock to be sold or transferred, and (y) contain an irrevocable offer to sell such shares of the Stock to the Purchaser at the same price and on the same terms contained in the bona fide written offer. For a period of twenty days after its receipt of such notice, the Purchaser and/or its designee(s) shall have the right and option to purchase all or a portion of the shares of the Stock at the same price and on the same terms contained in the bona fide written offer.

          If, after payment of all amounts under the Plan and distribution of the Stock (i) there remain any assets of Reorganized Polaroid (the "Remaining Assets") and (ii) either the Pre-Petition Agent shall have made a Bank Reimbursement or Purchaser shall have made a Second Tier Reimbursement, then, unless Reorganized Polaroid determines in good faith that there continues to be a reasonable expectation of additional Estate Costs, Reorganized Polaroid will (x) pay to Purchaser such percentage of the Remaining Assets as the amount of the Second Tier Reimbursement actually paid bears to the sum of the amount of the Bank Reimbursement actually paid and the amount of the Second Tier Reimbursement actually paid (such sum, the "Total Reimbursement Paid"), up to $5,000,000 and (y) pay to the Pre-Petition Agent, for the benefit of the Secured Lenders, such percentage of the Remaining Assets as the amount of the Bank Reimbursement actually paid bears to the Total Reimbursement Paid, up to $5,000,000. Reorganized Polaroid will not make any distributions or payments (other than distributions of the Stock or on account of Estate Costs) unless Reorganized Polaroid shall have (i) made all of the payments described in the immediately preceding sentence and (ii) waived their rights to receive any and all payments under Section 7.04(b) of the Asset Purchase Agreement and waived their rights to sell the Stock to Purchaser under Section 7.04(c) of the Purchase Agreement.

G.       The Plan Administrator

          1. Appointment.

             Prior to the Confirmation Date, the Creditors' Committee will designate an entity, which entity shall be reasonably acceptable to Purchaser and Pre-Petition Agent, to serve as the Plan Administrator pursuant to the Plan Administration Agreement and the Plan, until resignation or discharge and the appointment of a successor Plan
Administrator in accordance with the Plan Administration Agreement, provided that, pursuant to the Plan, Wind Down Associates is deemed to be reasonably acceptable to Purchaser and the Pre-Petition Agent.

          2. Rights, Powers and Duties of Reorganized Polaroid and the Plan Administrator.

             Reorganized Polaroid will retain and have all the rights, powers and duties necessary to carry out its responsibilities under the Plan. Such rights, powers and duties, which shall be exercisable by the Plan
Administrator on behalf of Reorganized Polaroid pursuant to the Plan and the Plan Administration Agreement, shall include, among others:

          (a) investing Reorganized Polaroid's Cash, including, but not limited to, the Cash held in the Reserves in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (B) short term obligations of the United States Treasury and repurchase agreements fully collateralized by obligations of the United States Treasury, including funds consisting solely or primarily of such obligations and repurchase agreements; (C) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (D) any other investments that may be permissible under
(I) section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court entered in the Debtors' Chapter 11 cases;

          (b) calculating and paying all distributions to be made under the Plan, the Plan Administration Agreement and other orders of the Bankruptcy Court to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Non-Tax Priority Claims, Allowed Other Secured Claims, Allowed Convenience Claims, and Allowed General Unsecured Claims;

          (c) employing, supervising and compensating professionals retained to represent the interests of and serve on behalf of Reorganized Polaroid;

          (d) making and filing tax returns for any of the Debtors or Reorganized Polaroid;

          (e) objecting to (or allowing and paying) Claims or Interests filed against any of the Debtors' Estates on any basis; provided that the Plan Administrator shall consult, in good faith, with the Purchaser and the Pre-Petition Agent with respect to such objections, allowance and payment as required by the Plan;

          (f) seeking estimation of contingent or unliquidated claims under section 502 of the Bankruptcy Code;

          (g) seeking determination of tax liability under section 505 of the Bankruptcy Code;

          (h) prosecuting avoidance actions under sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code;

          (i) prosecuting turnover actions under sections 542 and 543 of the Bankruptcy Code;

          (j) prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims;

          (k) dissolving Reorganized Polaroid;

          (l) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administration Agreement; and

          (m) taking any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of the Plan
Administration Agreement.

          3. Compensation of the Plan Administrator.

             The Plan Administrator will be compensated from the Operating Reserve pursuant to the terms of the Wind Down Engagement Letter. Any professionals retained by the Plan Administrator will be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Operating Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals will be made in the ordinary course of business and will not be subject to the approval of the Bankruptcy Court but will be subject to review by the Plan Committee.

          4. Indemnification.

             Reorganized Polaroid and the Estates will, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Plan Administrator (in its capacity as such) and the Plan
Administrator's and Reorganized Polaroid's agents, representatives, professionals and employees, including, without limitation, the Designated Representative (collectively the "Indemnified Parties") from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to Reorganized Polaroid and the Estates or the implementation or administration of the Plan and the Plan Administration Agreement, if the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Reorganized Polaroid and the Estates and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent Reorganized Polaroid and the Estates indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification will be paid out of the Operating Reserve. The indemnification provisions of the Plan Administration Agreement will remain available to and be binding upon any former Plan Administrator and will survive the termination of the Plan Administration Agreement.

          5. Insurance

             The Plan Administrator will be authorized to obtain all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and Reorganized Polaroid, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of Reorganized Polaroid and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administration Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Plan Administration Agreement.

          6. Authority to Object to Claims and Interests and to Settle Disputed Claims.

             Prior to the Effective Date, (x) the Creditors' Committee shall be primarily responsible for the reconciliation and allowance of general unsecured claims, provided that, the Creditors' Committee shall consult, in good faith, with the Debtors and the Purchaser with respect to such reconciliation and allowance of such general unsecured claims; and (y) the Debtors shall be primarily responsible for the reconciliation, allowance or payment of administrative, priority, and secured claims, provided that, the Debtors shall consult, in good faith, with the Creditors' Committee, the Purchaser and the Pre-Petition Agent with respect to the reconciliation, allowance and payment of administrative and priority claims. From and after the Effective Date, the Plan Administrator shall be primarily responsible for the claims reconciliation process with respect to the allowance and payment of general unsecured, administrative and priority claims and shall be authorized (i) to object to any Claims or Interests filed against any of the Debtors' Estates and (ii) pursuant to Bankruptcy Rule 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims, provided that, the Plan Administrator shall consult, in good faith, with the Plan Committee, Purchaser, and Pre-Petition Agent with respect to such reconciliation, allowance and payment of such general unsecured, administrative or priority claims subject to the following requirements:

          (a) If the proposed settlement of a Disputed Claim Amount of the Disputed Claim is less than $50,000, Reorganized Polaroid and the Plan Administrator will be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, without notice to any party.

          (b) If the proposed settlement of a Disputed Claim Amount of the Disputed Claim is equal to or more than $50,000 but less than $1,000,000, Reorganized Polaroid and the Plan Administrator will be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, upon five (5) Business Days' written notice to the Plan Committee, the Pre-Petition Agent and the Purchaser.

          (c) If proposed settlement of a Disputed Claim Amount of the Disputed Claim is equal to or greater than $1,000,000, Reorganized Polaroid and the Plan Administrator will be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only following five (5) days' written notice to the Plan Committee, the Pre-Petition Agent and the Purchaser and upon receipt of Bankruptcy Court approval of such settlement.

              If the Plan Committee, the Pre-Petition Agent or the Purchaser objects to the proposed settlement of a Disputed Claim within the foregoing prescribed time deadlines, then (A) if the Plan Committee, the Pre-Petition Agent or the Purchaser withdraws for any reason its objection to such settlement, the Plan Administrator may enter into the proposed settlement without further notice and a hearing or entry of an order of the Bankruptcy Court or (B) if the Plan Committee, the Pre-Petition Agent or the Purchaser does not withdraw its objection, the Plan Administrator will have the option of (I) forgoing entry into the settlement agreement that is the subject of the Plan Committee's, the Pre-Petition Agent's or the Purchaser's objection, (II) modifying the terms of the settlement agreement in a way that results in the Plan Committee, the Pre-Petition Agent or the Purchaser withdrawing its objection, or (III) following five (5) days' written notice to the Plan Committee, the Pre-Petition Agent or the Purchaser, seeking an order of the Bankruptcy Court authorizing the Plan Administrator to enter into the settlement agreement over the Plan Committee's, the Pre-Petition Agent's or the Purchaser's objection.

H.     Other Matters

          1. Treatment of Executory Contracts and Unexpired Leases

             Under Bankruptcy Code section 365, the Debtors have the right, subject to court approval, to assume or reject any executory contract or unexpired lease. If the Debtors reject an executory contract or unexpired lease that was entered into before the Petition Date, the contract or lease will be treated as if it had been breached on the date immediately preceding the Petition Date, and the other party to the agreement will have a General Unsecured Claim for damages incurred as a result of the rejection. In the case of rejection of employment severance agreements and real property leases, damages are subject to certain limitations imposed by Bankruptcy Code sections 365 and 502.

          (a) Rejected Contracts and Leases

              Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, shall be rejected by the applicable Debtor on the Confirmation Date, unless such contract or lease previously (a) shall have been assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases assumed and assigned to Purchaser) or (b) shall have expired or terminated pursuant to its own terms; provided, however, that neither the inclusion by the Debtors of a contract or lease in the Plan Supplement nor anything contained in the Plan nor this Disclosure Statement shall constitute an admission by any Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described in the Plan or this Disclosure Statement, pursuant to section 365 of the Bankruptcy code, as of the Confirmation Date.

          (b) Bar to Rejection Damages

              If the rejection of an executory contract or unexpired lease pursuant to Section 7.1 of the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, Reorganized Polaroid, the Plan Administrator or their respective successors or properties unless a proof of Claim is filed and served on Reorganized Polaroid and counsel for Reorganized Polaroid within thirty
(30) days after service of a notice of entry of the Confirmation Order or such other date as prescribed by the Bankruptcy Court.

          (c) Asset Purchase Agreement.

              Notwithstanding anything to the contrary in the Plan, the obligations, if any, of the Debtors under the Asset Purchase Agreement and the Sale Order shall be deemed and treated as executory contracts that are assumed by Reorganized Polaroid pursuant to the Plan and Section 365 of the Bankruptcy Code as of the Effective Date. Nothing contained in the Plan or any Confirmation Order shall be deemed to conflict with, or derogate from, the terms of the Asset Purchase Agreement or the Sale Order, such that, to the extent there are any inconsistencies between the terms of the Asset Purchase Agreement and the Sale Order, on the one hand, and the Plan and the Confirmation Order, on the other, the terms of the Asset Purchase Agreement and the Sale Order shall govern. In addition, any amounts that become payable by the Debtors pursuant to the Asset Purchase Agreement or any of the documents delivered by the Debtors pursuant to or in connection with the Asset Purchase Agreement shall not be discharged, modified, or otherwise affected by the Plan or the Confirmation Order.

          2. Bar Dates for Certain Claims

          (a) Administrative Claims

              The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims, which date will be forty-five
(45) days after the Confirmation Date. The Administrative Claims Bar Date will be applicable for Holders of asserted Administrative Claims first accruing after ____, 2003, other than Fee Claims and Indenture Trustee fees. Holders of asserted Administrative Claims, except for Fee Claims, not paid prior to the Confirmation Date shall submit proofs of Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors, or Reorganized Polaroid, as the case may be, shall have forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

          (b) Professional Fee Claims; Substantial Contribution Claims

              All persons requesting compensation or reimbursement of Fee Claims pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors prior to the Effective Date (including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) shall file and serve on Reorganized Polaroid, counsel for Reorganized Polaroid and counsel to the Creditors' Committee an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized Polaroid, counsel for Reorganized Polaroid and the requesting Professional or other entity no later than sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for compensation or reimbursement was served.

          (c) Indenture Trustee Fees.

              Under the Plan, the reasonable fees and expenses of the Indenture Trustee (which includes the reasonable fees and expenses of any professionals retained by the Indenture Trustee), will be paid in Cash, provided that, any distributions to be received by Holders of Allowed Note Claims pursuant to the Plan will not be reduced on account of the payment of any Indenture Trustee's fees and expenses.

              Prior to the Effective Date, the Indenture Trustee will submit to the Debtors appropriate documentation in support of the fees and expenses incurred by the Indenture Trustee through that date (including any estimated fees and expenses through the Effective Date), whether incurred prior to or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred thereafter.
Such estimate may include, without limitation, projected fees and expenses relating to surrender and cancellation of notes, distribution of securities, and fees and expenses to be incurred in respect of any challenge to the claims asserted by the Indenture Trustee, whether based on the Notes or the claimed amount of such fees and expense. On or prior to the Effective Date, the Debtors or Reorganized Polaroid will pay the undisputed amount of the Indenture Trustee's fees and expenses.

              No later than 30 days after the Effective Date, or as soon thereafter as may be practical, the Indenture Trustee will deliver a final invoice for its fees and expenses. The Plan Administrator will have a period of 30 days after receipt to review the final invoice and provide the Indenture Trustee with any objection to the final invoice, stating with specificity its objections to particular charges. If the Indenture Trustee receives no objection within 30 days, then the Indenture Trustee shall be paid such amount without the need for any further approval of the Bankruptcy Court. If the Plan Administrator timely advises the Indenture Trustee in writing that it objects to all or a portion of such fees, which objection states with specificity its objection to particular charges, (i) Reorganized Polaroid shall pay the undisputed portion of the fees and expenses and (ii) the Indenture Trustee may either, at its option, submit the disputed portion to the Bankruptcy Court for resolution or exercise its rights under the 1997 Indenture. The Indenture Trustee will not be required to file a fee application or to comply with guidelines and rules applicable to a fee application, and will not be subject to Sections 330 or 503(b) of the Bankruptcy Code.

              The Indenture Trustee's charging lien will be discharged solely upon payment in full of such fees and expenses. Accordingly, nothing herein shall be deemed to impair, waive or discharge the Indenture Trustee's charging lien, for any fees and expenses not paid by the Debtors or Reorganized Polaroid, as applicable.

          3. Tax Reporting and Compliance.

              In connection with the Plan and all instruments issued in connection therewith and distributions thereof, the Debtors, and Reorganized Polaroid, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Reorganized Polaroid is hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

          4. Payment of Statutory Fees

             All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date, and neither the Debtors, their Estates, Reorganized Polaroid nor the Plan Administrator shall thereafter be liable for the payment from additional fees under 28 U.S.C.
section 1930 other than with respect to Polaroid's Chapter 11 Case.

I.     Retention of Jurisdiction

          Pursuant to Bankruptcy Code sections 105(a) and 1142 and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

          (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

          (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

          (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Polaroid may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

          (d) Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

          (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

          (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

          (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is executed or created pursuant to the Plan, or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

          (h) Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

          (i) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 328, 330, 331, 503(b), 1103 and
                1129(c)(9) of the Bankruptcy Code, provided, however, that from and after the Effective Date the payment of fees and expenses of Reorganized Polaroid, the Plan Committee and the Plan Administrator shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court.

          (j) Hear and determine matters concerning the Plan Committee and its members and their respective professionals;

          (k) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

          (l) Hear and determine the causes of action by or on behalf of the Debtors or Reorganized Polaroid;

          (m) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

          (n) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

          (o) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

          (p) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

          (q) Hear and determine all disputes or other matters arising in connection with the interpretation, implementation or enforcement of the Asset Purchase Agreement, the Ancillary Agreements, and the Sale Order;

          (r) Hear and determine all matters related to (i) the property of the Estates from and after the Confirmation Date, (ii) the winding up of the Debtors' affairs and (iii) the activities of Reorganized Polaroid and the Plan Administrator, including (A) challenges to or approvals of Reorganized Polaroid's or the Plan Administrator's activities, (B) resignation or removal of the Plan Administrator and selection of a successor Plan Administrator, (C) reporting by, termination of and accounting by Reorganized Polaroid and the Plan Administrator and (D) release of the Plan Administrator from its duties;

          (s)   Hear and determine disputes with respect to compensation of
                (i) Reorganized Polaroid's professional advisors, (ii) the Plan Administrator and its professional advisors, and (iii) the Plan Committee, its members and its professional advisors;

          (t) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

          (u)   Enter an order closing the Chapter 11 Cases.

J.     Confirmation and Consummation of the Plan

          1. Confirmation Date

             The following are conditions precedent to the occurrence of the Confirmation Date: (a) the Confirmation Order shall be reasonably acceptable in form and substance to the Proponents, the Pre-Petition Agent and Purchaser and (b) the Substantive Consolidation Order, which may be the Confirmation Order, shall be reasonably acceptable in form and substance to the Proponents, the Pre-Petition Agent and the Purchaser and shall have been entered by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

          2. Waiver of Conditions

             The conditions set forth in Article IX of the Plan, may be waived in whole or in part by the Proponents, without any other notice to parties in interest or the Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation or the Effective Date may be asserted by the Proponents or Reorganized Polaroid regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Proponents or Reorganized
Polaroid). The failure of the Proponents or Reorganized Polaroid to exercise any of the foregoing rights will not be deemed a waiver of any other rights, and each such right will be deemed an ongoing right that may be asserted at any time.

          3. Consequences of Non-Occurrence of Effective Date.

             If the Effective Date does not occur within one hundred eighty
(180) days of the Confirmation Date, or by such later date, after notice and hearing, as is proposed by the Proponents, then upon motion by the Proponents and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant the provisions of the Plan, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims shall be null and void without further order of the Bankruptcy Court; and
(c) the time within which the Debtors may assume and assign, or reject all executory contracts and unexpired leases shall be extended for a period of thirty (30) days after the date the Confirmation Order is vacated.

K.     EFFECT OF PLAN CONFIRMATION

          1. Binding Effect

             The Plan will be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns.

          2. Releases

          (a) Releases by the Debtors

              On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to forever release unconditionally
(i) the Debtors' directors, officers, employees, agents and professionals as of the Petition Date, (ii) the Creditors' Committee and the Plan Committee and, solely in their respective capacities as members or representatives of the Creditors' Committee and the Plan Committee, as applicable (and not as individual lenders or creditors to or on behalf of the Debtors), each member of the Creditors' Committee and the Plan Committee; (iii) the Plan Administrator; (iv) the Pre-Petition Lenders, the DIP Lenders, the Pre-Petition Agent and the DIP Agent; and (v) the respective agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives (including the respective current and former directors, officers, employees, members, shareholders and professionals) of any of the foregoing or of the Debtors or any affiliates or subsidiaries of the Debtors from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors or Reorganized Polaroid under the Plan, the Plan Administration Agreement and the contracts, instruments, releases and other agreements delivered under the Plan and the Plan Administration Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement; provided, however, that other than as to the Claims of the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agent and the DIP Lenders nothing in this Section shall be deemed to waive any objection to any Claim against the Debtors or any rights to object to any such Claim or to bring an adversary proceeding to subordinate a Claim under section 510(c) of the Bankruptcy Code, to recharacterize a Claim as an Interest, all of which rights, claims and defenses are expressly preserved, provided further, that the releases granted in clause (i) above shall not release any officer of the Debtors that was not hired, retained or engaged by Purchaser on or prior to September 30, 2002 or any person or entity covered in clause (i) above against whom a cause of action has been asserted by or on behalf of the Debtors or the Estates prior to the Effective Date.

          (b) Releases by Holders of Claims and Interests

              On the Effective Date, each Holder of a Claim that voted to accept the Plan, in consideration for the obligations of the Debtors and Reorganized Polaroid under the Plan and the Stock or Cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, each entity (other than a Debtor) that has held, holds or may hold a Claim, as applicable, will be deemed to forever release, waive and discharge, to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the Debtors' or Reorganized Polaroid's obligations under the Plan, the Plan Administration Agreement and the contracts, instruments, releases, agreements and documents delivered under the Plan and the Plan Administration Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement that such entity has, had or may have against the Creditors' Committee, the Plan Committee or their respective members, attorneys, accountants and financial advisors, acting in such capacity, the Plan Administrator, the Pre-Petition Lenders, the DIP Lenders, the Pre-Petition Agent and the DIP Agent and any Debtor and the present and former directors, officers, shareholders, employees, agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives of all of the foregoing.

          (c) Releases by Lenders.

              On the Effective Date, each of the Pre-Petition Lenders, the DIP Lenders, the Pre-Petition Agent and the DIP Agent will be deemed to forever release, waive and discharge, to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the Debtors' or Reorganized Polaroid's obligations under the Sale Order, the Plan, the Plan
Administration Agreement and the contracts, instruments, releases, agreements and documents delivered under the Plan and the Plan
Administration Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, the Plan or the Disclosure Statement that such entity has, had or may have against the Creditors' Committee, the Plan Committee, or the Plan Administrator or their respective members attorneys, accountants and financial advisors, acting in such capacity, and any Debtor and its present and former directors, officers, shareholders, employees, agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives.

          (d) Injunction Related to Releases

              The Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to the Plan.

          3. Discharge of Claims and Termination of Interests

             Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtors; provided, however, that no Holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Polaroid, their respective successors or their respective property, except as expressly provided herein.

          4. Exculpation and Limitation of Liability

             Neither the Debtors nor the Creditors' Committee, the Plan Committee, the Pre-Petition Lenders, the DIP Lenders, the Pre-Petition Agent, the DIP Agent or the Plan Administrator, nor any of their respective present or former members, officers, directors, shareholders, employees, advisors, attorneys or agents, shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Debtors' Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

          5. Injunction

             Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation
Date all Persons who have held, hold or may hold Claims against or Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Pre-Petition Agent, the Pre-Petition
Lenders, the DIP Agent, the DIP Lenders, the Estate(s), the Debtors, Reorganized Polaroid, the Plan Administrator, the Creditors' Committee or the members thereof, the Plan Committee or the members thereof, or any of their property on account of any such Claims or Interests and (ii) preliminarily enjoined from taking any of the following actions against any of the Pre-Petition Agent, the Pre-Petition Lenders, the DIP Agent, the DIP Lenders, the Estate(s), the Debtors, Reorganized Polaroid, the Plan Administrator, the Creditors' Committee or the members thereof, the Plan Committee or the members thereof or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that (x) nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of the Plan and (y) the preliminary injunction of actions against the Debtors, Reorganized Polaroid, the Plan Administrator, the Creditors' Committee and the members thereof and the Plan Committee and the members thereof and their property (if any) shall be dissolved and terminate one day following the termination of the Plan Administration Agreement in accordance with the terms thereof. By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in the Plan.

          6. Term of Bankruptcy Injunction or Stays.

             All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estates of Reorganized Polaroid and the other Debtors has been distributed and Reorganized Polaroid has been dissolved.

                     V. RISK FACTORS TO BE CONSIDERED

          Holders of Impaired Claims and Interests who are entitled to vote on the Plan should read and carefully consider the following factors, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference herein), before deciding whether to vote to accept or to reject the Plan.

          If the total amount of Administrative Claims, Priority Tax Claims, Class 1 Non-Tax Priority Claims, and Class 2 Other Secured exceed the cash available to the estate, the Plan Administrator may be required to sell some of the Stock in order to satisfy such Claims. In that event, the amount of Cash and/or Stock to be distributed on behalf of Class 3 General Unsecured Claims and Class 4 Convenience Claims would decrease.

          Additionally, there may be Disputed Claims that are material and depending on the resolution of such Disputed Claims, the total amount of all Claims may be in excess of the total amount of Allowed Claims assumed in the development of the Plan. The actual amount of Allowed Claims may differ significantly from the estimates set forth in the table in Article II, "Overview of the Plan." Accordingly, the amount of distribution that will be ultimately received by any particular Holder of an Allowed Class 3 General Unsecured Claim or Class 4 Convenience Claim may be adversely affected by the aggregate amount of all Allowed Claims.

          VI. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

          The following discussion is a general summary of certain federal income tax aspects of the Plan to Holders of Claims who are entitled to vote to confirm or reject the Plan and should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular Holder of a Claim. The following discussion does not discuss the federal income tax aspects of the Plan to the Debtors, its affiliates or Reorganized Polaroid. The description of tax consequences below is for informational purposes only and is subject to significant uncertainties.

          The tax consequences of the Plan to Holders of a Claim may vary based on the individual circumstances of each Holder and the following discussion is not a substitute for careful tax planning and advice based upon the individual circumstances of each Holder. This discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal tax consequences of the Plan to special classes of taxpayers (such as foreign entities, nonresident alien individuals, S Corporations, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, broker-dealers and tax-exempt organizations). Furthermore, estate and gift taxes are not addressed herein. Each Holder of a Claim affected by the Plan should consult his or her own tax advisor regarding the specific tax consequences of the Plan with respect to that Holder's claim.

          No opinions of counsel, rulings or determinations from the Internal Revenue Service ("IRS") or any other tax authority have been requested or obtained with respect to any of the tax aspects of the Plan. No tax opinion is given by this disclosure.

          The following discussion is based upon existing provisions of the Internal Revenue Code of 1986, as amended (the "Tax Code"), existing and proposed Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would alter or modify the analyses and conclusions set forth below, by reason of a prospective or retroactive change in the applicable law. Further, there can be no assurance that the IRS will not challenge any or all of the tax aspects of the Plan, or that such a challenge, if made, would be successful. If such a challenge is asserted and is successful, the recovery of the Holders of Claims may be reduced.

          Federal income taxes, like many other taxes, are priority claims. Accordingly, such claims must be satisfied before most other claims may be paid. It is not anticipated that the implementation of the Plan will result in any material federal, state or local tax liability, however, this conclusion is not free from doubt, and the consequences of the Plan are subject to significant uncertainties which may result in material federal, state and local tax liabilities upon audits.

A.     Tax Consequences to Holders of Claims

          Holders of Claims will generally recognize gain (or loss) to the extent the amount realized under the Plan in respect of their Claims exceeds (or is exceeded by) their respective tax bases in their Claims. The amount realized for this purpose generally should equal the amount of cash and the fair market value of any other assets received (including, but not limited to, the Stock) or deemed received for federal income tax purposes under the Plan in respect of their respective Claims. A Holder of a Claim that receives or is deemed to receive for federal income tax purposes a non-cash asset under the Plan in respect of its Claim generally should have a tax basis in such asset in an amount equal to the fair market value of such asset on the date of receipt for federal income tax purposes.

          The tax treatment of Holders of Claims and the character, amount and timing of income, gain or loss recognized as a consequence of the Plan and the distributions provided for by the Plan will depend upon, among other things, (i) the manner in which a Holder acquired a Claim; (ii) the length of time a Claim has been held; (iii) whether the Claim was acquired at a discount; (iv) whether the Holder has taken a bad debt deduction in the current or prior years; (v) whether the Holder has previously included accrued but unpaid interest with respect to a Claim; (vi) the method of tax accounting of a Holder; and (vii) whether a Claim is an installment obligation for federal income tax purposes. Therefore, Holders of Claims should consult their tax advisor for information that may be relevant to their particular situation and circumstances and the particular tax consequence to such Holders as a result thereof.

B.     Information Reporting and Backup Withholding

          Under the backup withholding rules of the Tax Code, Holders of Claims may, under certain circumstances, be subject to "backup withholding" at a rate of 30% with respect to payments made pursuant to the Plan, unless such Holder either (i) comes within certain exempt categories (generally including corporations, foreign persons and certain pass-through entities) and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that the Holder is not otherwise subject to backup withholding because of an underreporting failure. Any amounts withheld pursuant to the withholding or backup withholding rules are creditable against such Holder's United States federal income tax liability, and may entitle such Holder to a refund.

C.     Importance of Obtaining Professional Tax Assistance

          THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE, AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

                       VII. CONFIRMATION OF THE PLAN

The Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11, including, among other things, that (a) the Plan has properly classified Claims and Interests, (b) the Plan complies with applicable provisions of the Bankruptcy Code, (c) the Proponents have complied with applicable provisions of the Bankruptcy Code, (d) the Proponents have proposed the Plan in good faith and not by any means forbidden by law, (e) disclosure of "adequate information" as required by section 1125 of the Bankruptcy Code has been made, (f) the Plan has been accepted by the requisite votes of all classes of creditors (except to the extent that "cramdown" is available under Bankruptcy Code section 1129(b)), (g) the Plan is in the "best interests" of all Holders of Claims in an Impaired Class, and
(h) all fees and expenses payable under 28 U.S.C. section 1930, as determined by the Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Effective Date.

A.     Acceptance of the Plan

          As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims vote to accept the Plan, under certain circumstances.

          Bankruptcy Code section 1126(c) defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims in that class, but forth that purpose only counts those who actually vote to accept or reject the plan. Thus, a Class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number actually voting cast their Ballots in favor of acceptance.

B.     Feasibility

          Bankruptcy Code section 1129(a)(11) requires that confirmation of the Plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successors to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. The Plan proposed by the Proponents provides for a liquidation of the Debtors' remaining assets and a distribution of Cash and/or Stock to creditors in accordance with the priority scheme of the Bankruptcy Code and the terms of the Plan. The ability of Reorganized Polaroid to make the distributions described in the Plan does not depend on future earnings of the Debtors. Accordingly, the Proponents believe that the Plan is feasible and meets the requirements of Bankruptcy Code section 1129(a)(11).

C.     Best Interests Test

          Even if a plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires that a bankruptcy court find that the plan is in the "best interests" of all holders of claims or interests that are impaired by the plan and that have not accepted the plan. The "best interests" test, as set forth in Bankruptcy Code section 1129(a)(7), requires a bankruptcy court to find either that (i) all members of an impaired class of claims or interest have accepted the plan or (ii) the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

          To calculate the probable distribution to holders of each impaired class of claims and interests if a debtor were liquidated under chapter 7, a court must first determine the aggregate dollar amount that would be generated from a debtor's assets if its chapter 11 case was converted to a chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a chapter 7 trustee.

          The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral, and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the chapter 7 case and the chapter 11 case. Costs of liquidation under chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in its chapter 11 case (such as compensation of attorneys, financial advisors and accountants) that are allowed in the chapter 7 case, litigation costs, and claims arising from the operations of the debtor during the pendency of the chapter 11 case. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general claims or to make any distribution in respect of their equity interests. The liquidation would also prompt the rejection of a large number of executory contracts and unexpired leases and thereby significantly enlarge the total pool of unsecured claims by reason of resulting rejection claims.

          Once the court ascertains the recoveries in liquidation of the secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security Holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distribution to be received by such creditors and equity security Holders under a debtor's plan, then such plan is not in the best interest of creditors and equity security Holders.

D. Application of the "Best Interests" Test to the Liquidation Analysis and the Valuation

          Substantially all of the Debtors' assets have already been liquidated pursuant to the Asset Purchase Agreement. Therefore, the Debtors' Estates consist of the remaining proceeds of the sale to Purchaser, the Stock and certain assets not sold to the Purchaser. Although the Plan's proposed liquidation and a chapter 7 liquidation would have the same goal of liquidating the remainder of the Debtors' Estates and distributing all of the proceeds to creditors, the Proponents believe that the Plan provides a more efficient vehicle to establish that goal. Liquidating the Debtors' Estates pursuant to chapter 7 would require the appointment of a chapter 7 trustee. The appointment of the chapter 7 trustee, as well as any professionals retained by the chapter 7 trustee, would increase the operating costs associated with the liquidation of the Debtors' Estates. Further, like the Debtors, a chapter 7 trustee would complete the liquidation of the Debtors' remaining assets, resolve Disputed Claims and make distributions to creditors. A chapter 7 trustee, however, would not have the benefit of the institutional knowledge of the Debtors to resolve the Disputed Claims efficiently. Therefore, the Proponents believe that a chapter 7 trustee, on average, would settle the Disputed Claims for higher amounts than the Proponents, as a result of the Debtors' knowledge of their business and the resulting Claims. The Proponents also believe that distributions would occur in a shorter time period pursuant to the Plan than if the Debtors' Estates were liquidated pursuant to a chapter 7 liquidation. A conversion to chapter 7 would take time and a chapter 7 trustee, once appointed, and any professionals hired by the chapter 7 trustee would require additional time to gain familiarity with the Debtors and their creditors, thus delaying the initial distribution to creditors.

          After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available to creditors in the Chapter 11 Cases, the Proponents have determined that a chapter 7 liquidation would result in a substantial diminution in the value to be realized by the Holders of certain Claims and a delay in making distributions to all Classes of Claims entitled to a distribution. The Debtors believe that Holders of Class 3 General Unsecured Claims and Class 4 Convenience Claims would receive less in a chapter 7 liquidation than under the Plan. Therefore, the Proponents believe that the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

E.     Alternatives to Confirmation and Consummation of the Plan

          Since the Debtors have no ongoing operations, the alternatives to the Plan are very limited and not likely to benefit creditors. Although the Debtors could theoretically file a new plan, the most likely result if the Plan is not confirmed and consummated is that the Chapter 11 Cases will be converted to cases under chapter 7 of the Bankruptcy Code. The Proponents believe that conversion of these Chapter 11 Cases to chapter 7 would result in (i) significant delay in distributions to all creditors who are entitled to a distribution under the Plan and (ii) diminished recoveries to Holders of Class 3 General Unsecured Claims and Class 4 Convenience Claims

                         VIII. VOTING REQUIREMENTS

          On ________ __, 2003, the Court entered an order (the "Procedures Order"), among other things, approving this Disclosure Statement, setting voting procedures, scheduling the hearing on confirmation of the Plan, and approving the notice of the confirmation hearing and certain related matters (the "Confirmation Hearing Notice"). A copy of the Confirmation Hearing Notice is enclosed with this Disclosure Statement. It sets forth in detail, among other things, procedures governing voting deadlines and objection deadlines. The Confirmation Hearing Notice and the instructions attached to the Ballot, if any, accompanying this Disclosure Statement should be read in connection with this section of this Disclosure Statement.

          If you have any questions about the Voting procedure for voting your Claim or the packet of material you received, please contact the Voting Agent:

                           Donlin Recano & Co., Inc.
                           419 Park Avenue
                           New York, New York 10016
                           (212) 481-1411

          If you wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact the Voting Agent.

A.     Parties in Interest Entitled to Vote

          Under Bankruptcy Code section 1124, a class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

          In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

B.     Impaired Classes of Claims or Interests Under the Plan

          Classes 3 and 4 are entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. By operation of law, Classes 5 and 6 are deemed to have rejected the Plan and therefore are not entitled to vote to accept or reject the Plan.

                          IX. SECURITIES LAW ISSUES

A.     Section 1145 of the Bankruptcy Code.

          With respect to the distribution of the Stock pursuant to the Plan, the Plan Proponents and the Purchaser intend to rely on the exemption from registration requirements of Section 5 of the Securities Act of 1933 (the "Securities Act") (and of equivalent state securities or "blue sky" laws) provided by Bankruptcy Code section 1145(a). Generally, Bankruptcy Code ss. 1145(a)(1) exempts the offer and sale of a security of the debtor, an affiliate participating in a joint plan with the debtor, or a successor to the debtor under the plan from such registration requirements if the following conditions are satisfied: (i) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense against, the debtor or its affiliate participating in a joint plan with the debtor and (ii) the securities are offered or sold in exchange for the recipient's claim against, interest in, or claim for administrative expense in the case concerning, the debtor or such affiliate, or are offered or sold "principally" in such exchange and "partly" for cash or property. The Plan Proponents believe that the Stock to be distributed pursuant to the Plan will satisfy the requirements of Bankruptcy Code section 1145(a)(1).

B.     Registration.

          The Stock may be resold by the holders thereof without restriction, except for any such holder that is deemed to be an "underwriter" with respect to the Stock as defined in Bankruptcy Code section 1145(b)(1) of the Bankruptcy Code. Generally, Bankruptcy Code section 1145(b)(1) defines an "underwriter" as any person who (i) purchases a claim against, or an interest in, a debtor with a view toward distribution of any security to be received in exchange for such claim or interest, (ii) offers to sell securities issued pursuant to a bankruptcy plan for the holders of such securities, (iii) offers to buy securities issued pursuant to a bankruptcy plan from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan, or (iv) is an issuer as used in Section 2(11) of the Securities Act. Section 2(11) of the Securities Act provides that the term "issuer" includes all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. Under Rule 405 of Regulation C under the Securities Act, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction or the policies of a person, whether through the ownership of voting securities, by contract or otherwise. Accordingly, an officer or director of a reorganized debtor (or its affiliate or successor) under a plan of reorganization may be deemed to "control" such debtor (and therefore might be an underwriter for purposes of Bankruptcy Code section
1145), particularly if such management position is coupled with the ownership of a significant percentage of a debtor's (or affiliate's or successor's) voting securities. Any entity that is an "underwriter" but not an "issuer" with respect to an issue of securities is, however, entitled to engage in exempt "ordinary trading transactions" within the meaning of Bankruptcy Code section 1145(b).

          Rule 144A, promulgated under the Securities Act, provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities that are "restricted securities" within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased his or its securities with a view toward reselling such securities under the provisions of Rule 144A. Under Rule 144A, a "qualified institutional buyer" is defined to include, among other persons (e.g., "dealers" registered as such pursuant to Section 15 of the Exchange Act and "banks" as defined in Section 3(a)(2) of the Securities Act), any entity that purchases securities for its own account or for the account of another qualified institutional buyer and which (in the aggregate) owns and invests on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities that, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such under Section 6 of the Exchange
Act), or quoted in a U.S. automated inter-dealer quotation system (e.g., NASDAQ). Given that none of the shares of the Stock to be distributed on the Distribution Date will be securities of a class then listed or quoted as described above, holders of such securities who are deemed to be "underwriters" within the meaning of Bankruptcy Code section 1145(b)(1) or who may otherwise be deemed to be "affiliates" of, or to exercise "control" over, the Purchaser within the meaning of Rule 405 of Regulation C under the Securities Act should, assuming that all other conditions of Rule 144A are met, be entitled to avail themselves of the safe harbor resale provisions thereof.

          To the extent that Rule 144A is unavailable, holders may, under certain circumstances, be able to sell their securities pursuant to the more limited safe harbor resale provisions of Rule 144 under the Securities Act. Generally, Rule 144 provides that if certain conditions are met (e.g., one-year holding period with respect to "restricted securities," volume limitations, manner of sale, availability of current information about the issuer, etc.), specified persons who (a) resell "restricted securities" or
(b) resell securities which are not restricted but who are "affiliates" of the issuer of the securities sought to be resold, will not be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act. Under paragraph (k) of Rule 144, the aforementioned conditions to resale will no longer apply to restricted securities sold for the account of a holder who is not an affiliate of the Purchaser at the time of such resale and who has not been such during the three-month period next preceding such resale, so long as a period of at least two years have elapsed since the later of (i) the Effective Date and (ii) the date on which such holder acquired his or its securities pursuant to the Plan.

          Entities who believe that they may be "underwriters" are advised to consult their own counsel with respect to whether they may be "underwriters" and the availability of the exemptions provided by Bankruptcy Code section 1145 or Securities Act Rules 144 and Rule 144A.

          Recipients of securities offered or sold pursuant to the Plan are advised to consult with their own counsel with respect thereto, and specifically, as to the availability of any exemption from registration under state law for resales in any given instance and as to any applicable requirements of or conditions to the availability thereof.

          IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE PURCHASER, THE PLAN PROPONENTS AND THE PURCHASER MAKE NO REPRESENTATIONS OR AGREEMENTS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, THE PLAN PROPONENTS AND THE PURCHASER RECOMMEND THAT POTENTIAL RECIPIENTS OF THE STOCK CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH STOCK.

                     X. RECOMMENDATION AND CONCLUSION

          THE PROPONENTS BELIEVE THAT CONFIRMATION OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS, THEIR ESTATES, AND THEIR CREDITORS. The Plan provides for an equitable and early distribution to creditors. The Proponents believe that any alternative confirmation of the Plan, such as liquidation under Chapter 7, could result in significant delays, litigations, and costs, as well as a reduction in the distributions to Holders of certain Classes of Claims. FOR THESE REASONS, THE PROPONENTS URGE YOU TO RETURN YOUR BALLOT AND VOTE TO ACCEPT THE PLAN.

Dated:  Wilmington, Delaware
        January 15, 2003

                                  Respectfully submitted,



                                  PRIMARY PDC, INC. (f/k/a Polaroid Corporation) (for itself and on behalf of the Subsidiary Debtors)

                                  By: /s/ Kevin R. Pond
                                      --------------------------------
                                  Name:   Kevin R. Pond
                                  Title   President and Secretary

                                  Counsel:


                                  Gregg M. Galardi (I.D. No. 2991)
                                  Eric M. Davis (I.D. No. 3621)
                                  Mark L. Desgrosseilliers (I.D. No. 4083)
                                  SKADDEN, ARPS, SLATE, MEAGHER
                                    & FLOM LLP
                                  One Rodney Square
                                  P.O. Box 636
                                  Wilmington, Delaware
                                  19899-0636 (302)
                                  651-3000

                                         -and-

                                  Eric W. Kaup
                                  SKADDEN, ARPS, SLATE, MEAGHER
                                      & FLOM (ILLINOIS)
                                  333 West Wacker Drive
                                  Chicago, Illinois  60606-1285
                                  (312) 407-0700

                                  Attorneys for Debtors and
                                    Debtors in Possession

                                         -and-

                                  Brendan L. Shannon (I.D. No. 3136)
                                  Robert S. Brady (I.D. No. 2847)
                                  Joseph A. Malfitano (I.D. No. 4020)
                                  YOUNG CONAWAY STARGATT
                                    & TAYLOR, LLP
                                  The Brandywine Building
                                  1000 West Street, 17th Floor
                                  Wilmington, Delaware 19801
                                  (302) 571-6600

                                         and-

                                  Fred S. Hodara
                                  Philip C. Dublin
                                  Nava Hazan
                                  AKIN GUMP STRAUSS HAUER
                                   & FELD LLP
                                  590 Madison Avenue
                                  New York, New York  10022
                                  (212) 872-1000

                                  Attorneys for the Official Committee
                                   of Unsecured Creditors

                                  EHXIBIT A

                   IN THE UNITED STATES BANKRUPTCY COURT
                        FOR THE DISTRICT OF DELAWARE



------------------------------------------
                                           X
                                           :
In re                                      :        Chapter 11
                                           :
POLAROID CORPORATION, et al.,              :        Case No. 01-10864 (PJW)
                                           :
                         Debtors.          :        Jointly Administered
                                           :
                                           :
                                           X
------------------------------------------


         AMENDED JOINT PLAN OF REORGANIZATION OF PRIMARY PDC, INC.
          (F/K/A POLAROID CORPORATION) AND ITS DEBTOR SUBSIDIARIES
             AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS
             -------------------------------------------------

Gregg M. Galardi (I.D. No. 2991)                  Brendan L. Shannon (I.D. No. 3136)
Eric M. Davis (I.D. No. 3621)                     Robert S. Brady (I.D. No. 2847)
Mark L. Desgrosseilliers (I.D. No. 4083)          Joseph A. Malfitano (I.D. No. 4020)
SKADDEN, ARPS, SLATE, MEAGHER                     YOUNG CONAWAY STARGATT
     & FLOM LLP                                         & TAYLOR, LLP
One Rodney Square                                 The Brandywine Building
P.O. Box 636                                      1000 West Street, 17th Floor
Wilmington, Delaware 19899-0636                   Wilmington, Delaware  19801
(302) 651-3000                                    (302) 571-6600


         -and-                                             -and-

Eric W. Kaup                                      Fred S. Hodara
SKADDEN, ARPS, SLATE, MEAGHER                     Philip C. Dublin
     & FLOM (ILLINOIS)                            Nava Hazan
333 West Wacker Drive                             AKIN GUMP STRAUSS HAUER
Chicago, Illinois  60606-1285                           & FELD LLP
(312) 407-0700                                    590 Madison Avenue
                                                  New York, New York  10022
                                                  (212) 872-1000

ATTORNEYS FOR DEBTORS AND                         ATTORNEYS FOR THE OFFICIAL COMMITTEE
DEBTORS IN POSSESSION                             OF UNSECURED CREDITORS



                                                  TABLE OF CONTENTS

                                                                                                                Page

Article I DEFINED TERMS AND RULES OF INTERPRETATION...............................................................2

Article II CLASSIFICATION OF CLAIMS AND INTERESTS................................................................14
              2.1     Unclassified Claims........................................................................14
              2.2     Unimpaired Classes of Claims...............................................................14
              2.3     Impaired Classes of Claims.................................................................15
              2.4     Impaired Class of Interests/Claims.........................................................15

Article III TREATMENT OF CLAIMS AND INTERESTS....................................................................15
              3.1     Unclassified Claims........................................................................15
              3.2     Unimpaired Classes of Claims...............................................................16
              3.3     Impaired Classes of Claims.................................................................16
              3.4     Impaired Class of Interests and Subordinated Claims........................................18
              3.5     Special Provision Regarding Unimpaired Claims..............................................18

Article IV MEANS FOR IMPLEMENTATION OF THE PLAN..................................................................18
              4.1     Rule 9019 Settlement and Compromise of Alleged Causes of Action with
                      Respect to Note Claims.....................................................................18
              4.2     Substantive Consolidation..................................................................19
              4.3     Merger of Subsidiaries into Polaroid.......................................................19
              4.4     Continued Corporate Existence; Dissolution of Reorganized Polaroid.........................20
              4.5     Certificate of Incorporation and By-laws...................................................20
              4.6     Ownership of New Common Stock; Directors and Officers; Effectuating
                      Documents; Further Transactions............................................................20
              4.7     The Plan Administrator.....................................................................20
              4.8     No Revesting of Assets.....................................................................24
              4.9     Preservation of Rights of Action; Settlement of Litigation Claims..........................24
              4.10    Creditors' Committee and Plan Committee....................................................24
              4.11    Cancellation of Securities, Instruments and Agreements Evidencing
                      Claims and Interests.......................................................................26
              4.12    Sources of Cash for Plan Distributions.....................................................26
              4.13    Sources of Stock for Plan Distributions....................................................26
              4.14    Applicability of Bankruptcy Code Sections 1145 and 1125(e).................................26
              4.15    Release of Liens...........................................................................27
              4.16    Exemption from Certain Transfer Taxes......................................................27
              4.17    Estate Costs...............................................................................27

Article V ACCEPTANCE OR REJECTION OF THE PLAN....................................................................27
              5.1     Classes Entitled to Vote...................................................................27
              5.2     Acceptance by Impaired Classes.............................................................28
              5.3     Cramdown...................................................................................28

Article VI PROVISIONS GOVERNING DISTRIBUTIONS....................................................................28
              6.1     Distributions for Claims Allowed as of the Effective Date..................................28
              6.2     Interest on Claims.........................................................................28
              6.3     Distributions by Reorganized Polaroid......................................................28
              6.4     Delivery of Distributions and Undeliverable or Unclaimed
                      Distributions..............................................................................29
              6.5     Record Date for Distributions..............................................................30
              6.6     Allocation of Plan Distributions Between Principal and Interest............................30
              6.7     Means of Cash Payment......................................................................30
              6.8     Withholding and Reporting Requirements.....................................................30
              6.9     Setoffs....................................................................................30
              6.10    Fractional Dollars/Shares; De Minimis Distributions........................................30
              6.11    Release of Liens...........................................................................31

Article VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................................31
              7.1     Rejected Contracts and Leases..............................................................31
              7.2     Bar to Rejection Damages...................................................................31
              7.3     Asset Purchase Agreement...................................................................32

Article VIII PROCEDURES FOR RESOLVING DISPUTED,  CONTINGENT AND UNLIQUIDATED CLAIMS..............................32
              8.1     Objection Deadline; Prosecution of Objections..............................................32
              8.2     No Distributions Pending Allowance.........................................................32
              8.3     Accounts; Escrows; Reserves................................................................32
              8.4     Distributions After Allowance..............................................................33

Article IX CONFIRMATION AND CONSUMMATION OF THE PLAN.............................................................33
              9.1     Confirmation Date..........................................................................34
              9.2     Consequences of Non-Occurrence of Effective Date...........................................34

Article X EFFECT OF PLAN CONFIRMATION............................................................................34
              10.1    Binding Effect.............................................................................34
              10.2    Releases...................................................................................34
              10.3    Discharge of Claims and Termination of Interests...........................................36
              10.4    Exculpation and Limitation of Liability....................................................36
              10.5    Injunction.................................................................................36
              10.6    Term of Bankruptcy Injunction or Stays.....................................................37

Article XI RETENTION OF JURISDICTION.............................................................................37

Article XII MISCELLANEOUS PROVISIONS.............................................................................39
              12.1    Effectuating Documents and Further Transactions............................................39
              12.2    Corporate Action...........................................................................39
              12.3    Exemption from Transfer Taxes..............................................................40
              12.4    Bar Dates for Certain Claims...............................................................40
              12.5    Payment of Statutory Fees..................................................................41
              12.6    Amendment or Modification of this Plan.....................................................41
              12.7    Severability of Plan Provisions............................................................42
              12.8    Successors and Assigns.....................................................................42
              12.9    Plan Supplement............................................................................42
              12.10   Revocation, Withdrawal or Non-Consummation.................................................42
              12.11   Notice.....................................................................................42
              12.12   Tax Reporting and Compliance...............................................................43
              12.13   Schedules..................................................................................43
              12.14   Filing of Additional Documents.............................................................43


                                INTRODUCTION

          Primary PDC, Inc. (f/k/a Polaroid Corporation) and its subsidiaries and affiliates that are also debtors and debtors in possession, and the Official Committee of Unsecured Creditors as "joint proponents of the plan" within the meaning of section 1129 of the Bankruptcy Code, hereby propose the following amended joint plan of reorganization which contemplates the liquidation of the Debtors and the resolution of the outstanding claims against and interests in the Debtors pursuant to section 1121(a) of the Bankruptcy Code. Reference is made to the Disclosure Statement (as that term is defined herein) for a discussion of the Debtors' history, business, properties and operations, a summary and analysis of the Plan, and certain related matters including, among other things, the proposed substantive consolidation of the Debtors' estates. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Proponents reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

                                  ARTICLE I

                   DEFINED TERMS AND RULES OF INTERPRETATION

          Defined Terms. For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms have the meanings ascribed to them in Article I of this Plan. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

          1.1 Administrative Claim means a Claim for costs and expenses of administration of the Chapter 11 Cases Allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises) and Claims of governmental units for taxes (including tax audit Claims related to tax years commencing after the Petition Date, but excluding Claims relating to tax periods, or portions thereof, ending on or before the Petition Date); (b) compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 328, 330, 331 or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Debtors' Estates under section 1930, chapter 123 of title 28, United States Code; (d) Reclamation Claims to the extent not already paid; and
(e) Claims under the DIP Credit Agreement.

          1.2 Administrative Claim Reserve means the reserve maintained by Reorganized Polaroid to pay Administrative Claims, Priority Tax Claims and Non-Tax Priority Claims that first become Allowed Claims after the Effective Date.

          1.3 Allowed means an Allowed Claim in a particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of such Claim.

          1.4   Allowed Claim means:

               (a) a Claim that has been listed by a Debtor on its Schedules as liquidated in amount and not disputed or contingent unless it is a Disputed Claim for which an objection or request for estimation has been Filed by the Claims Objection Deadline pursuant to Section 8.1 hereof; or

               (b) a Claim for which a proof of claim has been Filed by the applicable Bar Date, or otherwise has been deemed timely Filed under applicable law unless it is a Disputed Claim for which an objection or request for estimation has been Filed by the Claims Objection Deadline pursuant to
Section 8.1 hereof (except for a Disputed Claim set forth in Section 1.36 hereof, for which no objection or request for estimation shall be required); or

               (c) a Claim that is Allowed (i) by a Final Order; (ii) pursuant to a settlement; or (iii) pursuant to the terms of this Plan; or

               (d) with respect to an Administrative Claim, an Administrative Claim for which a Holder thereof Filed and served a request for payment of such Administrative Claim unless it is a Disputed Claim for which an objection or request for estimation has been Filed by the claims Objection Deadline pursuant to Section 8.1 hereof (except for a Disputed Claim set forth in Section 1.36 hereof, for which no objection or request for estimation shall be required); or

               (e) any Disputed Claim as to which no objection or request for estimation has been Filed before the Claims Objection Deadline; provided, however, that no objection or request for estimation as to any Disputed Claim set forth in Section 1.36 hereof need be Filed by the Claims Objection Deadline and, until its resolution, such Disputed Claim shall not be considered to be Allowed.

          The term "Allowed Claim" shall not, for purposes of computing distributions under this Plan, include interest on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

          1.5 Amended Certificate of Incorporation and By-Laws means Reorganized Polaroid's amended and restated certificate of incorporation and by-laws in effect under the laws of the State of Delaware, as amended by this Plan.

          1.6 Ancillary Agreements means that certain (a) Registration Rights Agreement, dated as of July 31, 2002 by and among the Purchaser, Polaroid and, solely for the purpose of agreeing to be bound by the provisions of Section 7.1, 8.1 and 8.2 thereof, One Equity Partners, LLC; (b) Escrow Agreement, dated as of July 31, 2002, by and among Purchaser, Polaroid, the subsidiaries of Polaroid signatories thereto, and JPMorgan Chase, as escrow agent; (c) Escrow Agreement, dated as of July 31, 2002, by and between Polaroid and Fidelity National Title Insurance Company, as escrow agent; and (d) Transition Services Agreement, dated as of July 31, 2002, by and among the Purchaser, Polaroid and the subsidiaries of Polaroid signatories thereto.

          1.7 Asset Purchase Agreement means that certain Second Amended and Restated Asset Purchase Agreement by and among the Purchaser, Polaroid and the subsidiaries of Polaroid identified therein dated as of July 3, 2002.

          1.8 Available Cash means all Cash held by Reorganized Polaroid as of the date ten (10) Business Days prior to the date of any distribution, other than (a), with respect to distributions to be made on the Distribution Date,
(i) Cash to be distributed on the Distribution Date to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Non-Tax Priority Claims, Allowed Convenience Claims, and Allowed Secured Claims that became Allowed Claims on or before the Effective Date and (ii) Restricted Cash, and
(b), with respect to distributions to be made on any Quarterly Distribution Date, Restricted Cash.

          1.9 Available Stock means all Stock held by Reorganized Polaroid as of the date ten (10) Business Days prior to the date of any distribution, other than (a), with respect to distributions to be made on the Distribution Date, (i) Stock to be distributed on the Distribution Date to Holders of Allowed Class 3 General Unsecured Claims and (ii) Restricted Stock, and (b), with respect to distributions to be made on any Quarterly Distribution Date, Restricted Stock.

          1.10 Ballot means each of the ballot form or forms distributed to each Holder of an Impaired Claim, on which the Holder is to indicate acceptance or rejection of this Plan.

          1.11 Bankruptcy Code means title 11, United States Code, as now in effect or hereafter amended.

          1.12 Bankruptcy Court means the United States Bankruptcy Court for the District of Delaware in which the Chapter 11 Cases were commenced on October 12, 2001, or any other court with jurisdiction over the Chapter 11 Cases.

          1.13 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

          1.14 Bar Date means the applicable deadline by which a proof of claim must have been or must be Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order. The term "Bar Date" also includes the deadline for Filing Fee Claims established pursuant to Article XII hereof, the deadline for filing Administrative Claims established pursuant to Article XII hereof and the deadline for Filing Claims arising from rejection of executory contracts and unexpired leases established pursuant to Article VII hereof.

          1.15 Bar Date Order means the Order (I) Setting a Final Date for Filing Proofs of Claims and (II) Approving Form and Manner of Notice Thereof entered by the Bankruptcy Court on March 22, 2002, as the same may have been or hereafter may be amended, modified or supplemented.

          1.16 Business Day means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

          1.17 Cash means legal tender of the United States of America and equivalents thereof.

          1.18 Chapter 11 Cases means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

          1.19 Claim means a "claim," as defined in section 101(5) of the Bankruptcy Code.

          1.20 Claims Objection Deadline means the last day for Filing objections to Disputed Claims (other than Disputed Claims set forth in Section 1.36 hereof, for which no objection or request for estimation shall be required), which day shall be the later of (a) one hundred and twenty
(120) days after the Effective Date or (b) sixty (60) days after the Filing of a proof of claim for, or request for payment of, such Claim.

          1.21 Class means a category of Holders of Claims or Interests, as described in Article II hereof.

          1.22 Collateral means any property or interest in property of the Debtors' Estates that is subject to a valid and enforceable lien to secure a Claim.

          1.23 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

          1.24 Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

          1.25 Confirmation Order means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

          1.26 Convenience Claims means a Claim that would otherwise be classified as a Class 3 General Unsecured Claim, but is Allowed in an amount equal to or less than $25,000.

          1.27 Creditors' Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

          1.28 Debtor(s) means, individually, Polaroid or any of the Subsidiary Debtors and, collectively, all of the above-captioned debtors and debtors in possession.

          1.29 Delaware General Corporation Law means title 8 of the Delaware Code, in effect as of the date hereof.

          1.30 Designated Representative means the person (and any successor thereto) designated from time to time by the Plan Administrator to hold office and serve as the sole officer and director of Reorganized Polaroid.

          1.31 DIP Agent means JPMorgan Chase Bank, successor to The Chase Manhattan Bank, as Administrative Agent under the DIP Credit Agreement.

          1.32 DIP Credit Agreement means the Revolving Credit and Guaranty Agreement dated as of October 12, 2001, among the Debtors, Chase Manhattan Bank and each of the Lenders signatory thereto, as amended, modified or supplemented.

          1.33 DIP Lenders means those entities identified as "Banks" in the DIP Credit Agreement and their respective successors and assigns.

          1.34 Disbursing Agent means Reorganized Polaroid or any party designated by Reorganized Polaroid to serve as disbursing agent under this Plan.

          1.35 Disclosure Statement means the written disclosure statement (including all schedules thereto or referenced therein) that relates to this Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be amended, modified or supplemented.

          1.36 Disputed Claim means any Claim, including any Administrative Claim, which has not been Allowed pursuant to this Plan, a Final Order or a settlement stipulation, and

               (a) if no proof of claim has been Filed by the applicable Bar
Date: (i) a Claim that has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated; or (ii) a Claim that has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but as to which the Debtors, Reorganized Polaroid, the Plan Committee or any other party in interest has interposed a timely objection or request for estimation in accordance with this Plan, the Bankruptcy Code and the Bankruptcy Rules by the Claims Objection Deadline or, with respect to Fee Claims and Administrative Claims, the deadline set forth in Article XII hereof, as applicable, which objection or request for estimation has not been withdrawn or determined by a Final Order or a settlement stipulation; or

               (b) if a proof of claim or request for payment of an Administrative Claim has been Filed by the applicable Bar Date: (i) a Claim for which no corresponding Claim has been or hereafter is listed on the Schedules; (ii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of claim varies from the nature and amount of such Claim as listed on the Schedules; (iii) a Claim for which a corresponding Claim has been or hereafter is listed on the Schedules as disputed, contingent or unliquidated;
(iv) a Claim for which a timely objection or request for estimation is interposed by the Debtors, Reorganized Polaroid, the Plan Committee or any other party in interest in accordance with this Plan, the Bankruptcy Code and the Bankruptcy Rules by the Claims Objection Deadline or, with respect to Fee Claims and Administrative Claims, the deadline set forth in Article XII hereof, as applicable, which objection or request for estimation has not been withdrawn or determined by a Final Order or a settlement stipulation.

          1.37 Disputed Claim Amount means the lesser of (a) the liquidated amount set forth in the proof of claim relating to a Disputed Claim, (b) the amount estimated by the Bankruptcy Court for purposes of distributions in respect of such Disputed Claim in accordance with section 502(c) of the Bankruptcy Code pursuant to Section 8.3 hereof, and (c) the amount of such Disputed Claim Allowed by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code, or zero, if such Disputed Claim is disallowed in its entirety by the Bankruptcy Court pursuant to such section, in either case, regardless of whether the order or judgment allowing or disallowing such Claim has become a Final Order; provided, however, that in the event a Claim has been disallowed, but the order of disallowance has not yet become a Final Order, the Bankruptcy Court may require the Disbursing Agent to reserve, and hold in trust for the benefit of each Holder of such Claim, Cash and/or Stock in an amount equal to the Pro Rata distributions which the Bankruptcy Court, in its discretion, determines will protect the rights of such Holder under all of the facts and circumstances relating to the order of disallowance and the appeal of such Holder from such order.

          1.38 Disputed Claims Reserve means the reserve of Cash and/or Stock established as maintained by Reorganized Polaroid for Holders of Class 3 General Unsecured Claims on account of Disputed Class 3 General Unsecured Claims.

          1.39 Distribution Date means the date, occurring as soon as possible after the Effective Date, upon which distributions from Reorganized Polaroid are made to Holders of Class 1, 2, 3 and 4 Claims.

          1.40  Distribution Record Date means the Confirmation Date.

          1.41 Effective Date means the Business Day the Plan becomes effective as provided in Article IX hereof.

          1.42 Estate(s) means, individually, the estate of Polaroid or any of the Subsidiary Debtors and, collectively, the estates of all of the Debtors created under section 541 of the Bankruptcy Code.

          1.43 Fee Claim means an Administrative Claim under section 328, 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Chapter 11 Cases on or prior to the Effective Date (including expenses of the members of the Creditors' Committee incurred as members of the Creditors' Committee in discharge of their duties as such).

          1.44 Fee Order means the order under 11 U.S.C. ss.ss. 105(a) and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals, dated November 5, 2001.

          1.45 File, Filed or Filing means file, filed or filing with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

          1.46 Final Order means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue or rehear shall have been waived in writing in form and substance satisfactory to the Proponents or Reorganized Polaroid or, in the event that an appeal, writ of certiorari or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

          1.47 General Unsecured Claim means a Claim that is not an Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Convenience Claim, Secured Claim, Other Secured Claim or Intercompany Claim.

          1.48 Holder means an entity holding a Claim or Interest and, with respect to Note Claims, the beneficial Holder as of the applicable Voting Record Date or any authorized agent who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the voting instructions.

          1.49 Impaired means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

          1.50 Indenture Trustee means State Street Bank and Trust Company (or any successor thereof) as indenture trustee under the 1997 Indenture.

          1.51 Initial Class 3 Distribution Amount means the amount of Stock or Cash equal to the aggregate Pro Rata shares of Stock or Cash, as applicable, to which Holders of Allowed Class 3 General Unsecured Claims are entitled as of the Effective Date, which shall be subject to the appropriate Reserves.

          1.52 Insured Claim means any Claim arising from an incident or occurrence that is covered under the Debtors' insurance policies.

          1.53 Intercompany Claim means (a) any account reflecting intercompany book entries by one Debtor with respect to any other Debtor or
(b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.

          1.54 Interest means the legal, equitable, contractual and other rights of the Holders of Old Common Stock, including the rights of any entity to purchase or demand the issuance of any of the foregoing, including (a) conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; (c) stock options, warrants and put rights; and (d) share-appreciation rights.

          1.55 IRC means the Internal Revenue Code of 1986, as amended.

          1.56 IRS means Internal Revenue Service of the United States of
America.

          1.57 Lien means a charge against or interest in property to secure payment of a debt or performance of an obligation.

                  1.58 Litigation Claims means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known
or unknown, that the Debtors or their Estates may hold against any Person.

          1.59 Lump Sum Election means the option of a Holder of an Allowed Class 3 Claim to elect to receive pursuant to the Plan a Cash distribution in lieu of Available Stock otherwise allocated on account of such Allowed Class 3 Claim, subject to the terms and conditions set forth in Section 3.3 of this Plan.

          1.60 Master Ballot means the ballot distributed to nominees or Holders of record of the Notes to record the votes, if any, of the beneficial Holders of such instruments.

          1.61 New Common Stock means the one share of Reorganized Polaroid authorized under Section 4.5 of this Plan.

          1.62 Non-Tax Priority Claim means a Claim, other than an Administrative Claim or Priority Tax Claim, that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code.

          1.63 Note Claim means a Claim arising from or related to the Notes.

          1.64 Notes means those certain (i) 6 3/4 % Notes due January 15, 2002 issued by Polaroid under that certain Indenture dated January 9, 1997;
(ii) 7 1/4 % Notes due January 15, 2007 issued by Polaroid under that certain Indenture dated January 9, 1997; and (iii) 11 1/2 % Notes due February 15, 2006 issued by Polaroid under that certain First Supplemental Indenture dated as of February 17, 1999 (collectively, the "1997 Indenture").

          1.65 Old Common Stock means the common stock of Polaroid issued and outstanding as of the Petition Date.

          1.66 Old Stock Options means any outstanding options to purchase Old Common Stock, as of the Petition Date.

          1.67 Operating Reserve means the reserve account to be established and maintained by Reorganized Polaroid into which Reorganized Polaroid shall from time to time deposit Cash to fund, among other things, the expenses of the Plan Administrator and Reorganized Polaroid, as set forth more fully in the Plan Administration Agreement.

          1.68 Other Secured Claim means a Claim that is secured by a lien on property in which a Debtor's Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the applicable Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of the setoff, pursuant to section 553 of the Bankruptcy Code.

          1.69 Petition Date means October 12, 2001, the date on which the Debtors filed petitions for relief commencing the Chapter 11 Cases.

          1.70 Plan means this chapter 11 plan of reorganization, including the Plan Supplement and all supplements, appendices and schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time.

          1.71 Plan Administrator means the entity designated by the Creditors' Committee, which person shall be reasonably acceptable to the Purchaser and the Pre-Petition Agent, prior to the Confirmation Date and approved by the Bankruptcy Court pursuant to the Confirmation Order to administer this Plan in accordance with its terms and the Plan Administration Agreement and to take such other actions as may be authorized under the Plan Administration Agreement, and any successor thereto, provided that Wind Down Associates shall be deemed reasonably acceptable to Purchaser and Pre-Petition Agent.

          1.72 Plan Administration Agreement means the agreement between and among Reorganized Polaroid and the Plan Administrator, specifying the rights, duties and responsibilities of the Plan Administrator under this Plan, in substantially the form set forth in Exhibit [_____________] to the Plan Supplement.

          1.73 Plan Committee means the committee as implemented under
Section 4.10(b) of this Plan.

          1.74 Plan Supplement means the forms of documents specified in
Section 12.9 of this Plan.

          1.75 Polaroid means Primary PDC, Inc. (f/k/a Polaroid Corporation), debtor and debtor-in-possession in Chapter 11 Case No. 01-10864 (PJW) pending in the Bankruptcy Court.

          1.76 Polaroid Interests means, collectively, the Old Common Stock, the Old Stock Options and the Subsidiary Interests, together with any other options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire or receive any Old Common Stock or other ownership interests in Polaroid, and any contracts, subscriptions, commitments or agreements pursuant to which the non-debtor party was or could have been entitled to receive shares, securities or other ownership interests in Polaroid.

          1.77 Pre-Petition Agent means JPMorgan Chase Bank, successor to Morgan Guaranty Trust Company of New York as Administrative Agent, under the Pre-Petition Credit Agreement.

          1.78 Pre-Petition Credit Agreement means that certain Amended and Restated Credit Agreement among Polaroid, the lenders party thereto, Morgan Guaranty Trust Company of New York, as Administrative Agent and Collateral Agent and BankBoston, N.A., as Co-Agent dated as of December 11, 1998 as amended.

          1.79 Pre-Petition Lenders means the lenders under the Pre-Petition Credit Agreement.

          1.80 Priority Tax Claim means a Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

          1.81 Proponents means the Debtors and the Creditors' Committee, as joint proponents of this Plan.

          1.82 Pro Rata means a proportionate share, so that the ratio of (a) the amount of property to be distributed on account of an Allowed Claim in Class 3 or 4 to (b) the amount to be distributed on account of all Allowed Claims in Classes 3 or 4 (as applicable) is the same as the ratio of (A) such Allowed Claim to (B) the aggregate amount of all Allowed Claims in Class 3 or 4 (as applicable).

          1.83 Professional means (a) any professional employed in the Chapter 11 Cases pursuant to section 327 or 1103 of the Bankruptcy Code or otherwise and any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

          1.84 Purchaser means Polaroid Corporation, f/k/a OEP Imaging Corporation, a Delaware Corporation.

          1.85 Quarter means the period beginning on the Effective Date and ending on the next June 30, September 30, December 31 and March 31, and each three-month period thereafter.

          1.86 Quarterly Distribution Date means the twentieth (20th) day after the end of the Quarter following the Quarter in which the Effective Date occurs and the twentieth (20th) day after the end of each subsequent Quarter.

          1.87 Quarterly Class 3 Distribution Amount means, with respect to each Quarterly Distribution Date, the amount of Available Cash and/or Available Stock equal to the aggregate Pro Rata shares of Available Cash and/or Available Stock to which Holders of Allowed Class 3 Claims are entitled.

          1.88 Reclamation Claims means Claims for reclamation Allowed in accordance with section 546(c)(2) of the Bankruptcy Code and the Order under 11 U.S.C.ss. 546 and Fed. R. Bankr. P. 9019 Approving Uniform Procedures for Reconciliation and Payment of Reclamation Claims, entered by the Bankruptcy Court on October 15, 2001, as the same may have been or may hereafter be amended or modified, which Claims shall not include interest on any portion thereof.

          1.89 Reinstated or Reinstatement means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the Holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the Holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the Holder of such Claim or Interest ; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by this Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

          1.90 Reorganized Polaroid means Polaroid, a Delaware corporation, on or after the Effective Date.

          1.91 Reserves means, collectively, the Administrative Claims Reserve, Disputed Claims Reserve, Operating Reserve and Unclaimed
Distribution Reserve.

          1.92 Restricted Cash means the Cash segregated (whether physically or merely on the books and records of Reorganized Polaroid) by Reorganized Polaroid to fund the Reserves.

          1.93 Restricted Stock means the Stock segregated (whether physically or merely on the books and records of Reorganized Polaroid) by Reorganized Polaroid to fund the Reserves.

          1.94 Sale Order means the Order under 11 U.S.C. ss.ss. 105(a), 363, 365 and 1146(c), and Bankruptcy Rules 2002, 6004, 6006 and 9014, (A)
Approving Asset Purchase Agreement; (B) Authorizing (i) Sale of Substantially all of Debtors' Assets Free and Clear of Liens, Claims, Interests and Encumbrances, (ii) Assumption and Assignment of Certain Executory Contracts and Unexpired Leases, and (iii) Assumption of Certain Liabilities, entered by the Bankruptcy Court on July 3, 2002.

          1.95 Schedules means the schedules of assets and liabilities, the list of Holders of Interests and the statements of financial affairs Filed by the Debtors on December 17, 2001, as such schedules have been or may be further modified, amended or supplemented in accordance with Bankruptcy Rule 1009 or Orders of the Bankruptcy Court.

          1.96 Secured Claim means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a.

          1.97 Secured Lenders means the entities identified as "Lenders" under the Pre-Petition Credit Agreement and their respective successors and assigns.

          1.98 Solicitation Order means the order entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject this Plan.

          1.99 Stock means the common stock, par value $.001 per share (the "Purchaser Common Stock"), of the Purchaser and the shares of Series A, 8% Cumulative Compounding Preferred Stock, par value $.001 per share, liquidation preference $100 per share (the "Purchaser Preferred Stock"), of the Purchaser issued by Purchaser to the Debtors in connection with the Asset Purchase Agreement.

          1.100 Subordinated Claims means any Claim subordinated pursuant to sections 510(b) or (c) of the Bankruptcy Code.

          1.101 Subsidiary Debtors means, individually or collectively, a Debtor or Debtors other than Polaroid, as applicable.

          1.102 Subsidiary Interests means, collectively, the issued and outstanding shares of stock of the Subsidiary Debtors, as of the Petition Date.

          1.103 Substantive Consolidation Order means the order, or provision of the Confirmation Order, substantively consolidating the Chapter 11 Cases, as provided in Section 4.2 of this Plan.

          1.104 Unit shall mean 34.483 shares of Purchaser Common Stock together with one share of Purchaser Preferred Stock.

          1.105 Voting Deadline means the last day for submitting Ballots to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, as specified in the Solicitation Order.

          1.106 Voting Record Date means [ ]

          1.107 Wind Down Associates means Wind Down Associates, LLC.

          1.108 Wind Down Engagement Letter means that certain letter agreement, dated September 9, 2002, between Wind Down Associates and the Creditors' Committee.

          Rules of Interpretation. For purposes of this Plan, unless otherwise provided herein: (a) any reference in this Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions; (b) any reference in this Plan to an existing document or schedule Filed or to be Filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan; (c) any reference to an entity as a Holder of a Claim or Interest includes that entity's successors and assigns; (d) all references in this Plan to Sections, Articles and Schedules are references to Sections, Articles and Schedules of or to this Plan; (e) the words "herein," "hereunder" and "hereto" refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan; (g) subject to the provisions of any contract, certificates of incorporation, by-laws, instrument, release or other agreement or document entered into in connection with this Plan, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules; and (h) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

          Computation of Time. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

          Governing Law. Unless otherwise required by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of this Plan and any agreements, documents, and instruments executed in connection with this Plan (unless such agreement, document or instrument provides otherwise) and
(ii) the laws of the state of incorporation of Polaroid shall govern corporate governance matters with respect to Polaroid, in either case without giving effect to the principles of conflicts of law of such state.

                                 ARTICLE II

                    CLASSIFICATION OF CLAIMS AND INTERESTS

          All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

          This Plan constitutes a single plan of liquidation for all Debtors. A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to this Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

          2.1  Unclassified Claims.

               (a) Administrative Claims

               (b) Priority Tax Claims

          2.2  Unimpaired Classes of Claims.

               (a) Class 1: Non-Tax Priority Claims. Class 1 consists of all Non-Tax Priority Claims.

               (b) Class 2: Other Secured Claims. Class 2 consists of all Other Secured Claims.

           2.3 Impaired Classes of Claims.

               (a) Class 3: General Unsecured Claims. Class 3 consists of all General Unsecured Claims.

               (b) Class 4: Convenience Claims. Class 4 consists of all Convenience Claims.

               (c) Class 5: Intercompany Claims. Class 5 consists of all Intercompany Claims.

           2.4 Impaired Class of Interests/Claims.

               (a) Class 6: Polaroid Interests and Subordinated Claims. Class 6 consists of all Polaroid Interests, Subsidiary Interests and any Subordinated Claims.

                                 ARTICLE III

                      TREATMENT OF CLAIMS AND INTERESTS

          3.1 Unclassified Claims.

               (a) Administrative Claims. Except as otherwise provided for herein, and subject to the requirements of Article XII hereof, on, or as soon as reasonably practicable after (i) the Distribution Date if such Administrative Claim is an Allowed Administrative Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date such Administrative Claim becomes an Allowed Administrative Claim, each Holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Administrative Claim (A) Cash equal to the unpaid portion of such Allowed Administrative Claim or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Administrative Claim shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto; provided further, however, that, unless otherwise approved by order of the Court, no payment in excess of $50,000 shall be made on account of an Allowed Administrative Claim without the prior written consent of the Purchaser and Pre-Petition Agent, which consent shall not be unreasonably withheld.

               (b) Priority Tax Claims. Each Holder of an Allowed Priority Tax Claim, at the sole option of the Proponents or Reorganized Polaroid, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (A) equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Priority Tax Claim shall have agreed upon in writing; provided, however, that any Claim or demand for payment of a penalty (other than a penalty of the type specified in section 507(a)(8)(G) of the Bankruptcy Code) shall be disallowed pursuant to this Plan, and the Holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtors or their Estates, Reorganized Polaroid, the Plan Administrator or their property; provided further, however, that, unless otherwise approved by order of the Court, no payment in excess of $50,000 shall be made on account of an Allowed Priority Tax Claim without the prior written consent of the Purchaser and Pre-Petition Agent, which consent shall not be unreasonably withheld.

           3.2 Unimpaired Classes of Claims.

               (a) Class 1. Non-Tax Priority Claims. On, or as soon as reasonably practicable after (i) the Distribution Date if such Non-Tax Priority Claim is an Allowed Non-Tax Priority Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date such Non-Tax Priority Claim becomes an Allowed Non-Tax Priority Claim, each Holder of an Allowed Non-Tax Priority Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Non-Tax Priority Claim (A) Cash equal to the amount of such Allowed Non-Tax Priority Claim or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Non-Tax Priority Claim have agreed upon in writing; provided further, however, that, unless otherwise approved by order of the Court, no payment in excess of $50,000 shall be made on account of an Allowed Non-Tax Priority Claim without the prior written consent of the Purchaser and Pre-Petition Agent, which consent shall not be unreasonably withheld.

               (b) Class 2: Other Secured Claims. Other Secured Claims will receive one of the following two treatments: (i) on the Effective Date, the legal, equitable and contractual rights of Holders of Allowed Other Secured Claims shall be Reinstated, subject to the provisions of Article VI of this Plan or (ii) on, or as soon as reasonably practicable after the Distribution Date if such Other Secured Claim is an Allowed Other Secured Claim as of the Effective Date, the Holder of an Allowed Other Secured Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Other Secured Claim (A) Cash equal to the amount of such Allowed Other Secured Claim or (B) such other treatment as to which the Proponents or Reorganized Polaroid and the Holder of such Allowed Other Secured Claim have agreed upon in writing.

          3.3 Impaired Classes of Claims.

               (a) Class 3: General Unsecured Claims. Subject to the occurrence of the Effective Date, on, or as soon as reasonably practicable after (i) the Distribution Date if such General Unsecured Claim is an Allowed General Unsecured Claim as of the Effective Date or (ii) the first Quarterly Distribution Date after the date a Class 3 Claim becomes an Allowed Class 3 Claim, each Holder of an Allowed Class 3 Claim shall receive its Pro Rata share of the Initial Class 3 Distribution Amount. On each ensuing Quarterly Distribution Date, each Holder of an Allowed Class 3 Claim shall receive its Pro Rata share of the Quarterly Class 3 Distribution Amount.

          Subject to the occurrence of the Effective Date and allowance of its Claim, each Holder of an Allowed Class 3 Claim may elect, on such Holder's ballot for voting on this Plan, to receive a cash payment of approximately $110 for each Unit of Stock that such Holder would otherwise have been entitled to receive in respect of its Allowed Class 3 Claim to the extent such Holder had elected to receive Stock. The Lump Sum Election shall apply to such Holder's entire Allowed Class 3 Claim. The Lump Sum Election would substitute a cash distribution for a distribution of Stock. To the extent any Holder fails to elect to receive Cash or Stock on such Holder's ballot, the Holder will be deemed to have selected the Lump Sum Election. To the extent a Holder does not return its Ballot, such Holder will be deemed to have selected the Lump Sum Election.

          The Lump Sum Election price for the Stock is neither intended to provide nor necessarily will provide Holders of Allowed Class 3 Claims with the equivalent of the value of the Units of Stock such Holders otherwise would have received. Indeed, the Lump Sum Election price is based on an equity value for the Purchaser that is more than the value ascribed to the Purchaser's equity by the financial advisors to the Creditors' Committee as of the closing of the sale of the Debtors' assets to the Purchaser. The increase in value is based, in part, on the Funding Source's agreement to fund the Lump Sum Election at a price that takes into account the accreted value of the Purchaser Preferred Stock. Accordingly, the Lump Sum Election is included in this Plan to provide Holders of Allowed Class 3 Claims with an opportunity to immediately liquidate their entitlement to their Pro Rata share of Stock into cash for a fixed price and without a brokerage commission. Further, the election would eliminate any risks associated with the ability to trade the Stock in the future, particularly for small or odd lot share holdings.

          Payments to satisfy the Lump Sum Election shall be funded by One Equity Partners, LLC, or its designee (in either case, and solely in this capacity, the "Funding Source") in an amount to permit each holder of an Allowed Class 3 Claim to receive the Lump Sum Election in lieu of a distribution of such holder's Pro Rata share of Stock. The Stock allocable to any Allowed Class 3 Claim subject to the Lump Sum Election shall be delivered to the Funding Source in exchange for its funding the applicable payments to those Holders of Allowed Class 3 Claims who have made the Lump Sum Election. If the Holder of a Disputed Class 3 Claim makes, or is deemed to have made, the Lump Sum Election, then the lump sum payment allocable to such Claim shall be held in escrow by the Debtors and/or Reorganized Polaroid, as applicable, pending resolution of such Claim and paid once and to the extent such Claim becomes an Allowed Class 3 Claim, with any interest earned on such escrow to be paid to Reorganized Polaroid to the extent the Disputed Claim becomes an Allowed Class 3 Claim and to the Funding Source to the extent the Disputed Claim is disallowed.

               (b) Class 4: Convenience Claims. Subject to the occurrence of the Effective Date, on, or as soon as reasonably practicable after (a) the Distribution Date if such Convenience Claim is an Allowed Convenience Claim as of the Effective Date or (b) the first Quarterly Distribution Date after the date such Convenience Claim becomes an Allowed Convenience Claim, the Holder of an Allowed Convenience Claim shall receive its Pro Rata share of Cash in exchange for any Stock that would have otherwise been distributed on account of such Allowed Convenience Claim.

          The Stock that would have otherwise been distributed to Holders of Convenience Claims will be transferred to the Funding Source in exchange for the agreement of the Funding Source to provide the Cash to be distributed on account of such Convenience Claims.

               (c) Class 5: Intercompany Claims. In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Intercompany Claims shall be eliminated and the Holders of Class 5 Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Claims.

          3.4  Impaired Class of Interests and Subordinated Claims.

               (a) Class 6: Polaroid Interests and Subordinated Claims. In connection with, and as a result of, the substantive consolidation of the Debtors' Estates and Chapter 11 Cases, on the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, all Subsidiary Interests shall be eliminated. On the Effective Date, the Polaroid Interests shall be canceled and the Holders of Polaroid Interests and Subordinated Claims shall not be entitled to, and shall not, receive or retain any property or interest in property on account of such Polaroid Interests or Subordinated Claims, respectively.

          3.5 Special Provision Regarding Unimpaired Claims. Except as otherwise provided in this Plan, the Confirmation Order, any other order of the Bankruptcy Court, or any document or agreement enforceable pursuant to the terms of this Plan, nothing shall affect the Debtors' or Reorganized Polaroid's rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

                                 ARTICLE IV

                     MEANS FOR IMPLEMENTATION OF THE PLAN

          4.1 Rule 9019 Settlement and Compromise of Alleged Causes of Action with Respect to Note Claims. The Debtors and the Creditors' Committee have raised certain issues regarding the validity of the security interests granted by the Debtors to the Holders of the Notes within ninety (90) days of the Petition Date. Specifically, the Debtors and the Creditors' Committee have asserted that such security interests are avoidable under the Bankruptcy Code as preferential transfers and/or fraudulent conveyances. The Indenture Trustee has agreed not to dispute these assertions in order to reach the compromise and settlement described in this Plan. Accordingly, the provisions of this Plan shall constitute a good faith compromise and settlement of the potential avoidance actions or other disputes that could have been brought by the Debtors, any Holder of a General Unsecured Claim or any other party in interest, against the Indenture Trustee or any Holder of a Note Claim in respect of any security interest granted to the Holders of the Notes (the "Note Avoidance Actions") whether or not such Note Avoidance Actions have been actually commenced as of the Effective Date. In addition, this Plan shall be approved by the Bankruptcy Court as a settlement of all Note Avoidance Actions and disputes between the Holders of General Unsecured Claims, the Debtors and the Holders of Note Claims with respect thereto. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to applicable state and federal laws, given and made after due notice and opportunity for hearing, and shall bar any other causes of action related to the Note Avoidance Actions or any claims or causes of action against any party including without limitation, the Holders of the Notes and the Indenture Trustee, in respect of the granting of the security interests or the avoidance thereof by any Holder of a General Unsecured Claim, the Debtors or any other party in interest. Accordingly, pursuant to this Plan, the Note Claims shall be deemed General Unsecured Claims and the Holders of Note Claims will be treated as Holders of General Unsecured Claims.

          4.2  Substantive Consolidation.

               (a) Consolidation of the Chapter 11 Cases. This Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for the purposes of all actions associated with confirmation and consummation of this Plan. On the Confirmation Date or such other date as may be set by an order of the Bankruptcy Court, but subject to the occurrence of the Effective Date, (i) all Intercompany Claims by, between and among the Debtors shall be eliminated, (ii) all assets and liabilities of the Subsidiary Debtors shall be merged or treated as if they were merged with the assets and liabilities of Polaroid, (iii) any obligation of a Debtor and all guarantees thereof by one or more of the other Debtors shall be deemed to be one obligation of Polaroid, (iv) the Subsidiary Interests shall be cancelled, and (v) each Claim filed or to be filed against any Debtor shall be deemed filed only against Polaroid and shall be deemed a single Claim against and a single obligation of Polaroid. On the Confirmation Date, and in accordance with the terms of this Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment or performance made by the Debtors as to the obligations of another Debtor shall be released and of no further force and effect.

               (b) Substantive Consolidation Order. Unless the Bankruptcy Court has approved the substantive consolidation of the Chapter 11 Cases by a prior order, this Plan shall serve as, and shall be deemed to be, a motion for entry of an order substantively consolidating the Debtors' Chapter 11 Cases. If no objection to substantive consolidation is timely filed and served by any Holder of an Impaired Claim affected by this Plan as provided herein on or before the Voting Deadline or such other date as may be established by the Bankruptcy Court, the Substantive Consolidation Order (which may be the Confirmation Order) may be entered by the Bankruptcy Court. If any such objections are timely filed and served, a hearing with respect to the substantive consolidation of the Chapter 11 Cases and the objections thereto shall be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.

          4.3 Merger of Subsidiaries into Polaroid. On the Effective Date or as soon thereafter as practicable, (a) the members of the board of directors of each of the Subsidiary Debtors shall be deemed to have resigned, (b) each of the Subsidiary Debtors shall be merged with and into Polaroid and (c) the Chapter 11 Cases of the Subsidiary Debtors shall be closed, following which any and all proceedings that could have been brought or otherwise commenced in the Chapter 11 Case of any Subsidiary Debtor shall be brought or otherwise commenced in Polaroid's Chapter 11 Case.

          4.4 Continued Corporate Existence; Dissolution of Reorganized Polaroid. Polaroid shall continue to exist as Reorganized Polaroid after the Effective Date in accordance with the laws of the State of Delaware and pursuant to the certificate of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws are amended under this Plan, for the limited purpose of distributing all of the assets of the Debtors' Estates. As soon as practicable after the Plan Administrator exhausts the assets of the Debtors' Estates by making the final distribution of Cash and/or Stock under this Plan and the Plan Administration Agreement, the Plan Administrator shall (a) effectuate the dissolution of Reorganized Polaroid in accordance with the laws of the State of Delaware and (b) and cause its Designated Representative to resign as the sole officer and sole director of Reorganized Polaroid.

          4.5 Certificate of Incorporation and By-laws. The certificate of incorporation and by-laws of Polaroid shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code. The certificate of incorporation of Reorganized Polaroid shall be amended to, among other things: (a) authorize one share of New Common Stock, $0.01 par value per share, (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for a provision prohibiting the issuance of non-voting equity securities, and
(c) limit the activities of Reorganized Polaroid to matters related to the implementation of this Plan. The Amended Certificate of Incorporation and By-Laws will be filed with the Bankruptcy Court on or before the date of the Confirmation Hearing.

          4.6 Ownership of New Common Stock; Directors and Officers; Effectuating Documents; Further Transactions. On the Effective Date, Reorganized Polaroid shall issue the New Common Stock to the Plan Administrator. The Plan Administrator shall not sell, transfer or otherwise dispose of the New Common Stock absent the prior written consent of the Plan Committee or the Bankruptcy Court. The Plan Administrator shall sell, transfer or otherwise dispose of the New Common Stock, and shall vote the New Common Stock on any matter requiring a vote of shareholders under the Delaware Corporation Law, in accordance with the written directions of the Plan Committee or the Bankruptcy Court. From and after the Effective Date, the Designated Representative shall serve as the sole officer and sole director of Reorganized Polaroid. The Plan Administrator, acting by and through the Designated Representative, shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

          4.7  The Plan Administrator.

               (a) Appointment. Prior to the Confirmation Date, the Creditors' Committee shall designate an entity, which entity shall be reasonably acceptable to Purchaser and Pre-Petition Agent, to serve as the Plan Administrator pursuant to the Plan Administration Agreement and this Plan, until the resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administration Agreement. Pursuant to this Plan, Wind Down Associates shall be deemed reasonably acceptable to Purchaser and Pre-Petition Agent.

               (b) Rights, Powers and Duties of Reorganized Polaroid and the Plan Administrator. Reorganized Polaroid shall retain and have all the rights, powers and duties necessary to carry out its responsibilities under this Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of Reorganized Polaroid pursuant to this Plan and the Plan Administration Agreement, shall include, among others:

                    (i) investing Reorganized Polaroid's Cash, including, but not limited to, the Cash held in the Reserves in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (B) short term obligations of the United States Treasury and repurchase agreements fully collateralized by obligations of the United States Treasury, including funds consisting solely or primarily of such obligations and repurchase agreements; (C) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (D) any other investments that may be permissible under (I)
     section 345 of the Bankruptcy Code or (II) any order of the Bankruptcy Court entered in the Debtors' Chapter 11 cases;

                    (ii) calculating and paying all distributions to be made under this Plan, the Plan Administration Agreement and other orders of the Bankruptcy Court to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Non-Tax Priority Claims, Allowed Other Secured Claims, Allowed Convenience Claims, and Allowed General Unsecured Claims;

                    (iii) employing, supervising and compensating professionals retained to represent the interests of and serve on behalf of Reorganized Polaroid;

                    (iv) making and filing tax returns for any of the Debtors or Reorganized Polaroid;

                    (v) objecting to (or allowing and paying) Claims or Interests filed against any of the Debtors' Estates on any basis, provided that the Plan Administrator shall consult, in good faith, with the Purchaser and the Pre-Petition Agent (except that the Plan Administrator shall not be required to consult with the Pre-Petition Agent with respect to General Unsecured Claims) with respect to such objections, allowance and payment;

                    (vi) seeking estimation of contingent or unliquidated claims under section 502 (c) of the Bankruptcy Code;

                    (vii) seeking determination of tax liability under
     section 505 of the Bankruptcy Code;

                    (viii) prosecuting avoidance actions under sections 544, 545, 547, 548, 549 and 553 of the Bankruptcy Code;

                    (ix) prosecuting turnover actions under sections 542 and 543 of the Bankruptcy Code;

                    (x) prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims;

                    (xi) dissolving Reorganized Polaroid;

                    (xii) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administration Agreement; and

                    (xiii) taking any and all other actions necessary or appropriate to implement or consummate this Plan and the provisions of the Plan Administration Agreement.

               (c) Compensation of the Plan Administrator. The Plan Administrator shall be compensated from the Operating Reserve pursuant to the terms of the Wind Down Engagement Letter. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred from the Operating Reserve. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court but shall be subject to review by the Plan Committee.

          Reorganized Polaroid and the Estates shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Plan Administrator (in its capacity as such) and the Plan Administrator's and Reorganized Polaroid's agents, representatives, professionals and employees, including, without limitation, the Designated Representative (collectively the "Indemnified Parties") from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to Reorganized Polaroid and the Estates or the implementation or administration of this Plan and the Plan Administration Agreement, if the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Reorganized Polaroid and the Estates and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. To the extent Reorganized Polaroid and the Estates indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve. The indemnification provisions of the Plan Administration Agreement shall remain available to and be binding upon any former Plan Administrator and shall survive the termination of the Plan Administration Agreement.

               (d) Insurance. The Plan Administrator shall be authorized to obtain all reasonably necessary insurance coverage for itself, its agents, representatives, employees or independent contractors, and Reorganized Polaroid, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of Reorganized Polaroid and (ii) the liabilities, duties and obligations of the Plan Administrator and its agents, representatives, employees or independent contractors under the Plan Administration Agreement (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Plan Administrator, remain in effect for a reasonable period (not to exceed seven years) after the termination of the Plan Administration Agreement.

               (e) Authority to Object to Claims and Interests and to Settle Disputed Claims. Prior to the Effective Date, (x) the Creditors' Committee shall be primarily responsible for the reconciliation and allowance of General Unsecured Claims and Convenience Claims, provided that, the Creditors' Committee shall consult, in good faith, with the Debtors and the Purchaser with respect to such reconciliation and allowance of such General Unsecured Claims Convenience Claims; and (y) the Debtors shall be primarily responsible for the reconciliation, allowance or payment of administrative, priority, or secured claims, provided that, the Debtors shall consult, in good faith, with the Creditors' Committee, the Purchaser and the Pre-Petition Agent with respect to such reconciliation, allowance and payment of administrative or priority claims. From and after the Effective Date, the Plan Administrator shall be primarily responsible for the claims reconciliation process with respect to the allowance and payment of general unsecured, administrative, priority, or secured claims and shall be authorized (i) to object to any Claims or Interests filed against any of the Debtors' Estates and (ii) pursuant to Bankruptcy Rule 9019(b) and section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims, provided that, the Plan Administrator shall consult, in good faith, with the Plan Committee, Purchaser and Pre-Petition Agent with respect to such reconciliation, allowance and payment of such claims as provided herein:

                    (i) If the proposed settlement amount of a Disputed Claim Amount of the Disputed Claim is less than $50,000, Reorganized Polaroid and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, without notice to any party;

                    (ii) If the proposed settlement amount of a Disputed Claim Amount of the Disputed Claim is equal to or more than $50,000 but less than $1,000,000, Reorganized Polaroid and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, upon five (5) Business Days' written notice to the Plan Committee, the Pre-Petition Agent and the Purchaser; and

                    (iii) If the proposed settlement amount of a Disputed Claim Amount of the Disputed Claim is equal to or greater than $1,000,000, Reorganized Polaroid and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only following five (5) days' written notice to the Plan Committee, the Pre-Petition Agent and the Purchaser and upon receipt of Bankruptcy Court approval of such settlement.

          If the Plan Committee, the Pre-Petition Agent or the Purchaser objects to the proposed settlement of a Disputed Claim within the foregoing prescribed time deadlines, then (A) if the Plan Committee, the Pre-Petition Agent or the Purchaser withdraws for any reason its objection to such settlement, the Plan Administrator may enter into the proposed settlement without further notice and a hearing or entry of an order of the Bankruptcy Court or (B) if the Plan Committee, the Pre-Petition Agent or the Purchaser does not withdraw its objection, the Plan Administrator shall have the option of (I) forgoing entry into the settlement agreement that is the subject of the Plan Committee's, the Pre-Petition Agent's or the Purchaser's objection,
(II) modifying the terms of the settlement agreement in a way that results in the Plan Committee, the Pre-Petition Agent or the Purchaser withdrawing its objection, or (III) following five (5) days' written notice to the Plan Committee, the Pre-Petition Agent and the Purchaser, seeking an order of the Bankruptcy Court authorizing the Plan Administrator to enter into the settlement agreement over the Plan Committee's, the Pre-Petition Agent's or the Purchaser's objection.

          4.8 No Revesting of Assets. The property of the Debtors' Estates shall not be vested in the Debtors on or following the Confirmation Date or the Effective Date but shall remain property of the Estate(s) and continue to be subject to the jurisdiction of the Bankruptcy Court following confirmation of this Plan until distributed to Holders of Allowed Claims in accordance with the provisions of this Plan, the Plan Administration Agreement and the Confirmation Order. From and after the Effective Date, all such property shall be distributed in accordance with the provisions of this Plan, the Plan Administration Agreement and the Confirmation Order.

          4.9  Preservation of Rights of Action; Settlement of Litigation
Claims.

               (a) Preservation of Rights of Action. Except as otherwise provided in the Asset Purchase Agreement, this Plan, the Confirmation Order, or in any document, instrument, release or other agreement entered into in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates shall retain the Litigation Claims. The Plan Administrator and Reorganized Polaroid, as the successor in interest to the Debtors, may, in consultation with the Plan Committee, enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. The failure of the Debtors to list a claim, right of action, suit or proceeding on Exhibit [_] to the Plan Supplement shall not constitute a waiver or release by the Debtors or their Estates of such claim, right of action, suit or proceeding.

               (b) Settlement of Litigation Claims. At any time after the Confirmation Date and before the Effective Date, notwithstanding anything in this Plan to the contrary, the Debtors with the consent of the Creditors' Committee may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

          4.10 Creditors' Committee and Plan Committee.

               (a) Dissolution of Creditors' Committee. The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or this Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants and other agents shall terminate. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of the Fee Order.

               (b) Creation of Plan Committee; Procedures. On the Effective Date, the Plan Committee shall be formed and constituted. The Plan Committee shall consist of at least two (2), but no more than three (3), members who shall be selected by the Creditors' Committee and whose identities shall be disclosed to the Bankruptcy Court at the Confirmation Hearing. In the event that no one is willing to serve on the Plan Committee or there shall have been no Plan Committee members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, ignore any reference in this Plan, the Plan Administration Agreement or the Confirmation Order to a Plan Committee, and all references to the Plan Committee's ongoing duties and rights in this Plan, the Plan Administration Agreement and the Confirmation Order shall be null and void.

               (c) Function and Duration; Compensation and Expenses. The Plan Committee (i) shall be responsible for (A) instructing and supervising Reorganized Polaroid and the Plan Administrator with respect to their responsibilities under this Plan and the Plan Administration Agreement, (B) reviewing the prosecution of adversary and other proceedings, if any, including proposed settlements thereof, (C) reviewing objections to and proposed settlements of Disputed Claims, (D) performing such other duties that may be necessary and proper to assist the Plan Administrator and its retained professionals, and (ii) shall remain in existence until such time as the final distributions under this Plan have been made by Reorganized Polaroid. The members of the Plan Committee shall serve without compensation for their performance of services as members of the Plan Committee, except that they shall be entitled to reimbursement of reasonable expenses by Reorganized Polaroid.

               (d) Liability; Indemnification. Neither the Plan Committee, nor any of its members or designees, nor any duly designated agent or representative of the Plan Committee, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Plan Committee, nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Plan Committee, other than acts or omissions resulting from such member's willful misconduct or gross negligence. Reorganized Polaroid shall indemnify and hold harmless the Plan Committee and its members and designees, and any duly designated agent or representative thereof (in their capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, other than as a result of their willful misconduct or gross negligence, with respect to Reorganized Polaroid or the implementation or administration of this Plan. To the extent Reorganized Polaroid indemnifies and holds harmless the Plan Committee and its members and designees, or any duly designated agent or representative thereof (in their capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Committee, if any, in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid out of the Operating Reserve.

          4.11 Cancellation of Securities, Instruments and Agreements Evidencing Claims and Interests. Except as otherwise provided in this Plan and in any contract, instrument or other agreement or document created in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to this Article IV, the promissory notes, share certificates (including treasury stock), other instruments evidencing any Claims or Interests, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged. The Holders of or parties to such cancelled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to this Plan. On the Effective Date, the 1997 Indenture shall be cancelled and have no further force and effect, except, that the cancellation of the 1997 Indenture (i) shall not impair the rights under this Plan of the Holders of Note Claims and the Indenture Trustee governed by such 1997 Indenture; and (ii) shall not impair the rights of the Indenture Trustee under such 1997 Indenture vis-a-vis Holders of Note Claims, including any lien and priority rights of the Indenture Trustee.

          4.12 Sources of Cash for Plan Distributions. Except as otherwise provided in this Plan or the Confirmation Order, all Cash necessary for Reorganized Polaroid and the Plan Administrator to make payments pursuant to this Plan shall be obtained from the Debtors' cash balances and the liquidation of the Debtors' remaining non-Cash assets, if any, and solely with respect to the funding of the Lump Sum Election, the Funding Source. Cash payments to be made pursuant to this Plan shall be made by Reorganized Polaroid (or any successor thereto) or, if the Disbursing Agent is an entity other than Reorganized Polaroid, the Disbursing Agent.

          4.13 Sources of Stock for Plan Distributions. Except as otherwise provided in this Plan or the Confirmation Order, all Stock necessary for Reorganized Polaroid and the Plan Administrator to make distributions pursuant to this Plan shall be obtained from the Debtors' Reserves. Stock distributions to be made pursuant to this Plan shall be made by Reorganized Polaroid (or any successor thereto) or, if the Disbursing Agent is an entity other than Reorganized Polaroid, the Disbursing Agent.

          4.14 Applicability of Bankruptcy Code Sections 1145 and
1125(e). (a) The Purchaser shall be deemed to be a "successor" to the Debtors for the limited purpose of the provisions of section 1145 of the Bankruptcy Code with respect to the Stock, but not for any other purpose or in any other context, and the distribution of Stock under the terms of this Plan to the Holders of Allowed Class 3 General Unsecured Claims shall constitute the offer or sale under a plan of the Debtors of a security of a successor to the Debtors under such plan in exchange for a claim against, an interest in, or a claim for an administrative expense in the Chapter 11 Cases, such that pursuant to section 1145(a)(1) of the Bankruptcy Code, the issuance of the Stock, to the extent the Stock constitutes "securities" under applicable law, shall be exempt from requirements of section 5 of the Securities Act of 1933, as amended, and any other federal, state, or local laws requiring registration for offer or sale of securities (collectively, the "Securities Laws").

               (b) Solely for the limited purpose of the provisions of
section 1125(e) of the Bankruptcy Code, the Purchaser and the Funding Source shall be deemed to have participated, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the Plan, of a newly organized successor to the Debtors under the Plan, and therefore, pursuant to section 1125(e) of the Bankruptcy Code, are not liable for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

          4.15 Release of Liens. Except as otherwise provided in this Plan, the Confirmation Order or in any document, instrument or other agreement created in connection with this Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estates shall be released.

          4.16 Exemption from Certain Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to Reorganized Polaroid pursuant to this Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, sales, use, or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forgo the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

          4.17 Estate Costs. The Debtors and/or their successor(s), including the Plan Administrator, shall incur estate costs in a reasonable and cost-effective manner, provided, however, that the retention of the Creditors' Committee's current professionals is deemed reasonable and cost-effective.

                                  ARTICLE V

                     ACCEPTANCE OR REJECTION OF THE PLAN

          5.1 Classes Entitled to Vote. Because Class 3 General Unsecured Claims and Class 4 Convenience Claims will (or may) receive or retain property or an interest in property under this Plan, these Classes shall be entitled to vote to accept or reject this Plan. Ballots shall be cast and tabulated on a consolidated basis, in accordance with the expected substantive consolidation of the Debtors' Estates and Chapter 11 Cases. By operation of law, each Unimpaired Class of Claims is deemed to have accepted this Plan and, therefore, is not entitled to vote to accept or reject this Plan. Because Holders of Class 5 Intercompany Claims and Class 6 Polaroid Interests and Subordinated Claims are not entitled to receive or retain any property under this Plan, Classes 5 and 6 are presumed to have rejected this Plan and, therefore, are not entitled to vote on this Plan.

          5.2 Acceptance by Impaired Classes. An Impaired Class of Claims which is entitled to vote shall have accepted this Plan if (a) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy
Code) of at least two-thirds (b) in amount of the Allowed Claims actually voting in such Class have voted to accept this Plan and (b) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy
Code) of more than one-half (1/2) in number of the Allowed Claims actually voting in such Class have voted to accept this Plan.

          5.3 Cramdown. The Debtors will request Confirmation of this Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code with respect to Classes 5 and 6, which are deemed to have rejected this Plan. In addition, if any other impaired Class of Claims entitled to vote shall not accept this Plan by the requisite majorities provided in section 1126(c) or 1126(d) of the Bankruptcy Code, as applicable, the Debtors reserve the right to amend this Plan in accordance with Section
12.6 hereof or to undertake to have the Bankruptcy Court confirm this Plan under section 1129(b) of the Bankruptcy Code or both.

                                 ARTICLE VI

                      PROVISIONS GOVERNING DISTRIBUTIONS

          6.1 Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Distribution Date or as soon thereafter as is practicable. Any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to the terms and conditions of the Plan Administration Agreement and Articles III, VI and VIII of this Plan.

          6.2 Interest on Claims. Unless otherwise specifically provided for in this Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

          6.3 Distributions by Reorganized Polaroid. Reorganized Polaroid shall make all distributions of Cash and/or Stock required to be distributed under the applicable provisions of this Plan and the Plan Administration Agreement. Reorganized Polaroid and the Plan Administrator may employ or contract with other entities to assist in or make the distributions required by this Plan and the Plan Administration Agreement. Notwithstanding the foregoing, all distributions with respect to the Note Claims shall be made through the Indenture Trustee. As a condition to receiving any distribution under the Plan, each Holder of a Note Claim must surrender such Note to the Indenture Trustee. Any Holder of a Note Claim that fails to (a) surrender such instruments or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Indenture Trustee before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and claims and may not participate in any distribution under this Plan.

          6.4 Delivery of Distributions and Undeliverable or Unclaimed Distributions.

               (a) Delivery of Distributions in General. Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the Schedules or at the time of the distribution, unless the Debtors or Reorganized Polaroid has been notified in writing of a change of address.

               (b) Undeliverable and Unclaimed Distributions.

                   Holding and Investment of Undeliverable and Unclaimed Distributions. If the distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then-current address. Undeliverable and unclaimed distributions shall be segregated and, with respect to Cash, deposited in a segregated, interest-bearing account, designated as an "unclaimed distribution reserve" (the "Unclaimed Distribution Reserve"), for the benefit of all such similarly situated Persons until such time as a distribution becomes deliverable or is claimed.

                   After Distributions Become Deliverable. On each Quarterly Distribution Date, Reorganized Polaroid shall make all distributions that have become deliverable or have been claimed since the Distribution Date or the immediately preceding Quarterly Distribution Date, as the case may be, together with any interest actually earned thereon.

                   Failure to Claim  Undeliverable  Distributions.
         Any Holder of an Allowed Claim that does not assert a claim pursuant to this Plan for an undeliverable or unclaimed distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Debtors and the Estates, Reorganized Polaroid, the Plan Administrator or their property. In such cases, any Cash and/or Stock in the Unclaimed Distribution Reserve for distribution on account of such claims for undeliverable or unclaimed distributions shall become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary, and shall be distributed in accordance with the terms of the Plan Administration Agreement. Nothing contained in this Plan or the Plan Administration Agreement shall require any Disbursing Agent, including, but not limited to, the Plan Administrator or Reorganized Polaroid, to attempt to locate any Holder of an Allowed Claim.

          6.5 Record Date for Distributions. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent and Reorganized Polaroid shall instead be entitled to recognize and deal for all purposes under this Plan with only those record Holders stated on the official claims register as of the close of business on the Distribution Record Date.

          6.6 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Claim entitled to a distribution under this Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the claim, to the portion of such Claim representing accrued but unpaid interest.

          6.7 Means of Cash Payment. Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of Reorganized Polaroid, by (a) checks drawn on or (b) wire transfer from a domestic bank selected by Reorganized Polaroid. If so requested in a writing received by Reorganized Polaroid no later than five
(5) Business Days after the Confirmation Date, Cash payments of $500,000.00 or more to be made pursuant to this Plan shall be made by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of Reorganized Polaroid, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

          6.8 Withholding and Reporting Requirements. In connection with this Plan and all distributions thereunder, Reorganized Polaroid shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.

          6.9 Setoffs. Reorganized Polaroid may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy laws, but shall not be required to, set off against any Claim and the payments or other distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Polaroid may have against the Holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Reorganized Polaroid of any such claim that the Debtors or Reorganized Polaroid may have against such Holder.

          6.10 Fractional Dollars/Shares; De Minimis Distributions. Notwithstanding any other provision of this Plan or the Plan Administration Agreement, (a) neither the Plan Administrator nor Reorganized Polaroid shall be required to make distributions or payments of fractions of dollars or in fractions of shares of Stock, and whenever any payment of a fraction of a dollar or a fraction of a share of Stock under this Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar or whole share (up or down), with half dollars or half shares of Stock being rounded down, and (b) the Plan Administrator shall have no obligation to make a distribution on account of an Allowed Claim from any Reserve or account (i) to any Holder of an Allowed Claim if the aggregate amount of all distributions authorized to be made from all such Reserves or accounts on the Quarterly Distribution Date in question is less than $250,000 or less than fifty Units of Stock or (ii) to a specific Holder of an Allowed Claim if the amount to be distributed to that Holder on the particular Distribution Date or Quarterly Distribution Date (1) does not constitute a final distribution to such Holder and (2) is less than $50.00 or less than one Unit of Stock.

          6.11 Release of Liens. Except as otherwise provided in this Plan or in any contract, instrument, release or other agreement or document created or assumed in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI of this Plan, all mortgages, deeds of trust, liens, pledges or other security interests against the property of any Debtor's Estate shall be fully released and discharged, and all of the right, title and interest of any Holder of such mortgages, deeds of trust, liens, pledges or other security interests shall revert to Reorganized Polaroid and its successors and assigns.

                                 ARTICLE VII

                       TREATMENT OF EXECUTORY CONTRACTS
                             AND UNEXPIRED LEASES

          7.1 Rejected Contracts and Leases. Except as otherwise provided in this Plan, or in any contract, instrument, release or other agreement or document entered into in connection with this Plan, each of the executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, shall be deemed rejected by the applicable Debtor on the Confirmation Date, unless such contract or lease previously (a) shall have been assumed or rejected by the Debtors (including, but not limited to, those executory contracts and unexpired leases assumed and assigned to the Purchaser) or (b) shall have expired or terminated pursuant to its own terms; provided, however, that neither the inclusion by the Debtors of a contract or lease in the Plan Supplement nor anything contained in this Article VII shall constitute an admission by any Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor or its successors and assigns has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described in this Article VII, pursuant to section 365 of the Bankruptcy code, as of the Confirmation Date.

          7.2 Bar to Rejection Damages. If the rejection of an executory contract or unexpired lease pursuant to Section 7.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the applicable Debtor or its Estate, Reorganized Polaroid, the Plan Administrator or their respective successors or properties unless a proof of Claim is filed and served on Reorganized Polaroid and counsel for Reorganized Polaroid/Plan Administrator within thirty (30) days after service of a notice of entry of the Confirmation Order or such other date as prescribed by the Bankruptcy Court.

          7.3 Asset Purchase Agreement. Notwithstanding anything to the contrary in this Plan, the obligations, if any, of the Debtors under the Asset Purchase Agreement and the Sale Order shall be deemed and treated as executory contracts that are assumed by Reorganized Polaroid pursuant to this Plan and Section 365 of the Bankruptcy Code as of the Effective Date. Nothing contained in this Plan or any Confirmation Order shall be deemed to conflict with, or derogate from, the terms of the Asset Purchase Agreement or the Sale Order, such that, to the extent there are any inconsistencies between the terms of the Asset Purchase Agreement and the Sale Order, on the one hand, and this Plan and the Confirmation Order, on the other, the terms of the Asset Purchase Agreement and the Sale Order shall govern. In addition, any amounts that become payable by the Debtors pursuant to the Asset Purchase Agreement or any of the documents delivered by the Debtors pursuant to or in connection with the Asset Purchase Agreement shall not be discharged, modified, or otherwise affected by this Plan or the Confirmation Order.

                                ARTICLE VIII

                      PROCEDURES FOR RESOLVING DISPUTED,
                      CONTINGENT AND UNLIQUIDATED CLAIMS

          8.1 Objection Deadline; Prosecution of Objections. No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtors, Reorganized Polaroid, the Plan Administrator, the Creditors' Committee or the Plan Committee, as the case may be, shall file objections to Claims with the Bankruptcy Court and serve such objections upon the Holders of each of the Claims to which objections are made. Nothing contained herein, however, shall limit the Plan Administrator's or Reorganized Polaroid's right to object to Claims, if any, filed or amended after the Claims Objection Deadline. Subject to the limitations set forth in the Plan Administration Agreement and Section 4.7 of this Plan, and the oversight of the Plan Committee, Reorganized Polaroid and the Plan Administrator shall be authorized to, and shall, resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature and/or amount thereof.

          8.2 No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

          8.3 Accounts; Escrows; Reserves. Reorganized Polaroid and the Plan Administrator shall, subject to and in accordance with the provisions of the Plan Administration Agreement, (a) establish one or more general accounts into which shall be deposited all funds not required to be deposited into any other account, Reserve or escrow and (b) create, fund and withdraw funds from, as appropriate, the Operating Reserve, Administrative Claims Reserve, Disputed Claims Reserve and Unclaimed Distributions Reserve. Reorganized Polaroid may sell non-Cash assets, if any, in accordance with the provisions of this Plan and the Plan Administration Agreement. The net proceeds of any such sales shall be deposited in an account or Reserve pursuant to the terms of the Plan Administration Agreement.

               (a) Disputed Claims Reserve. On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, Reorganized Polaroid shall create and fund the Disputed Claims Reserve with an amount of the Estates' Cash and Stock, as applicable, equal to one hundred percent (100%) of distributions to which Holders of Disputed General Unsecured Claims would be entitled under this Plan as of such date if such Disputed General Unsecured Claims were Allowed Claims in their Disputed Claims Amount, provided, however, that the Creditors' Committee, Plan Administrator, Debtors or Reorganized Polaroid, as applicable, may, at any time, File Motion(s) pursuant to section 502(c) of the Bankruptcy Code for order(s) estimating and limiting the amount of Cash and\or Stock, as applicable, which shall be deposited in the Disputed Claims Reserve in respect of any Disputed Claims, with notice and an opportunity to be heard to the affected Holders of such Disputed Claims and the Plan Committee.

               (b) Administrative Claims Reserve. On the Effective Date (or as soon thereafter as is practicable) and each Quarterly Distribution Date, Reorganized Polaroid shall create and fund the Administrative Claims Reserve with an amount of the Estates' Cash equal to the aggregate Disputed Claim Amount of all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Non-Tax Priority Claims and Disputed Other Secured Claims, based on its sole discretion.

          8.4 Distributions After Allowance. Reorganized Polaroid shall make payments and distributions from the appropriate Reserves to the Holder of any Disputed Claim that has become an Allowed Claim, on the first Quarterly Distribution Date following the date that such Disputed Claim becomes an Allowed Claim. Such distributions shall be made in accordance with this Plan and the Plan Administration Agreement. With respect to Disputed General Unsecured Claims and Disputed Convenience Claims, such distribution shall be based upon the cumulative distributions that would have been made to such Holders under this Plan if the Disputed General Unsecured Claim or Disputed Convenience Claim had been Allowed on the Effective Date (with any post-Effective Date interest thereon earned by the Disbursing Agent) and shall not be limited by the Disputed Claim Amounts previously reserved with respect to such Disputed General Unsecured Claim or Disputed Convenience Claim to the extent that additional amounts are available therefor from the Disputed Claims Reserve, but only to the extent that such additional amounts have not yet been distributed to Holders of Allowed General Unsecured Claims or Allowed Convenience Claims, as applicable. Notwithstanding the foregoing, however, Reorganized Polaroid may make payments and distributions from the appropriate Reserves to the Holder of any Disputed Claim that has become an Allowed Claim, prior to the first Quarterly Distribution Date following the date that such Disputed Claim becomes an Allowed Claim, provided, that Reorganized Polaroid receives written consent to do so from Purchaser and Pre-Petition Agent (except that the consent of the Pre-Petition Agent shall not be necessary with respect to Disputed General Unsecured Claims, Disputed Other Secured Claims or Disputed Convenience Claims).

                                 ARTICLE IX

                  CONFIRMATION AND CONSUMMATION OF THE PLAN

          9.1 Confirmation Date. The Bankruptcy Court shall not enter the Confirmation Order unless and until (a) the Confirmation Order shall be reasonably acceptable in form and substance to the Proponents and (b) the Substantive Consolidation Order, which may be the Confirmation Order, shall be reasonably acceptable in form and substance to the Proponents and shall have been entered by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

          9.2 Consequences of Non-Occurrence of Effective Date. If the Effective Date does not occur within one hundred eight days (180) days of the Confirmation Date, or by such later date, after notice and hearing, as is proposed by the Proponents, then upon motion by the Debtors or the Creditors' Committee and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if the Effective Date occurs before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section 9.3, (a) this Plan shall be null and void in all respects; (b) any settlement of Claims shall be null and void without further order of the Bankruptcy Court; and (c) the time within which the Debtors may assume and assign, or reject all executory contracts and unexpired leases shall be extended for a period of thirty (30) days after the date the Confirmation Order is vacated.

                                  ARTICLE X

                         EFFECT OF PLAN CONFIRMATION

          10.1 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, including, but not limited to, Reorganized Polaroid.

          10.2 Releases.

               (a) Releases by the Debtors. On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to forever release unconditionally (i) the Debtors' directors, officers, employees, agents and professionals as of the Petition Date, (ii) the Creditors' Committee and the Plan Committee and, solely in their respective capacities as members or representatives of the Creditors' Committee and the Plan Committee, as applicable (and not as individual lenders or creditors to or on behalf of the Debtors), each member of the Creditors' Committee and the Plan Committee; (iii) the Plan Administrator; (iv) the Pre-Petition Lenders, the DIP Lenders, the Pre-Petition Agent and the DIP Agent; and (v) the respective agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives (including the respective current and former directors, officers, employees, members, shareholders and professionals) of any of the foregoing or of the Debtors or any affiliates or subsidiaries of the Debtors from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (other than the right to enforce the performance of their respective obligations, if any, to the Debtors or Reorganized Polaroid under this Plan, the Plan Administration Agreement and the contracts, instruments, releases and other agreements delivered under this Plan and the Plan Administration Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, this Plan or the Disclosure Statement; provided, however, that other than as to the Claims of the Pre-Petition Lenders, the Pre-Petition Agent, the DIP Agent and the DIP Lenders, nothing in this Section shall be deemed to waive any objection to any Claim against the Debtors or any rights to object to any such Claim or to bring an adversary proceeding to subordinate a Claim under section 510(c) of the Bankruptcy Code, to recharacterize a Claim as an Interest, all of which rights, claims and defenses are expressly preserved, provided, further, that the releases granted in clause (i) above shall not release any officer of the Debtor that was not hired, retained or engaged by Purchaser on or prior to September 30, 2002 or any person or entity covered in clause (i) above against whom a cause of action has been asserted by or on behalf of the Debtors or the Estates prior to the Effective Date.

               (b) Releases by Holders of Claims and Interests. On the Effective Date, each Holder of a Claim that voted to accept this Plan, in consideration for the obligations of the Debtors and Reorganized Polaroid under this Plan and the Stock or Cash and other contracts, instruments, releases, agreements or documents to be delivered in connection with this Plan, each entity (other than a Debtor) that has held, holds or may hold a Claim, as applicable, will be deemed to forever release, waive and discharge, to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the Debtors' or Reorganized Polaroid's obligations under this Plan, the Plan Administration Agreement and the contracts, instruments, releases, agreements and documents delivered under this Plan and the Plan Administration Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, this Plan or the Disclosure Statement that such entity has, had or may have against the Creditors' Committee, the Plan Committee or their respective members, attorneys, accountants and financial advisors and other advisors, acting in such capacity, the Plan Administrator, the Pre-Petition Lenders, the DIP Lenders, the Pre-Petition Agent and the DIP Agent and any Debtor and the present and former directors, officers, shareholders, employees, agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives of all of the foregoing.

               (c) Releases by Lenders. On the Effective Date, each of the Pre-Petition Lenders, the DIP Lenders, the Pre-Petition Agent and the DIP Agent will be deemed to forever release, waive and discharge, to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all claims, demands, debts, rights, causes of action or liabilities (other than the right to enforce the Debtors' or Reorganized Polaroid's obligations under this Plan, the Sale Order the Plan Administration Agreement and the contracts, instruments, releases, agreements and documents delivered under this Plan and this Plan Administration Agreement), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases, this Plan or the Disclosure Statement that such entity has, had or may have against the Creditors' Committee, the Plan Committee or the Plan Administrator or their respective members, attorneys, accountants and financial advisors, acting in such capacity, and any Debtor and its present and former directors, officers, shareholders, employees, agents, advisors, accountants, investment bankers, consultants, attorneys and other representatives.

               (d) Injunction Related to Releases. The Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to this Plan.

          10.3 Discharge of Claims and Termination of Interests. Pursuant to
section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtors; provided, however, that no Holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Polaroid, their respective successors or their respective property, except as expressly provided herein.

          10.4 Exculpation and Limitation of Liability. Neither the Debtors nor the Creditors' Committee, the Plan Committee, the Pre-Petition Lenders, the DIP Lenders, the Pre-Petition Agent, the DIP Agent or the Plan Administrator, nor any of their respective present or former members, officers, directors, shareholders, employees, advisors, attorneys or agents, shall have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, shareholders, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Debtors' Chapter 11 Cases, the pursuit of confirmation of this Plan, the consummation of this Plan or the administration of this Plan or the property to be distributed under this Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under this Plan.

          10.5 Injunction. (a) Except as otherwise provided in this Plan, the Confirmation Order shall provide, among other things, that from and after the Confirmation Date all Persons who have held, hold or may hold Claims against or Interests in the Debtors are (i) permanently enjoined from taking any of the following actions against the Estate(s), the Debtors, Reorganized Polaroid, the Plan Administrator, the DIP Agent, the DIP Lenders, the Pre-Petition Agent, the Pre-Petition Lenders, the Creditors' Committee or the members thereof, the Plan Committee or the members thereof or any of their property on account of any such Claims or Interests and (ii) preliminarily enjoined from taking any of the following actions against any of the DIP Agent, the DIP Lenders, the Pre-Petition Lenders, the Pre-Petition Agent, the Estate(s), the Debtors, Reorganized Polaroid, the Plan Administrator, the Creditors' Committee or the members thereof, the Plan Committee or the members thereof or their property on account of such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; (D) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (E) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of this Plan; provided, however, that (x) nothing contained herein shall preclude such persons from exercising their rights pursuant to and consistent with the terms of this Plan and (y) the preliminary injunction of actions against the Debtors, Reorganized Polaroid, the Plan Administrator, the Creditors' Committee and the members thereof and the Plan Committee and the members thereof, and their property (if any) shall be dissolved and terminate one day following the termination of the Plan Administration Agreement in accordance with the terms thereof.

               (b) By accepting distributions pursuant to this Plan, each Holder of an Allowed Claim receiving distributions pursuant to this Plan will be deemed to have specifically consented to the provisions of this Article X.

          10.6 Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in the Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until all property of the Estates of Reorganized Polaroid and the other Debtors has been distributed and Reorganized Polaroid has been dissolved.

                                 ARTICLE XI

                          RETENTION OF JURISDICTION

          Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

               (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

               (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan for periods ending on or before the Effective Date;

               (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which any Debtor is a party or with respect to which any Debtor or Reorganized Polaroid may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

               (d) Ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

               (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

               (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all contracts, instruments, releases and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

               (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of this Plan or any contract, instrument, release or other agreement or document that is executed or created pursuant to this Plan, or any entity's rights arising from or obligations incurred in connection with this Plan or such documents;

               (h) Modify this Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan;

               (i) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under this Plan or under sections 328, 330, 331 503(b), 1103 and 1129(c)(9) of the Bankruptcy Code, provided, however, that from and after the Effective Date the payment of fees and expenses of Reorganized Polaroid, the Plan Committee and the Plan Administrator shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

               (j) Hear and determine matters concerning the Plan Committee and its members and their respective professionals;

               (k) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of this Plan or the Confirmation Order;

               (l) Hear and determine the causes of action by or on behalf of the Debtors or Reorganized Polaroid;

               (m) Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

               (n) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to this Plan are enjoined or stayed;

               (o) Determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

               (p) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases;

               (q) Hear and determine all disputes or other matters arising in connection with the interpretation, implementation or enforcement of the Asset Purchase Agreement, the Ancillary Agreements, and the Sale Order;

               (r) Hear and determine all matters related to (i) the property of the Estates from and after the Confirmation Date, (ii) the winding up of the Debtors' affairs and (iii) the activities of Reorganized Polaroid and the Plan Administrator, including (A) challenges to or approvals of Reorganized Polaroid's or the Plan Administrator's activities, (B) resignation, incapacity or removal of the Plan Administrator and selection of a successor Plan Administrator, (C) reporting by, termination of and accounting by Reorganized Polaroid and the Plan Administrator and (D) release of the Plan Administrator from its duties;

               (s) Hear and determine disputes with respect to compensation of (i) Reorganized Polaroid's professional advisors, (ii) the Plan Administrator and its professional advisors, and (iii) the Plan Committee, its members and its professional advisors;

               (t) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under the Bankruptcy Code; and

               (u) Enter an order closing the Chapter 11 Cases.

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

          12.1 Effectuating Documents and Further Transactions. Each of the Debtors or Reorganized Polaroid is authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of this Plan and any securities issued pursuant to this Plan.

          12.2 Corporate Action. Prior to, on or after the Effective Date (as appropriate), all matters provided for under this Plan that would otherwise require approval of the stockholders or directors of one (1) or more of the Debtors or Reorganized Polaroid shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable general corporation law of the states in which the Debtors or Reorganized Polaroid are incorporated without any requirement of further action by the stockholders or directors of the Debtors or Reorganized Polaroid.

          12.3 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, (a) the issuance, transfer or exchange of notes or equity securities under this Plan; (b) the creation of any mortgage, deed of trust, lien, pledge or other security interest; (c) the making or assignment of any lease or sublease; or (d) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including, without limitation, any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; transfers of tangible property, will not be subject to any stamp tax, recording tax, personal property tax, real estate transfer tax or other similar tax. Unless the Bankruptcy Court orders otherwise, all sales, transfers and assignments of owned and leased property, approved by the Bankruptcy Court on or prior to the Effective Date, shall be deemed to have been in furtherance of, or in connection with, this Plan.

          12.4 Bar Dates for Certain Claims.

               (a) Administrative Claims. The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims, which date will be forty-five (45) days after the Confirmation Date. The Administrative Claims Bar Date will be applicable for Holders of asserted Administrative Claims first accruing after _____, 2003, other than Fee Claims and Indenture Trustee fees. Holders of asserted Administrative Claims, except for Fee Claims, not paid prior to the Confirmation Date must submit proofs of Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth such date and constitute notice of the Administrative Claims Bar Date. The Debtors, Reorganized Polaroid or the Plan Administrator, as the case may be, shall have forty-five
(45) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

               (b) Professional Fee Claims; Substantial Contribution Claims. All persons requesting compensation or reimbursement of Fee Claims pursuant to section 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors prior to the Effective Date (including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases) shall file and serve on Reorganized Polaroid and counsel for Reorganized Polaroid an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized Polaroid, counsel for Reorganized Polaroid and the requesting Professional or other entity no later than sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable request for compensation or reimbursement was served.

               (c) Indenture Trustee Fees. The reasonable fees and expenses of the Indenture Trustee (which includes the reasonable fees and expenses of any professionals retained by the Indenture Trustee), shall be paid in Cash in accordance with the procedures established in this Section, provided that, any distributions to be received by Holders of Allowed Note Claims pursuant to this Plan will not be reduced on account of the payment of any Indenture Trustee's fees and expenses.

          Prior to the Effective Date, the Indenture Trustee will submit to the Debtors appropriate documentation in support of the fees and expenses incurred by the Indenture Trustee through that date (including any estimated fees and expenses through the Effective Date), whether incurred prior to or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred thereafter. Such estimate may include, without limitation, projected fees and expenses relating to surrender and cancellation of notes, distribution of securities, and fees and expenses to be incurred in respect of any challenge to the claims asserted by the Indenture Trustee, whether based on the Notes or the claimed amount of such fees and expense. On or prior to the Effective Date, the Debtors or Reorganized Polaroid will pay the undisputed amount of the Indenture Trustee's fees and expenses.

          No later than 30 days after the Effective Date, or as soon thereafter as may be practical, the Indenture Trustee will deliver a final invoice for its fees and expenses. The Plan Administrator will have a period of 30 days after receipt to review the final invoice and provide the Indenture Trustee with any objection to the final invoice, stating with specificity its objections to particular charges. If the Indenture Trustee receives no objection within 30 days, then the Indenture Trustee shall be paid such amount without the need for any further approval of the Bankruptcy Court. If the Plan Administrator timely advises the Indenture Trustee in writing that it objects to all or a portion of such fees, which objection states with specificity its objection to particular charges, (i) Reorganized Polaroid shall pay the undisputed portion of the fees and expenses and (ii) the Indenture Trustee may either, at its option, submit the disputed portion to the Bankruptcy Court for resolution or exercise its rights under the 1997 Indenture. The Indenture Trustee will not be required to file a fee application or to comply with guidelines and rules applicable to a fee application, and will not be subject to Sections 330 or 503(b) of the Bankruptcy Code.

          The Indenture Trustee's charging lien will be discharged solely upon payment in full of such fees and expenses. Accordingly, nothing herein shall be deemed to impair, waive or discharge the Indenture Trustee's charging lien, for any fees and expenses not paid by the Debtors or Reorganized Polaroid, as applicable.

          12.5 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date, and neither the Debtors, their Estates, Reorganized Polaroid nor the Plan Administrator shall thereafter be liable for the payment from additional fees under 28 U.S.C. ss. 1930 other than with respect to Polaroid's Chapter 11 Case.

          12.6 Amendment or Modification of this Plan. Subject to section 1127 of the Bankruptcy Code and, to the extent applicable, sections 1122, 1123 and 1125 of the Bankruptcy Code, alterations, amendments or modifications of this Plan may be proposed in writing by the Proponents, the Plan Administrator or Reorganized Polaroid at any time prior to or after the Confirmation Date but prior to the substantial consummation of this Plan. A Holder of a Claim or Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such Holder.

          12.7 Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

          12.8 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns, including, without limitation, Reorganized Polaroid. The rights, benefits and obligations of any entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such entity.

          12.9 Plan Supplement. The Plan Supplement shall be filed with the Bankruptcy Court not later than five (5) days prior to the Confirmation Hearing. Upon its filing, the Plan Supplement may be inspected in the office of the clerk of the Bankruptcy Court or its designee during normal business hours. Holders of Claims and Interests may obtain a copy of the Plan Supplement upon written request to Polaroid. The documents contained in the Plan Supplement shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

          12.10 Revocation, Withdrawal or Non-Consummation. The Proponents reserve the right to revoke or withdraw this Plan as to any or all of the Debtors prior to the Confirmation Date and to file subsequent plans of reorganization. If the Proponents revoke or withdraw this Plan as to any or all of the Debtors, or if Confirmation or Consummation as to any or all of the Debtors does not occur, then, with respect to such Debtors, (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied in this Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases affected by this Plan, and any document or agreement executed pursuant to this Plan, shall be deemed null and void, and (c) nothing contained in this Plan shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or any other Person, (ii) prejudice in any manner the rights of such Debtors or any other Person, or
(iii) constitute an admission of any sort by the Debtors or any other Person.

          12.11 Notice. All notices, requests and demands to or upon the Debtors or Reorganized Polaroid to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         If to the Debtors:

         PRIMARY PDC, INC. (f/k/a POLAROID CORPORATION)
         1265 Main Street
         Waltham, Massachusetts 02451
         Telephone:  (781) 386-6505
         Attn: Kevin Pond

         Wind Down Associates, LLC
         2701 N. Rocky Point Drive
         Suite 183
         Tampa, FL 33607
         Telephone: (813) 286-2717
         Attn: Mark S. Stickel

         with copies to:

         SKADDEN, ARPS, SLATE, MEAGHER
           & FLOM LLP
         One Rodney Square
         P.O. Box 636
         Wilmington, Delaware  19899-0636
         (302) 651-3000 Attn: Gregg M. Galardi, Esq.

         If to the Creditors' Committee:

         AKIN GUMP STRAUSS HAUER
           & FELD LLP
         590 Madison Avenue
         New York, NY 10022
         (212) 872-1000 Attn: Fred S. Hodara, Esq.

          12.12 Tax Reporting and Compliance. In connection with this Plan and all instruments issued in connection therewith and distributions thereof, the Debtors, and Reorganized Polaroid, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements. Reorganized Polaroid is hereby authorized, on behalf of each of the Debtors, to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors for all taxable periods ending after the Petition Date through, and including, the Effective Date.

          12.13 Schedules. All Schedules to this Plan and the Plan Supplement are incorporated and are a part of this Plan as if set forth in full herein.

          12.14 Filing of Additional Documents. On or before substantial consummation of this Plan, the Debtors or Reorganized Polaroid, as applicable, shall File such agreements and other documents, in form and substance acceptable the Creditors' Committee or the Plan Committee, as applicable, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

Dated:   Wilmington, Delaware
         January 15, 2003               Respectfully submitted,


                                        PRIMARY PDC, INC.
                                        (f/k/a Polaroid Corporation)
                                        (for itself and on behalf of
                                         the Subsidiary Debtors)

                                        By: /s/ Kevin R. Pond
                                           ----------------------------------
                                        Name:   Kevin R. Pond
                                        Title   President and Secretary

                                        Counsel:

                                        Gregg M. Galardi (I.D. No. 2991)
                                        Eric M. Davis (I.D. No. 3621)
                                        Mark L. Desgrosseilliers (I.D. No. 4083)
                                        SKADDEN, ARPS, SLATE, MEAGHER
                                          & FLOM LLP
                                        One Rodney Square
                                        P.O. Box 636
                                        Wilmington, Delaware  19899-0636
                                        (302) 651-3000

                                                  -and-

                                        Eric W. Kaup
                                        SKADDEN, ARPS, SLATE, MEAGHER
                                            & FLOM (ILLINOIS)
                                        333 West Wacker Drive
                                        Chicago, Illinois  60606-1285
                                        (312) 407-0700

                                         Attorneys for Debtors and
                                         Debtors in Possession

                                                  -and-


                                         Brendan L. Shannon (I.D. No. 3136)
                                         Robert S. Brady (I.D. No. 2847)
                                         Joseph A. Malfitano (I.D. No. 4020)
                                         YOUNG CONAWAY STARGATT
                                           & TAYLOR, LLP
                                         The Brandywine Building
                                         1000 West Street, 17th Floor
                                         Wilmington, Delaware 19801
                                         (302) 571-6600


                                                  -and-

                                         Fred S. Hodara
                                         Philip C. Dublin
                                         Nava Hazan
                                         AKIN GUMP STRAUSS HAUER
                                            & FELD LLP
                                         590 Madison Avenue
                                         New York, New York  10022
                                         (212) 872-1000

                                         Attorneys for the Official Committee
                                         of Unsecured Creditors